Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

DATED AS OF SEPTEMBER 9, 2005

AMONG

FOREST OIL CORPORATION,

SML WELLHEAD CORPORATION,

MARINER ENERGY, INC.

AND

MEI SUB, INC.

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

ARTICLE II

THE MERGER

i

		ARTICLE IX

		MISCELLANEOUS

	Section 9.1	Survival of Representations, Warranties and Agreements; Indemnification	73
	Section 9.2	Expenses	74
	Section 9.3	Notices	74
	Section 9.4	Certain Construction Rules	75
	Section 9.5	Severability	76
	Section 9.6	Assignment; Binding Effect	76
	Section 9.7	No Third Party Beneficiaries	76
	Section 9.8	Limited Liability	76
	Section 9.9	Entire Agreement	77
	Section 9.10	Governing Law	77
	Section 9.11	Counterparts	77
	Section 9.12	Specific Performance	77
	Section 9.13	Waiver of Jury Trial	77

Schedules

Exhibit A	-	Distribution Agreement
Exhibit B	-	Initial Officers of the Company
Exhibit C	-	Certificate of Incorporation of the Company
Exhibit D	-	Bylaws of the Company
Exhibit E	-	Relocation and Severance Benefits
Exhibit F	-	Rule 145 Affiliate Agreement
Exhibit G	-	Form of Forest Officers’ Certificate
Exhibit H	-	Form of Company Officers’ Certificate

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of September 9, 2005, is among Forest Oil Corporation, a New York corporation (“Forest”), SML Wellhead Corporation, a Delaware corporation and a wholly owned subsidiary of Forest (“Spinco”), Mariner Energy, Inc., a Delaware corporation (the “Company”), and MEI Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”).

WHEREAS, prior to the Distribution Date (as such term and other capitalized terms are defined in Article I hereof), and subject to the terms and conditions set forth in the Distribution Agreement of even date herewith by and between Forest and Spinco, in the form attached hereto as Exhibit A (the “Distribution Agreement”), Forest intends to transfer or cause to be transferred to Spinco all of the Spinco Assets, and Spinco intends to assume all of the Spinco Liabilities, as contemplated by the Distribution Agreement (such transfer and assumption collectively, the “Contribution”);

WHEREAS, subject to the conditions set forth in the Distribution Agreement, on the Distribution Date, Forest intends to distribute all of the issued and outstanding shares of Spinco Common Stock on a pro rata basis to the holders as of the Record Date (as defined in the Distribution Agreement) of the outstanding Forest Common Stock (the “Distribution”);

WHEREAS, at the Effective Time, the parties intend to effect a merger of Merger Sub with and into Spinco, with Spinco being the surviving corporation of the Merger;

WHEREAS, the Board of Directors of the Company (i) has determined that the Merger is fair to, and in the best interests of, the Company and its stockholders and has approved this Agreement and the Merger, and (ii) has recommended the adoption of this Agreement by the stockholders of the Company, and the Company, as the sole stockholder of Merger Sub, has adopted this Agreement;

WHEREAS, the Board of Directors of Merger Sub has approved this Agreement and the transactions contemplated hereby, including the Merger;

WHEREAS, the Board of Directors of Forest (i) has approved this Agreement and the Distribution Agreement and the transactions contemplated hereby and thereby, including the Contribution, the Distribution and the Merger, and (ii) has determined that the Merger is fair to, and in the best interests of, Forest and its shareholders;

WHEREAS, the Board of Directors of Spinco (i) has determined that the Merger is fair to, and in the best interests of, Spinco and its stockholder and has approved this Agreement, and Forest, as the sole stockholder of Spinco, has adopted this Agreement, and (ii) has approved the Distribution Agreement and the transactions contemplated hereby and thereby, including the Contribution and the Distribution; and

WHEREAS, the parties to this Agreement intend that the Contribution and the Distribution qualify under Sections 368(a) and 355 of the Code, respectively, and that the Merger qualify as a reorganization under Section 368(a) of the Code, and the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Code;

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS

“2004 Spinco IDC” shall have the meaning specified in Section 6.21.

“Acquisition Proposal” shall have the meaning specified in Section 6.11(g).

“Acquisition Group” shall have the meaning specified in Section 6.11(g).

“Action” shall mean any litigation, claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

“Affiliate” shall mean, with respect to any specified Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that for purposes of this Agreement, from and after the Distribution Date, no member of either Group shall be deemed an Affiliate of any member of the other Group.

“Agreement” shall mean this Agreement and Plan of Merger.

“Approved for Listing” shall mean, with respect to shares of Spinco Common Stock, that such shares have been approved for listing on the NYSE or Nasdaq, subject to official notice of issuance.

“Certificate of Merger” shall have the meaning specified in Section 2.6.

“Certificates” shall have the meaning specified in Section 2.3.

“Change of Recommendation” shall have the meaning specified in Section 6.11(d).

“Closing” shall have the meaning specified in Section 2.5.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning specified in the preamble hereof.

“Company Benefit Plans” shall have the meaning set forth in Section 5.12(a).

“Company Common Stock” shall mean the common stock, par value $.0001 per share, of the Company.

“Company Consent” shall mean the consent of the Company.

“Company Disclosure Schedule” shall mean the schedule prepared and delivered by the Company to Forest and Spinco as of the date of this Agreement, setting forth, among other things, certain information that, to the extent provided herein, qualifies certain representations, warranties and agreements of the Company made in this Agreement.

“Company Employee” shall have the meaning set forth in Section 5.12(a).

“Company Financial Statements” shall have the meaning specified in Section 5.4(b).

“Company Preferred Stock” shall mean the Preferred Stock, par value $.0001 per share, of the Company.

“Company Reserve Report” shall have the meaning specified in Section 5.24.

“Company Savings Plan” shall have the meaning specified in Section 6.8(d).

“Company Stock Plans” shall mean the Mariner Energy, Inc. Stock Incentive Plan, effective as of March 11, 2005, and the Mariner Energy, Inc. Equity Participation Plan, effective March 11, 2005.

“Company Stockholders Meeting” shall have the meaning specified in Section 2.4(a).

“Company Subsidiaries” shall mean all direct and indirect Subsidiaries of the Company.

“Company Voting Debt” shall have the meaning specified in Section 5.2.

“Company Welfare Plans” shall have the meaning specified in Section 6.8(c).

“Confidentiality Agreement” shall mean the Confidentiality Agreement, dated as of May 23, 2005, between Forest and the Company.

“Continuing Company Employees” shall have the meaning set forth in Section 6.8(a).

“Continuing Spinco Employees” shall have the meaning set forth in Section 6.8(a).

“Contract” shall mean any loan or credit agreement, note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other binding agreement, obligation or commitment.

“Contribution” shall have the meaning set forth in the Recitals hereto.

“Controlling Person” shall have the meaning specified in Section 9.1(b).

“Derivative Transaction” shall mean a derivative transaction within the coverage of Statement of Financial Accounting Standards No. 133, including any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of such transactions) or combination of any of such transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral, transportation or other similar arrangements or agreements related to such transactions.

“DGCL” shall mean the General Corporation Law of the State of Delaware.

“Disclosure Schedules” shall mean, collectively, the Forest Disclosure Schedule, the Spinco Disclosure Schedule and the Company Disclosure Schedule.

“Distribution” shall have the meaning set forth in the Recitals hereto.

“Distribution Agreement” shall have the meaning set forth in the Recitals hereto.

“Distribution Date” shall mean the date and time that the Distribution shall become effective.

“Effective Time” shall have the meaning specified in Section 2.6.

“Employee Benefits Agreement” shall mean the Employee Benefits Agreement of even date herewith between Forest and Spinco, in the form attached to the Distribution Agreement.

“Environmental Laws” shall mean any and all federal, state or local statute, rule, regulation or ordinance, and any judicial or administrative interpretation thereof, including any guidance document, cleanup standard, Order or determination issued, promulgated, approved or entered thereunder by any Governmental Authority, relating to pollution or the protection, cleanup or restoration of the environment, protection of species or ecosystems, or to human health, safety or natural resources, including those established by or promulgated under the Federal Clean Air Act, the Federal Oil Pollution Act, the Federal Water Pollution Control Act, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation, and Liability Act, the Federal Toxic Substances Control Act, the Federal Coastal Zone Management Act, the Federal Outer Continental Shelf Lands Act, the Federal Endangered Species Act, the Federal Marine Mammal Protection Act, the Federal National Environmental Policy Act, and similar state laws.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean, with respect to any Person, any other Person or any trade or business, whether or not incorporated, that, together with such first Person would be deemed a “single employer” within the meaning of section 4001(b) of ERISA.  For all purposes under this

Agreement, Forest shall be deemed to be an ERISA Affiliate of Spinco, regardless of whether the Distribution has occurred.

“Estimated Basis” shall have the meaning specified in Section 6.21.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations of the SEC promulgated thereunder.

“Exchange Agent” shall have the meaning specified in Section 2.8(a).

“Exchange Fund” shall have the meaning specified in Section 2.8(a).

“Forest” shall have the meaning specified in the preamble hereof.

“Forest Common Stock” shall mean the common stock, par value $.10 per share, of Forest.

“Forest Disclosure Schedule” shall mean the schedule prepared and delivered by Forest to the Company as of the date of this Agreement, setting forth, among other things, certain information that, to the extent provided herein, qualifies certain representations, warranties and agreements of Forest made in this Agreement.

“Forest Group” shall mean Forest and the Forest Subsidiaries.

“Forest Incentive Plans” shall mean the Forcenergy Inc. 1999 Stock Plan and the Forest 2001 Stock Incentive Plan.

“Forest Rights” shall mean the common stock purchase rights issued pursuant to the First Amended and Restated Rights Agreement, dated as of October 17, 2003, by and between Forest and Mellon Investor Services LLC.

“Forest Savings Plan” shall have the meaning specified in Section 6.8(d).

“Forest Stock Option” shall mean an option to acquire Forest Common Stock granted pursuant to a Forest Incentive Plan that is held by a Continuing Spinco Employee as of the Effective Time.

“Forest Subsidiaries” shall mean all direct and indirect Subsidiaries of Forest immediately after the Distribution Date.

“GAAP” shall mean United States generally accepted accounting principles.

“Governmental Authority” shall mean any federal, state or local court, administrative agency, board, bureau or commission or other governmental department, authority or instrumentality or any subdivision, agency, commission or authority thereof.

“Group” shall mean the Forest Group or the Spinco Group, as the case may be.

“Hazardous Material” shall mean any substance, material or waste regulated under Environmental Laws, and includes petroleum and any derivative thereof.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“HSR Agencies” shall mean the Federal Trade Commission and the Antitrust Division of the Department of Justice.

“Indemnified Party” shall have the meaning set forth in Section 6.12(a).

“Information” shall mean all records, books, contracts, instruments, computer data and other data and information.

“IRS” shall mean the United States Internal Revenue Service or any successor thereto, including, but not limited to its agents, representatives and attorneys.

“Knowledge” of any Person or person shall mean the knowledge after due inquiry of the executive officers of such Person (including, with respect to Forest’s or Spinco’s knowledge, the head of the Spinco Business unit).

“Licenses” shall mean any license, authorization, permit, certificate, variance, exemption, Order, franchise or approval from any Governmental Authority.

“Liens” has the meaning set forth in Section 4.21.

“Losses” shall have the meaning set forth in Section 9.1(b).

“Material Adverse Effect,” with respect to any Person, shall mean any circumstance, change or effect that is or is reasonably likely to be materially adverse to (i) the business, operations, assets, liabilities, results of operations or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole (which may include damage attributable, both directly and indirectly, to Hurricane Katrina), except for such effects on or changes in general economic or capital market conditions and effects and changes that generally affect the U.S. domestic oil and gas exploration and production business, or (ii) the ability of such Person to perform its obligations hereunder or under the other Transaction Agreements, in each case other than any such circumstance, change or effect that relates to or results primarily from (x) the announcement, pendency or consummation of the transactions contemplated by this Agreement or the other Transaction Agreements or (y) acts of war, insurrection, sabotage or terrorism; provided, however, that damages attributable to Hurricane Katrina disclosed in the September 9, 2005 written damage report of the Company and in the September 9, 2005 written damage report of Forest, respectively, shall not be taken into account in determining whether a Material Adverse Effect exists or has occurred.

“Merger” shall have the meaning specified in Section 2.1(b).

“Merger Consideration” shall mean the number of shares of Company Common Stock issuable at the Effective Time in exchange for one share of Spinco Common Stock in accordance with the provisions of Section 2.2(a).

“Merger Sub” shall have the meaning specified in the preamble hereto.

“Nasdaq” shall mean The Nasdaq Stock Market.

“NYBCL” shall mean the Business Corporation Law of the State of New York.

“NYSE” shall mean the New York Stock Exchange, Inc.

“Offshore Gulf of Mexico” shall mean (i) the Outer Continental Shelf, as defined at 43 U.S.C. 1331(a), located in the Gulf of Mexico, and (ii) lands submerged in offshore waters within the jurisdiction of Alabama, Florida, Louisiana, Mississippi or Texas.

“Option Exchange Ratio” shall have the meaning specified in Section 2.9(b).

“Order” shall mean any decree, judgment, injunction, writ, rule or other order of any Governmental Authority.

“Out-of-Pocket Expenses” shall have the meaning specified in Section 8.3(a).

“PBGC” shall mean the U.S. Pension Benefit Guaranty Corporation.

“Permitted Liens” of any Person shall mean any (a) purchase money Liens and Liens in connection with capital leases, in each case upon or in any equipment acquired or held by such Person in the ordinary course of business; provided that, the indebtedness secured by such Liens (i) was incurred solely for the purpose of financing the acquisition of such equipment, and does not exceed the aggregate purchase price of such equipment, (ii) is secured only by such equipment and not by any other assets of such Person or its Subsidiaries, (iii) is not increased in amount and (iv) is not described in the Forest Disclosure Schedule, Spinco Disclosure Schedule or Company Disclosure Schedule; (b) Liens for Taxes, assessments, or other governmental charges or levies not yet due or that (provided that foreclosure, sale, or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings; (c) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction, or similar Liens arising by operation of law in the ordinary course of business in respect of obligations that are not yet due or that are being contested in good faith by appropriate proceedings; (d) Liens to operators and non-operators under joint operating agreements arising in the ordinary course of the business of such Person to secure amounts owing, which amounts are not yet due or are being contested in good faith by appropriate proceedings; (e) royalties, overriding royalties, net profits interests, production payments, reversionary interests, calls on production, preferential purchase rights and other burdens on or deductions from the proceeds of production, that do not secure indebtedness for borrowed money; (f) Liens arising in the ordinary course of business out of pledges or deposits under workers’ compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation or to secure public or statutory obligations of such Person; (g) operating agreements, unitization and pooling agreements and orders, production handling agreements, processing agreements, transportation agreements, sales agreements, farmout agreements, gas balancing agreements and other agreements, in each case that are customary in the oil, gas and mineral exploration and production business and that are entered into in the ordinary course of business, to the extent that such Liens do not materially impair the use of the property covered by such Lien for the purposes for which such property is held by such Person; (h) consents to assignments, rights reserved to or vested in any Governmental Authority or lessor, and rights of set-off and banker’s liens in each case that do not secure indebtedness; and (i) easements, rights-of-way, restrictions, and other similar encumbrances, and minor defects in the chain of title that are customary in the oil and gas industry, none of which interfere with the ordinary conduct of the business of such Person or any Subsidiary of such Person or materially detract from the value or use of the property to which they apply.

“Person” or “person” shall mean a natural person, corporation, company, partnership, limited partnership, limited liability company or other entity, including a Governmental Authority.

“Privileged Information” shall have the meaning specified in the Distribution Agreement.

“Proxy Statement/Prospectus” shall mean the proxy statement/prospectus to be distributed to the stockholders of the Company in connection with the Merger and the transactions contemplated by this Agreement, including any preliminary proxy statement/prospectus or definitive proxy statement/prospectus filed with the SEC in accordance with the terms and provisions hereof.  The Proxy Statement/Prospectus shall constitute a part of the Registration Statement on Form S-4.

“Registration Statements” shall mean the Registration Statement on Form S-4 to be filed by the Company with the SEC to effect the registration under the Securities Act of the issuance of the shares of Company Common Stock into which shares of Spinco Common Stock will be converted pursuant to the Merger, the Registration Statement on Form S-1 to be filed by the Company with the SEC to effect the registration under the Securities Act of the resale of the shares of Company Common Stock by certain selling stockholders and the registration statement on Form 10 (or, if such form is not appropriate, the appropriate form pursuant to the Exchange Act) to be filed by Spinco with the SEC to effect the registration under the Exchange Act of Spinco Common Stock in connection with the Distribution.

“Representative” shall mean, with respect to any Person, any of such Person’s directors, officers, employees, agents, consultants, advisors, accountants, attorneys and representatives.

“Requisite Approval” shall have the meaning specified in Section 5.20.

“Retention Benefit” shall have the meaning specified in Section 6.8(g).

“Retention Period” shall have the meaning specified in Section 6.8(e).

“Rule 145 Affiliate” shall have the meaning specified in Section 6.13.

“Rule 145 Affiliate Agreement” shall have the meaning specified in Section 6.13.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, together with the rules and regulations of the SEC promulgated thereunder.

“Significant Subsidiary” shall have the meaning set forth in Rule 1-02 of Regulation S-X of the Exchange Act.

“Spinco” shall have the meaning specified in the preamble hereof.

“Spinco 2004 Financial Statements” shall have the meaning set forth in Section 4.4.

“Spinco Assets” shall have the meaning specified in the Distribution Agreement.

“Spinco Benefit Plans” shall have the meaning specified in Section 4.12(a).

“Spinco Business” shall have the meaning specified in the Distribution Agreement.

“Spinco Common Stock” shall mean the Common Stock, par value $.10 per share, of Spinco.

“Spinco Disclosure Schedule” shall mean the schedule prepared and delivered by Spinco to the Company as of the date of this Agreement, setting forth, among other things, certain information that, to the extent provided herein, qualifies certain representations, warranties and agreements of Forest and Spinco made in this Agreement.

“Spinco Employee” shall have the meaning specified in Section 4.12(a).

“Spinco Financial Statements” shall have the meaning specified in Section 4.4.

“Spinco Group” shall mean Spinco and the Spinco Subsidiaries.

“Spinco Liabilities” shall have the meaning specified in the Distribution Agreement.

“Spinco Preferred Stock” shall mean the Preferred Stock of Spinco.

“Spinco Reserve Report” shall have the meaning specified in Section 4.23.

“Spinco Subsidiaries” shall mean all direct and indirect Subsidiaries of Spinco immediately after the Distribution Date and prior to the Effective Time.

“Spinco Voting Debt” shall have the meaning specified in Section 4.2.

“Subsidiary” shall mean, with respect to any Person, a corporation, partnership, limited liability company or other entity in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, has either (i) a majority ownership in the equity thereof, (ii) the power, under ordinary circumstances, to elect, or to direct the election of, a majority of the board of directors or other governing body of such entity, or (iii) the title or function of general partner or manager, or the right to designate the Person having such title or function.

“Superior Offer” shall have the meaning specified in Section 6.11(g).

“Surviving Corporation” shall have the meaning set forth in Section 2.1(b).

“Taxes” shall mean all taxes, charges, fees, duties, levies, imposts, rates or other assessments imposed by any federal, state, local or foreign Taxing Authority, including, but not limited to, income, gross receipts, excise, property, sales, use, license, capital stock, transfer, franchise, payroll, withholding, social security, value added or other taxes (including any interest, penalties or additions attributable thereto) and a “Tax” shall mean any one of such Taxes.

“Tax Return” means any return, report, certificate, form or similar statement or document (including any related or supporting information or schedule attached thereto and any information return, amended tax return, claim for refund or declaration of estimated Tax) required to be supplied to, or filed with, a Taxing Authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

“Tax Sharing Agreement” shall mean the Tax Sharing Agreement of even date herewith between Forest, Spinco and the Company.

“Taxing Authority” means any Governmental Authority or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including the IRS).

“Termination Date” shall mean the date, if any, on which this Agreement is terminated pursuant to Section 8.1.

“Termination Fee” shall have the meaning specified in Section 8.3(b).

“Termination for Cause” shall have the meaning assigned to such term in Forest’s Severance Plan as in effect on the date of this Agreement.

“Third Party Provisions” shall have the meaning specified in Section 9.7.

“Transaction Agreements” shall mean this Agreement, the Distribution Agreement, the Employee Benefits Agreement, the Transition Services Agreement and the Tax Sharing Agreement.

“Transition Services Agreement” shall mean the Transition Services Agreement of even date herewith between Forest and its affiliates and Spinco and its affiliates in the form attached to the Distribution Agreement.

“Unvested Forest Stock Option” shall mean the portion of a Forest Stock Option representing the shares of Forest Common Stock for which such option is not exercisable as of the Effective Time.

ARTICLE II

THE MERGER

Section 2.1             Distribution and Merger.

(a)           Subject to the terms and conditions of the Distribution Agreement, prior to or on the Distribution Date, the parties thereto shall effect the various transactions contemplated by the Distribution Agreement.

(b)           At the Effective Time:  (i) Merger Sub shall be merged with and into Spinco (the “Merger”), the separate existence of Merger Sub shall cease and Spinco shall continue as the surviving corporation of the Merger (sometimes referred to herein as the “Surviving Corporation”); (ii) the Amended and Restated Certificate of Incorporation of Spinco as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter duly amended in accordance with applicable law and such Certificate of Incorporation; and (iii) the Amended and Restated Bylaws of Spinco as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter duly amended in accordance with applicable law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

(c)           The Board of Directors of the Company from and after the Effective Time shall be increased to seven (7) directors, five of whom shall be the directors of the Company immediately prior to the Effective Time, and two of whom shall be mutually agreed by Forest and the Company prior to the Effective Time.  The initial officers of the Company from and after the Effective Time shall be as set forth in Exhibit B hereto.  Such directors and officers of the Company shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Company’s Certificate of Incorporation and Bylaws.  The Board of Directors of the Company shall also appoint committees as appropriate, including an audit committee, a compensation committee and a nominating committee.  The Certificate of Incorporation and Bylaws of the Company at the Effective Time shall be substantially in the forms attached hereto as Exhibit C and Exhibit D, respectively.  The corporate and operational headquarters of the Company will be located in Houston, Texas.

(d)           The directors of Merger Sub shall, from and after the Effective Time, be the directors of the Surviving Corporation.  The officers of Merger Sub shall, from and after the Effective Time, be the officers of the Surviving Corporation.  Such directors and officers of the Surviving Corporation shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s Certificate of Incorporation and Bylaws.

(e)           The Merger shall have the effects set forth in this Article II and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Spinco and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of Spinco and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

Section 2.2             Effect on Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Spinco or any holder of any Spinco Common Stock:

(a)           Each share of Spinco Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.2(b)) shall be automatically converted into the right to receive one fully paid and nonassessable share of Company Common Stock; provided, however, that in the event that, subsequent to the date hereof but prior to the Effective Time, the outstanding shares of Spinco Common Stock shall have been changed into a different number of shares as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization or other similar transaction, the Merger Consideration shall be appropriately adjusted to provide the holders of the Spinco Common Stock the same economic effect contemplated by this Agreement prior to such event.

(b)           Each share of Spinco Common Stock held by Spinco as treasury stock and each share of Spinco Common Stock owned by the Company or Merger Sub, in each case immediately prior to the Effective Time, shall be canceled and shall cease to exist and no stock or other consideration shall be delivered in exchange therefor.

(c)           Each share of common stock, par value $.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $.10 per share, of the Surviving Corporation.

Section 2.3             Cancellation of Stock.  Each share of Spinco Common Stock issued and outstanding immediately prior to the Effective Time, when converted in accordance with Section 2.2, shall no longer be outstanding and shall automatically be canceled and shall cease to exist.  Each holder of a certificate that, immediately prior to the Effective Time, represented outstanding shares of Spinco Common Stock (collectively, the “Certificates”) shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such Certificate, a certificate representing the shares of Company Common Stock to which such holder is entitled pursuant to Section 2.2 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.8(c).

Section 2.4             Stockholders Meeting.

(a)           As promptly as practicable following the date hereof and the effectiveness of the Registration Statements, the Company, subject to Section 6.11, shall call a special meeting of its stockholders (the “Company Stockholders Meeting”) to be held as promptly as practicable for the purpose of voting upon (i) the adoption of this Agreement and (ii) any related matters.  Subject to Section 6.11, this Agreement shall be submitted for adoption to the stockholders of the Company at such special meeting.  Without limiting the generality of the foregoing, the Company shall cause the Company Stockholders Meeting to be held and such vote taken within 60 days following the effectiveness of Spinco’s Registration Statement on Form S-4.  The Company shall deliver to the Company’s stockholders the Proxy Statement/Prospectus in definitive form in connection with the Company Stockholders Meeting at the time and in the manner provided by the applicable provisions of the DGCL, the Exchange Act and the Company’s Second Amended and Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws and shall conduct the Company Stockholders Meeting and the solicitation of proxies in connection therewith in compliance with such statutes, charter and bylaws.

(b)           Subject to Section 6.11 and its fiduciary duty under applicable law, the Board of Directors of the Company shall recommend that the Company’s stockholders adopt this Agreement and approve the transactions contemplated hereby, and such recommendations shall be set forth in the Proxy Statement/Prospectus.  The Company shall comply with its obligations under Section 2.4(a) whether or not its Board of Directors withdraws, modifies or changes its recommendation regarding this Agreement or recommends any other offer or proposal.

Section 2.5             Closing.  Unless the transactions herein contemplated shall have been abandoned and this Agreement terminated pursuant to Section 8.1, the closing of the Merger and the other transactions contemplated hereby (the “Closing”) shall take place at the offices of Baker Botts L.L.P., in Houston, Texas at 10:00 a.m., Central time, as promptly as practicable and in no event later than the second business day following the satisfaction or, if permissible, waiver of the conditions set forth in Article VII (except for those conditions that, by the express terms thereof, are not capable of being satisfied until the Effective Time), or at such other time and place as Spinco and the Company shall agree in writing.

Section 2.6             Effective Time.  Upon the terms and subject to the conditions of this Agreement, as soon as practicable at or after the Closing, a certificate of merger shall be filed with the Secretary of State of the State of Delaware with respect to the Merger (the “Certificate of Merger”), in such form as is required by, and executed in accordance with, the applicable provisions of the DGCL. The Merger shall become effective at the time of filing of the Certificate of Merger or at such later time as the parties hereto may agree and as is provided in the Certificate of Merger.  The date and time at which the Merger shall become so effective is herein referred to as the “Effective Time.”

Section 2.7             Closing of Transfer Books.  From and after the Effective Time, the stock transfer books of Spinco shall be closed and no transfer shall be made of any shares of capital stock of Spinco that were outstanding immediately prior to the Effective Time.

Section 2.8             Exchange of Certificates.

(a)           Exchange Agent.  Prior to the Effective Time, the Company shall deposit with such bank or trust company as shall be agreed upon by Spinco and the Company (the “Exchange Agent”), for the benefit of holders of shares of Spinco Common Stock and for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Company Common Stock issuable pursuant to Section 2.2 in exchange for outstanding shares of Spinco Common Stock as of the Effective Time (such certificates for shares of Company Common Stock, together with any dividends or distributions with respect thereto to which the holders thereof may be entitled pursuant to Section 2.8(c), being hereinafter referred to as the “Exchange Fund”). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Company Common Stock contemplated to be issued pursuant to Section 2.2 from the shares of stock held in the Exchange Fund.  The Exchange Fund shall not be used for any other purpose.

(b)           Exchange Procedures.  As promptly as practicable after the Effective Time, the Company shall cause the Exchange Agent to mail or deliver to each holder of record of a Certificate or Certificates whose shares were converted pursuant to Section 2.2 into the right to receive shares of Company Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Spinco and the Company may reasonably specify) and (ii) instructions for the use of such letter of transmittal in effecting the surrender of the Certificates in exchange for certificates representing the shares of Company Common Stock that such holder has the right to receive pursuant to this Article II. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Spinco and the Company, together with such letter of transmittal, duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Company Common Stock that such holder has the right to receive pursuant to this Article II (and any dividends or distributions pursuant to Section 2.8(c)), and the Certificate so surrendered shall forthwith be canceled.  In the event of a transfer of ownership of shares of Spinco Common Stock that is not registered in the transfer records of Spinco, a certificate representing the proper number of shares of Company Common Stock (and any dividends or distributions pursuant to Section 2.8(c)) may be issued to a transferee only on the condition that the Certificate formerly representing such shares of Spinco Common Stock is presented to the Exchange Agent, properly endorsed, and accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid or that no such taxes are applicable.  Until surrendered as contemplated by this Section 2.8, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing shares of Company Common Stock (and any dividends or distributions pursuant to Section 2.8(c)).  The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Company Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of persons entitled thereto.

If any Certificate shall have been lost, stolen, mislaid or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen, mislaid or destroyed, the Company shall cause to be delivered in exchange for such lost, stolen, mislaid or destroyed Certificate the consideration deliverable in respect thereof as determined in accordance with this Article II. When authorizing the delivery of such consideration in exchange therefor, the Company may, in its sole discretion and as a condition precedent to the delivery thereof, require the owner of such lost, stolen, mislaid or destroyed Certificate to give the Company a bond, in form and substance reasonably satisfactory to the Company, and in such sum as the

Company may reasonably direct, as indemnity against any claim that may be made against the Company or the Exchange Agent with respect to the Certificate alleged to have been lost, stolen, mislaid or destroyed.

(c)           Distributions with Respect to Unexchanged Shares.  No dividends or other distributions declared or made after the Effective Time with respect to Company Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Company Common Stock which such holder is entitled to receive pursuant to the terms hereof, until the holder of record of such Certificate shall surrender such Certificate.  Subject to the effect of applicable laws, following the surrender of any such Certificate, there shall be paid to the record holder of the certificates representing shares of Company Common Stock issued in exchange therefor, without interest (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Company Common Stock and (ii) at the appropriate payment date therefor, the amount of dividends or other distributions with a record date after the Effective Time but prior to the surrender of such Certificate and a payment date subsequent to the surrender of such Certificate payable with respect to such whole shares of Company Common Stock.  Spinco shall deposit in the Exchange Fund all such dividends and distributions.

(d)           No Further Ownership Rights in Spinco Common Stock.  All shares of Company Common Stock issued upon the surrender for exchange of Certificates formerly representing shares of Spinco Common Stock (including any cash paid pursuant to Section 2.8(c)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Spinco Common Stock.  If, after the Effective Time, Certificates are presented to the Company or the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

(e)           Termination of Exchange Fund.  Any portion of the Exchange Fund made available to the Exchange Agent that remains undistributed to the holders of Spinco Common Stock on the eighteen-month anniversary of the Effective Time shall be delivered to the Company, upon demand, and any stockholders of Spinco who have not theretofore complied with this Article II shall thereafter look only to the Company for payment of their claim for Company Common Stock and any dividends or distributions with respect to Company Common Stock to which they are entitled pursuant to Section 2.8(c).

(f)            No Liability.  Neither the Company nor the Surviving Corporation shall be liable to any holder of a Certificate or any holder of shares of Company Common Stock for shares of Company Common Stock (or dividends or distributions with respect thereto or with respect to Spinco Common Stock) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Section 2.9             Certain Stock Options.

(a)           Not later than immediately before the Effective Time, Forest and the Company shall take such actions as may be required to provide that, effective as of the Effective Time, each Unvested Forest Stock Option shall be converted into an option to acquire (from the

Company), on the same terms and conditions as were applicable under such Unvested Forest Stock Option immediately before the Effective Time, the number of shares of Company Common Stock determined by multiplying the number of shares of Forest Common Stock subject to such Unvested Forest Stock Option immediately before the Effective Time by the Option Exchange Ratio (rounded to the nearest whole number of shares), at a price per share (rounded to the nearest whole cent) equal to the exercise price per share of Forest Common Stock otherwise purchasable pursuant to such Unvested Forest Stock Option divided by the Option Exchange Ratio; provided, however, that with respect to any Unvested Forest Stock Option, such conversion shall be effected such that (i) the aggregate intrinsic value of the award immediately after the conversion is not greater than the aggregate intrinsic value (as determined pursuant to GAAP) of the Unvested Forest Stock Option immediately before the conversion, (ii) the ratio of the exercise price per share to the market value per share is not reduced as a result of the conversion and (iii) the substitution requirements of Q&A 4(d)(ii) of Internal Revenue Service Notice 2005-1 are otherwise met.

(b)           For purposes of Section 2.9(a) above, “Option Exchange Ratio” shall mean the quotient (rounded to the third decimal place) determined by dividing (i) the average of the daily closing prices per share of Forest Common Stock on the NYSE Composite Transactions Reporting System (regular way), as reported in The Wall Street Journal, for the last five trading days immediately preceding the Effective Time by (ii) the average of the daily closing prices per share of Company Common Stock on the NYSE Composite Transactions Reporting System (regular way) or on Nasdaq (regular way), as applicable and as reported in The Wall Street Journal, for the first five trading days following the Effective Time.  The Option Exchange Ratio shall be subject to appropriate adjustment in the event of any stock split, stock dividend or recapitalization after the date of this Agreement applicable to shares of Forest Common Stock or Company Common Stock.  The Company shall take all actions necessary to reserve for issuance, from and after the Effective Time, a sufficient number of shares of Company Common Stock for delivery pursuant to the options described in Section 2.9(a).  On or as soon as practicable after the Effective Time, the Company (x) shall cause to be filed with the SEC a registration statement on an appropriate form under the Securities Act with respect to shares of Company Common Stock subject to the options described in Section 2.9(a) and shall use reasonable efforts to maintain the current status of the prospectus contained therein, as well as to comply with any applicable state securities or “blue sky” laws, for so long as such options remain outstanding and (y) shall cause the shares of Company Common Stock subject to the options described in Section 2.9(a) to be listed on the NYSE or quoted on Nasdaq.

(c)           The provisions of this Section 2.9 shall not apply to any Forest Stock Option (or portion thereof) that is subject to Section 3.1 of the Employee Benefits Agreement.

(d)           By adopting or approving this Agreement, (i) the Board of Directors of the Company shall be deemed to have approved and authorized each and every amendment to any of the Company Stock Plans as the officers of the Company may deem necessary or appropriate to give effect to the preceding provisions of this Section 2.9, and (ii) the Board of Directors of Forest shall be deemed to have approved and authorized each and every amendment to any of the Forest Incentive Plans and the Forest Stock Options as the officers of Forest may deem necessary or appropriate to give effect to the preceding provisions of this Section 2.9.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF FOREST

Except as set forth in the Forest Disclosure Schedule (with specific reference to the particular Section of this Agreement to which the information set forth in such disclosure schedule relates; provided, that any information set forth in one section of the Forest Disclosure Schedule shall be deemed to apply to each other Section thereof to which it is relevant), Forest represents and warrants to the Company as follows:

Section 3.1             Organization; Qualification.  Forest is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

Section 3.2             Corporate Authority; No Violation.  Forest has the corporate power and authority to enter into this Agreement and each other Transaction Agreement and to carry out its obligations hereunder and thereunder.  The execution, delivery and performance by Forest of this Agreement and each other Transaction Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Forest and no other corporate proceedings on the part of Forest are necessary to consummate the transactions contemplated hereby and thereby.  This Agreement has been duly executed and delivered by Forest and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding agreement of Forest, enforceable against Forest in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).  Each other Transaction Agreement has been duly executed and delivered by Forest and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes a legal, valid and binding agreement of Forest, enforceable against Forest in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).  Except for matters expressly contemplated by this Agreement and for such matters described in clauses (b), (c) and (d) below as would not, individually or in the aggregate, have a Material Adverse Effect on Forest, the Spinco Business or Spinco, neither the execution and delivery by Forest of this Agreement and each other Transaction Agreement, nor the consummation by Forest of the transactions contemplated hereby or thereby and the performance by Forest of this Agreement and each other Transaction Agreement will (a) violate or conflict with any provisions of Forest’s Certificate of Incorporation or Bylaws; (b) require any consent, approval, authorization or permit of, registration, declaration or filing with, or notification to, any Governmental Authority or any other Person; (c) result in any breach of or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, cancellation, amendment or acceleration of any obligation or the loss of any benefit under, any Contract to which Forest or any of its Subsidiaries is a party or by which Forest or any of its Subsidiaries is bound or affected; (d) result in the creation of a lien, pledge, security interest, claim or other encumbrance on any of the issued and outstanding shares of Spinco Common Stock, capital stock of any Spinco Subsidiary or on any of the Spinco Assets pursuant to any Contract to which Forest or any of its Subsidiaries (including Spinco and its Subsidiaries) is a party or by which Forest or its Subsidiaries is bound or affected; or (e) violate or conflict with any Order, law, ordinance, rule or regulation applicable to Forest or any of its Subsidiaries (including Spinco and its Subsidiaries), or any of the properties, business or assets of any of the foregoing.  Section 3.2 of the Forest Disclosure Schedule identifies all material consents, approvals and authorizations of any Governmental Authority that are legally required to be obtained by Forest for the consummation of the transactions contemplated by the Transaction Agreements.

Section 3.3             Information Supplied.  All documents that Forest is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby and by each other Transaction Agreement will comply in all material respects with the provisions of applicable law.

Section 3.4             Brokers or Finders.  No agent, broker, investment banker, financial advisor or other similar Person is or will be entitled, by reason of any agreement, act or statement by Forest or any of its Subsidiaries, directors, officers or employees, to any financial advisory, broker’s, finder’s or similar fee or commission, to reimbursement of expenses or to indemnification or contribution, in each case, by Spinco or any of its Subsidiaries, in connection with any of the transactions contemplated by this Agreement or the other Transaction Agreements.

Section 3.5             Forest Rights Plan.  Forest has taken all action necessary, if any, to render the Forest Rights inapplicable to this Agreement, the Distribution Agreement and the transactions contemplated hereby and thereby.

Section 3.6             No Other Representations and Warranties.  Except for the representations and warranties contained in this Article III and in Article IV and except for any representations and warranties specifically set forth in the other Transaction Agreements, the Company acknowledges that neither Forest nor any other Person makes any express or implied representation or warranty with respect to Forest and its Subsidiaries, the Spinco Assets, the Spinco Business or otherwise or with respect to any other information provided to the Company, whether on behalf of Forest or such other Persons.  Neither Forest nor any other Person will have or be subject to any liability or indemnification obligation to the Company or any other Person to the extent resulting from the distribution to the Company or the Company’s use of, any information related to Forest and any other information, document, financial information or projections or material made available to the Company in certain “data rooms,” management presentations or in any other form in connection with the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF FOREST AND SPINCO

Except as set forth in the Spinco Disclosure Schedule (with specific reference to the particular Section of this Agreement to which the information set forth in such disclosure schedule relates; provided, that any information set forth in one section of the Spinco Disclosure

Schedule shall be deemed to apply to each other Section thereof to which it is relevant), Forest and Spinco, jointly and severally, represent and warrant to the Company as follows:

Section 4.1             Organization, Qualification.  Spinco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Spinco has all requisite power and authority to own, lease and operate its properties and assets and to carry on the Spinco Business as presently conducted and as proposed to be conducted and at the Distribution Date and the Effective Time will be duly qualified and licensed to do business and in good standing in each jurisdiction in which the ownership or leasing of its property or the conduct of the Spinco Business, as presently conducted and as proposed to be conducted, requires such qualification, except for jurisdictions in which the failure to be so qualified or to be in good standing, individually or in the aggregate, would not have a Material Adverse Effect on the Spinco Business or Spinco.  The copies of the Spinco Certificate of Incorporation and Bylaws in existence on the date hereof are included as part of Section 4.1 of the Spinco Disclosure Schedule and are complete and correct and in full force and effect on the date hereof.  Spinco is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.  All of the Subsidiaries of Spinco and their respective jurisdictions of incorporation or organization (together with a designation of those Subsidiaries constituting Significant Subsidiaries of Spinco) are identified in Section 4.1 of the Spinco Disclosure Schedule.  Spinco was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

Section 4.2             Capital Stock and Other Matters.  The authorized capital stock of Spinco consists of 100,000 shares of Spinco Common Stock and no shares of Spinco Preferred Stock.  As of the date hereof, 100 shares of Spinco Common stock were issued and outstanding.  At the Distribution Date and immediately prior to the Closing, (i) there will be issued and outstanding 50,637,010 shares of Spinco Common Stock, subject to adjustment as set forth on Section 4.2 of the Spinco Disclosure Schedule and as provided in Section 2.4 of the Distribution Agreement; (ii) no shares of Spinco Common Stock will be held by Spinco in its treasury; (iii) no shares of Spinco Preferred Stock will be issued and outstanding; and (iv) no bonds, debentures, notes or other indebtedness of Spinco or any of its Subsidiaries having the right to vote (or convertible into securities having the right to vote) on any matters on which holders of shares of capital stock of Spinco (including Spinco Common Stock) may vote (“Spinco Voting Debt”) will be issued or outstanding.  None of such shares of Spinco Common Stock are, nor at the Distribution Date will they be, subject to preemptive rights.  All of the issued and outstanding shares of Spinco Common Stock are, and all of the issued and outstanding shares of Spinco Common Stock at the Distribution Date will be, validly issued, fully paid and nonassessable.  Except as set forth in this Section 4.2, there are no outstanding, (i) shares of capital stock of Spinco, Spinco Voting Debt or other voting securities of Spinco, (ii) securities of Spinco or any of its Subsidiaries convertible into or exchangeable for shares of capital stock of Spinco, Spinco Voting Debt or other voting securities of Spinco or Spinco Common Stock or (iii) options, warrants, calls, rights (including preemptive rights), commitments or other Contracts (other than certain Transaction Agreements) to which Spinco or any of its Subsidiaries is a party or by which Spinco or any of its Subsidiaries will be bound obligating Spinco or any of its Subsidiaries to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, or otherwise relating to, shares of capital stock of Spinco or any Spinco Voting Debt or other voting securities of Spinco or any of its Subsidiaries or obligating Spinco or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment or Contract.  There are no stockholder agreements, voting trusts or other Contracts (other than the Distribution Agreement) to which Spinco is a party or by which it is bound relating to the voting or transfer of any shares of capital stock of Spinco.  Spinco has no direct or indirect Subsidiaries.

Section 4.3             Corporate Authority; No Violation.  Spinco has the corporate power and authority to enter into this Agreement and each other Transaction Agreement and to carry out its obligations hereunder and thereunder.  The execution, delivery and performance by Spinco of this Agreement and each other Transaction Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Spinco, and no other corporate proceedings are necessary to consummate the Merger and the other transactions contemplated by the Transaction Agreements.  This Agreement has been duly executed and delivered by Spinco and, assuming the due authorization, execution and delivery by the Company and Merger Sub, constitutes a legal, valid and binding agreement of Spinco, enforceable against Spinco in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).  Each other Transaction Agreement has been duly executed and delivered by Spinco and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes a legal, valid and binding agreement of Spinco, enforceable against Spinco in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).  Except for matters expressly contemplated by this Agreement and for such matters described in clauses (b), (c) and (d) below as would not, individually or in the aggregate, have a Material Adverse Effect on Forest, the Spinco Business or Spinco, neither the execution and delivery by Spinco of this Agreement and each other Transaction Agreement, nor the consummation by Spinco of the transactions contemplated hereby or thereby and the performance by Spinco of this Agreement and each other Transaction Agreement will (a) violate or conflict with any provision of Spinco’s Certificate of Incorporation or Bylaws; (b) require any consent, approval, authorization or permit of, registration, declaration or filing with, or notification to, any Governmental Authority or any other Person; (c) result in any breach of or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, cancellation, amendment or acceleration of any obligation or the loss of any benefit under any Contract to which Spinco or any of its Subsidiaries is a party or by which Spinco or any of its Subsidiaries or any of the Spinco Assets is bound or affected; (d) result in the creation of a lien, pledge, security interest, claim or other encumbrance on any of the issued and outstanding shares of Spinco Common Stock or capital stock of any Spinco Subsidiaries or on any of the Spinco Assets pursuant to any Contract to which Spinco or any of its Subsidiaries is a party or by which Spinco or any of its Subsidiaries or any of the Spinco Assets is bound or affected; or (e) violate or conflict with any Order, law, ordinance, rule or regulation applicable to Spinco or any of its Subsidiaries, or any of the properties, businesses or assets of any of the foregoing.  Section 4.3 of the Spinco Disclosure Schedule identifies all material consents, approvals and authorizations of any Governmental Authority that are legally required to be obtained by Spinco for the consummation of the transactions contemplated by the Transaction Agreements.

Section 4.4             Spinco Financial Statements; Liabilities.  Forest and Spinco have previously made available to the Company complete and correct copies of unaudited financial statements for the Spinco Business, comprised solely of statements of revenues and direct operating expenses, for the years ended December 31, 2004 (the “Spinco 2004 Financial Statements”), December 31, 2003 and December 31, 2002, and unaudited interim financial statements for the Spinco Business, comprised solely of statements of revenues and expenses, for the three-month periods ended March 31, 2005 and June 30, 2005 (together with the Spinco 2004 Financial Statements, the “Spinco Financial Statements”), and Forest and Spinco will make available to the Company any and all other financial statements for the Spinco Business required to be included by Regulation S-X of the Exchange Act in the Registration Statements and the Proxy Statement/Prospectus.  The Spinco Financial Statements fairly present in all material respects, on the basis set forth therein, the revenues and direct operating expenses for the respective periods, and any other financial statements prepared in accordance with this Section 4.4 will fairly present in all material respects, as applicable, on the basis set forth therein, the financial position of the Spinco Business as of the respective dates thereof, and the results of operations and changes in financial position or other information included therein for the respective periods or as of the respective dates then ended, in each case except as otherwise noted therein and subject, where appropriate, to normal year-end audit adjustments.  The Spinco Financial Statements and such other financial statements have been or will be prepared in accordance with past practice and GAAP, and on a consistent basis, except as otherwise noted therein.  Spinco and the Spinco Business do not have any liability or obligation (whether accrued, absolute, contingent or otherwise), other than (i) liabilities incurred in the ordinary course of business since June 30, 2005, (ii) liabilities that, individually or in the aggregate, would not have a Material Adverse Effect on the Spinco Business or Spinco and (iii) liabilities and obligations under the Transaction Agreements.

Section 4.5             Absence of Certain Changes or Events.  Except as specifically contemplated by this Agreement or the other Transaction Agreements, since June 30, 2005, the Spinco Business has been conducted only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been, occurred or arisen any change, or any event (including any damage, destruction or loss whether or not covered by insurance), condition or state of facts of any character that, individually or in the aggregate, would have a Material Adverse Effect on the Spinco Business or Spinco, whether or not arising in the ordinary course of business.

Section 4.6             Investigations; Litigation.

(a)           To Forest’s or Spinco’s Knowledge, no investigation or review by any Governmental Authority with respect to Forest, Spinco or any of their respective Subsidiaries or the Spinco Business is pending or threatened, nor has any Governmental Authority indicated to Forest or Spinco or any of their respective Subsidiaries an intention to conduct the same.

(b)           There is no Action pending or, to Forest’s or Spinco’s Knowledge, threatened against or affecting Forest, Spinco or any of their respective Subsidiaries, properties or assets or the Spinco Business at law or in equity, or before any Governmental Authority or arbitrator, that (i) if adversely determined, individually or in the aggregate, would have a Material Adverse Effect on the Spinco Business or Spinco or (ii) seeks to delay or prevent the consummation of the Merger or any other transaction contemplated by this Agreement or any other Transaction Agreement.  There is no Order of any Governmental Authority or arbitrator outstanding against Forest, Spinco or any of their respective Subsidiaries or with respect to their respective properties or assets or the Spinco Business that, individually or in the aggregate, would have a Material Adverse Effect on the Spinco Business or Spinco.

Section 4.7             Licenses; Compliance with Laws.  As of the date hereof Forest or a Subsidiary of Forest holds, and as of the Distribution Date and the Effective Time Spinco and its Subsidiaries will hold, all Licenses that are required for the conduct of the Spinco Business, as presently conducted, except such Licenses for which the failure to so hold, individually or in the aggregate, would not have a Material Adverse Effect on the Spinco Business or Spinco.  As of the date hereof Forest or a Subsidiary of Forest is, and as of the Distribution Date and the Effective Time Spinco and its Subsidiaries will be, in compliance with the terms of all such Licenses so held, except where the failure so to comply, individually or in the aggregate, would not have a Material Adverse Effect on the Spinco Business or Spinco.  No suspension or cancellation of any of the Licenses relating to the Spinco Business is pending or, to Forest’s or Spinco’s Knowledge, threatened, except where the failure to have, or the suspension or cancellation of, any of such Licenses would not have a Material Adverse Effect on the Spinco Business or Spinco.  Except with respect to Environmental Laws, ERISA and laws relating to Taxes, Forest, Spinco and their respective Subsidiaries are in compliance with all, and have received no notice of any violation (as yet unremedied) of any laws, ordinances or regulations of any Governmental Authority applicable to the Spinco Business, except for such instances of noncompliance which, individually or in the aggregate, would not have a Material Adverse Effect on the Spinco Business or Spinco.

Section 4.8             Proxy Statement/Prospectus; Registration Statements.  None of the information regarding Forest or its Subsidiaries or Spinco or its Subsidiaries or the transactions contemplated by this Agreement or any other Transaction Agreement provided by Forest or Spinco specifically for inclusion in the Proxy Statement/Prospectus or the Registration Statements will, in the case of the definitive Proxy Statement/Prospectus or any amendment or supplement thereto, at the time of the mailing of the definitive Proxy Statement/Prospectus and any amendment or supplement thereto and at the time of the Company Stockholders Meeting, or, in the case of each Registration Statement, at the time it becomes effective, at the time of the Company Stockholders Meeting, at the Distribution Date and at the Effective Time contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.  The Registration Statements will comply in all material respects with the provisions of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder, except that no representation is made by Forest or Spinco with respect to information provided by the Company specifically for inclusion in the Registration Statements.  All factual information (excluding estimates and projections) previously furnished by Forest to the Company with regard to the Spinco Assets and the Spinco Business was (taken as a whole) true and correct in all material respects on the date on which such information was furnished and did not contain any untrue statement of a material fact or omit to state a material fact relevant to the consummation of the transactions contemplated by this Agreement or necessary to make the statements contained therein not misleading.

Section 4.9             Information Supplied.  All documents that Spinco or Forest is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby or by any other Transaction Agreement will comply in all material respects with the provisions of applicable law.

Section 4.10           Environmental Matters.  Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Spinco Business or Spinco:

(i)            As of the date hereof Forest or a Subsidiary of Forest has obtained, and as of the Distribution Date and the Effective Time each of Spinco and its Subsidiaries shall have obtained, all Licenses, permits and other authorizations under Environmental Laws (“Environmental Permits”) required for the conduct and operation of the Spinco Business.  Each of Spinco, its Subsidiaries and the Spinco Business is in compliance and at all times has been in compliance with the terms and conditions contained in its Environmental Permits, and each of them and the Spinco Business is, and for the past one year has been, in compliance with all applicable Environmental Laws;

(ii)           Neither Spinco nor any of its Subsidiaries is subject to any environmental indemnification obligation regarding businesses currently operated by Forest, Spinco or the Spinco Business or any of their respective Subsidiaries or regarding properties currently owned or leased by Forest, Spinco or the Spinco Business or any of their respective Subsidiaries;

(iii)          To Forest’s and Spinco’s Knowledge there is no condition on, at, under or related to any property (including any release of a Hazardous Material into the air, soil, surface water, sediment or ground water at, under or migrating to or from such property) currently owned, leased or used by Forest, Spinco or any of their respective Subsidiaries or created by Spinco’s or any Spinco Subsidiary’s operations or the Spinco Business that would create liability for Spinco or any of its Subsidiaries under applicable Environmental Laws and, to Forest’s and Spinco’s Knowledge, the foregoing representation is true and correct with regard to property formerly owned, leased or used either by Forest, Spinco or any of their respective Subsidiaries, or in connection with the Spinco Business;

(iv)          There are no past or present actions, activities, circumstances, conditions, events or incidents (including the release, emission, discharge, presence or disposal of any Hazardous Material) that form or are reasonably likely to form the basis of a claim against Forest, Spinco or any of their respective Subsidiaries under Environmental Laws, including any claims based on the alleged exposure of any Person or property to any Hazardous Material;

(v)           Spinco has made available to the Company all material site assessments, compliance audits, and other similar studies prepared since January 1, 2002 in the possession or custody of Forest, Spinco or any of their respective Subsidiaries relating to (A) the environmental conditions on, under or about the properties or assets currently owned, leased, operated or used by Spinco, the Spinco Business, any of its Subsidiaries or any predecessor in interest thereto and (B) any Hazardous Materials used, managed, handled, transported, treated, generated, stored, discharged, emitted, or otherwise released by Spinco, the Spinco Business, any of its Subsidiaries or, to Forest’s and Spinco’s Knowledge, any other Person, on, under, about or from any of the properties currently owned or leased by, or otherwise in connection with the use or operation of any of the properties owned or leased by, or otherwise in connection with the use or operation of any of the properties and assets of, Spinco or any of its Subsidiaries, or their respective businesses and operations;

(vi)          Since January 1, 2002, neither Spinco nor Forest in connection with the Spinco Business nor any Spinco Subsidiary has received any communication that has not been resolved, whether from a Governmental Authority, citizen’s group, employee or otherwise, alleging that it is liable under, or not in compliance with, any Environmental Law; and

(vii)         To Spinco’s and Forest’s Knowledge, there is no requirement anticipated or formally proposed for notice, comment, adoption or implementation under any Environmental Law or any Environmental Permit issued pursuant thereto that is reasonably expected to result in liability or material increases in either capital or operating costs for Spinco or any of its Subsidiaries.

(b)           Insofar as the representations set forth in subsections (a)(i), (a)(ii), (a)(iii), (a)(iv) and (a)(vii) relate to Spinco Assets operated by a Person other than Spinco or any of its respective Subsidiaries, such representations are given only to the Knowledge of Forest and Spinco.

Section 4.11           Tax Matters.

(a)           (i) All material Tax Returns relating to Forest, the Subsidiaries of Forest, Spinco, the Spinco Subsidiaries and the Spinco Business required to be filed have been duly and timely filed, (ii) all such Tax Returns are true, correct and complete in all material respects, (iii) all Taxes shown as due and payable on such Tax Returns, relating to Forest, any Subsidiary of Forest, Spinco, any of the Spinco Subsidiaries or the Spinco Business required to be paid, have been duly and timely paid, (iv) no adjustment relating to such Tax Returns has been proposed in writing by any Governmental Authority (insofar as it relates to the activities or income of Forest, the Subsidiaries of Forest, Spinco, the Spinco Subsidiaries or the Spinco Business), (v) all material Taxes relating to Forest, any of the Subsidiaries of Forest, Spinco, any of the Spinco Subsidiaries or the Spinco Business for any taxable period (or a portion thereof) beginning on or prior to the date of the Closing (which are not yet due and payable) have been properly reserved for in the Spinco 2004 Financial Statements (or, with respect to Forest and its Subsidiaries, on Forest’s audited financial statements as of and for the year ended December 31, 2004) whether or not shown as being due on any Tax Returns and (vi) all material Taxes required to be withheld by or with respect to Forest, the Subsidiaries of Forest, Spinco, the Spinco Subsidiaries and the Spinco Business have been withheld and such withheld Taxes have been either duly and timely paid to the proper Governmental Authority or properly set aside in accounts for such purpose and will be duly and timely paid to the proper Governmental Authority.

(b)           No written agreement or other written document waiving or extending, or having the effect of waiving or extending, the statute of limitations or the period of assessment or collection of any Taxes relating to Forest or the Spinco Business and no power of attorney with respect to any such Taxes, in each case that is currently outstanding and in effect, has been filed or entered into with any Governmental Authority.

(c)           No (i) audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Return of Spinco, any Spinco Subsidiary or with respect to the Spinco Business as to which any Taxing Authority has asserted in writing any claim which, if adversely determined, would have a Material Adverse Effect on Spinco or the Spinco Business, and (ii) Governmental Authority has asserted in writing any deficiency or claim for Taxes (including any adjustment to Taxes) with respect to income or any other material Tax relating to the Spinco Business or for which Spinco or any Spinco Subsidiary may be liable which has not been fully paid or finally settled.

(d)           Neither Spinco nor any Spinco Subsidiary (i) is a party to or bound by or has any obligation or liability under any written Tax separation, sharing or similar agreement or arrangement other than the Tax Sharing Agreement, (ii) is or has been a member of any consolidated, combined or unitary group for purposes of filing Tax Returns or paying Taxes, (iii) has entered into a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision or any similar provision of state or local law, (iv) is required to include in income any amount in respect of an adjustment pursuant to Section 481 of the Code by reason of a change in accounting method, or (v) has filed any consents under Section 341(f) of the Code.

(e)           No asset of Spinco or any Spinco Subsidiary and no asset of the Spinco Business is subject to any Tax lien (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings and which have been properly reserved for in the books and records of Spinco).

(f)            To Forest’s and Spinco’s Knowledge, neither Forest nor Spinco, nor any of their respective Affiliates, has taken or agreed to take any action that would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code.  Neither Forest nor Spinco is aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying under Section 368(a) of the Code.

(g)           None of the assets of Forest, any Subsidiary of Forest, Spinco, any Spinco Subsidiary or the Spinco Business are tax-exempt use property within the meaning of Section 168(h) of the Code.

(h)           Neither Forest, any Subsidiary of Forest, Spinco nor any Spinco Subsidiary has consummated, has participated in or is currently participating in any transaction which was or is a listed transaction as defined in Treasury Regulation Section 1.6011-4(b)(2).

Section 4.12           Benefit Plans.

(a)           Section 4.12(a) of the Spinco Disclosure Schedule lists each “employee benefit plan” (as defined in Section 3(3) of ERISA), and all other employee benefit, bonus, incentive, deferred compensation, stock option (or other equity-based), severance, change in control, welfare (including post-retirement medical and life insurance), vacation, retention and fringe benefit plans, whether or not subject to ERISA and whether written or oral, sponsored, maintained or contributed to or required to be contributed to by Forest (to the extent affecting Spinco or the Spinco Business), Spinco or any of their respective Subsidiaries, or to which Forest (to the extent affecting Spinco or the Spinco Business), Spinco or any of their respective Subsidiaries is a party, for the benefit of any Person who is currently, has been or, on or prior to the Effective Time, is expected to become an employee of Spinco or any of its Subsidiaries (a “Spinco Employee”) (the “Spinco Benefit Plans”).  Except as provided in Section 2.9 or in the Employee Benefits Agreement, neither Spinco, any of its Subsidiaries nor any ERISA Affiliate of any of them has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Spinco Benefit Plan that would affect any Spinco Employee.  Spinco has heretofore delivered or made available to the Company true and complete copies of each Spinco Benefit Plan and any amendments thereto (or if the plan is not a written plan, a description thereof), any related trust or other funding vehicle, any reports or summaries required under ERISA or the Code for the most recent reporting period and the most recent determination letter received from the IRS (if any) with respect to each such plan intended to qualify under Section 401(a) of the Code.

(b)           No liability under Title IV (including Sections 4069 and 4212(c) of ERISA) or Section 302 of ERISA has been incurred by Spinco, any of its Subsidiaries or any ERISA Affiliate of any of them that has not been satisfied in full, and no condition exists that presents a material risk to Spinco, any of its Subsidiaries or any ERISA Affiliate of any of them of incurring any such liability, other than liability for premiums due the PBGC (which premiums have been paid when due).  Except for the plan established under the Forest Oil Corporation Pension Trust Agreement, no Spinco Benefit Plan is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code.

(c)           No Spinco Benefit Plan is a “multiemployer pension plan,” as defined in Section 3(37) of ERISA, and none of Spinco, any of its Subsidiaries or any ERISA Affiliate of any of them has made or suffered a “complete withdrawal” or a “partial withdrawal,” as such terms are respectively defined in Sections 4203 and 4205 of ERISA, which has not been satisfied in full.

(d)           Each Spinco Benefit Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including ERISA and the Code.  All contributions required to be made with respect to any Spinco Benefit Plan have been timely made.  There are no pending or, to Spinco’s and Forest’s Knowledge, threatened claims by, on behalf of or against any of the Spinco Benefit Plans or any assets thereof, other than routine benefit claim matters, that, if adversely determined could, individually or in the aggregate, result in a material liability for Spinco or any of its Subsidiaries and no matter is pending (other than routine qualification determination filings, copies of which have been furnished to the Company or will be promptly furnished to the Company when made) with respect to any of the Spinco Benefit Plans before the IRS, the United States Department of Labor or the PBGC.

(e)           Each Spinco Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code, each trust maintained under any Spinco Benefit Plan intended to satisfy the requirements of Section 501(c)(9) of the Code has satisfied such requirements and, in either such case, no event has occurred or condition is known to exist that would reasonably be expected to adversely affect such tax-qualified status for any such Spinco Benefit Plan or any such trust.

(f)            Except for a Spinco Benefit Plan that provides retiree medical benefits, no Spinco Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of Spinco or any Subsidiary of Spinco for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any “pension plan,” or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).  With respect to any Spinco Benefit Plan maintained at the Effective Time, Spinco will have the right at and after the Effective Time to terminate or terminate participation in such Spinco Benefit Plan or to amend such Spinco Benefit Plan to reduce future benefits without incurring or otherwise being responsible for any material liability with respect thereto.

(g)           In connection with the consummation of the transactions contemplated by this Agreement, no payment of money or other property, acceleration of benefits or provision of other rights has been or will be made hereunder, under any agreement contemplated herein, or under any Spinco Benefit Plan or any Contract listed in Section 4.15 of the Spinco Disclosure Schedule that could reasonably be expected to be nondeductible under Section 280G of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

Section 4.13           Labor Matters.  None of Forest, Spinco or any of their respective Subsidiaries is a party to, or bound by, any collective bargaining agreement or other Contract with a labor union or labor organization that would affect the Spinco Business and no collective bargaining agreement is being negotiated by Forest, Spinco or any of their respective Subsidiaries that would affect the Spinco Business.  With respect to Spinco Employees, none of Forest, Spinco or any of their respective Subsidiaries is the subject of any proceeding asserting that it has committed an unfair labor practice or is seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving Forest, Spinco or any of their respective Subsidiaries or the Spinco Business pending or, to Spinco’s or Forest’s Knowledge, threatened, that, individually or in the aggregate, would have a Material Adverse Effect on the Spinco Business or Spinco.  There are no labor controversies pending or, to Spinco’s or Forest’s Knowledge, threatened against Forest, Spinco or any of their respective Subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect on the Spinco Business or Spinco.  There have been no claims initiated by any labor organization to represent any Spinco Employees not currently represented by a labor organization.

Section 4.14           Intellectual Property Matters.  As of the date hereof Forest or a Subsidiary of Forest owns or possesses, and as of the Distribution Date and the Effective Time Spinco and its Subsidiaries will own or possess, adequate licenses or other valid rights to use all seismic data, patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and service marks, know-how and other proprietary rights and information used or held for use in connection with the Spinco Business as currently conducted, except where the failure to own or possess such items, individually or in the aggregate, would not have a Material Adverse Effect on the Spinco Business or Spinco.  To Forest’s or Spinco’s Knowledge, there is no assertion or claim challenging the validity of any of the foregoing that, individually or in the aggregate, would have a Material Adverse Effect on the Spinco Business or Spinco.  The conduct of the Spinco Business as currently conducted does not and will not conflict in any way with any seismic data license, patent, patent right, license, trademark, trademark right, trade name, trade name right, copyright, service mark, trade secret, know-how or other proprietary rights or information of any third party that, individually or in the aggregate, would have a Material Adverse Effect on the Spinco Business or Spinco.

Section 4.15           Material Contracts.

(a)           Section 4.15 of the Spinco Disclosure Schedule sets forth all Contracts, other than benefit plans maintained by Forest, Spinco Benefit Plans and oil and gas leases and assignments entered into in the ordinary course of business, to which Forest or any of its Subsidiaries is a party relating to the Spinco Business or to which Spinco or any Spinco Subsidiary is a party (i) relating to indebtedness for borrowed money, (ii) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (iii) that obligates Forest or Spinco or any of their respective Subsidiaries to make any payments or issue or pay anything of value to any director, officer, employee or consultant, (iv) that limit or purport to limit the ability of Forest or Spinco or any of their respective Subsidiaries to compete in the U.S. domestic oil and gas exploration, production and marketing business with any Person in any geographic area or during any period of time, (v) that includes any material indemnification, contribution or guarantee obligations (other than such obligations entered into in the ordinary course of business in offshore oil and gas operations), (vi) that relate to capital expenditures involving total payments of more than $1 million, (vii) requiring annual or remaining payments in excess of $1 million after the date hereof, (viii) that is a seismic license agreement or rig or drilling contract, (ix) that is a fixed price commodity sales agreement with a remaining term of more than 60 days, (x) that is a material Contract relating to any of the properties specified in Section 4.15 of the Spinco Disclosure Schedule or (xi) that obligates Forest or Spinco or any of their Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.  Neither Forest nor Spinco, nor any of their respective Subsidiaries, has received notice that any  party to any such Contract is in default, and each such Contract (x) is freely assignable to Spinco without penalty or other adverse consequences and (y) upon consummation of the transactions contemplated by this Agreement and the other Transaction Agreements shall continue in full force and effect without penalty or other adverse consequence (other than the termination or expiration thereof in accordance with its terms, for reasons other than the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements).

(b)           Neither Forest, Spinco nor any of their respective Subsidiaries is in default in any respect under any Contract to which it is a party or by which it or any of its properties or assets is bound, which default, individually or in the aggregate, would have a Material Adverse Effect on the Spinco Business or Spinco, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

Section 4.16           Brokers or Finders.  No agent, broker, investment banker, financial advisor or other similar Person is or will be entitled, by reason of any agreement, act or statement by Forest, Spinco or any of their respective Subsidiaries, directors, officers or employees, to any financial advisory, broker’s, finder’s or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with any of the transactions contemplated by this Agreement or any other Transaction Agreement.

Section 4.17           Certain Board Findings.  The Board of Directors of each of Forest and Spinco, by unanimous written consent or at a meeting duly called and held, has approved this Agreement and each other Transaction Agreement.

Section 4.18           Vote Required.  The only vote of stockholders of Forest or Spinco required under any of the NYBCL, DGCL, NYSE rules, Forest’s Certificate of Incorporation or Bylaws or Spinco’s Certificate of Incorporation or Bylaws to approve the transactions contemplated by this Agreement and each other Transaction Agreement is the affirmative vote of the sole holder of the outstanding shares of Spinco Common Stock prior to the Distribution Date.  Such affirmative vote has been obtained on or prior to the date hereof.

Section 4.19           Stockholder Approval.  As of the date hereof, the sole stockholder of Spinco is Forest.  On the date of this Agreement Forest shall deliver to Spinco a written consent of Spinco’s sole stockholder in compliance with Section 228 of the DGCL with respect to all aspects of this Agreement and the other Transaction Agreements and the transactions contemplated hereby and thereby which require the consent of Spinco’s stockholders under the DGCL, NYSE rules, Spinco’s Certificate of Incorporation or Spinco’s Bylaws.  The approval of Forest’s shareholders is not required to effect the transactions contemplated by the Distribution Agreement, this Agreement or any other Transaction Agreement.  Upon delivery of such written consent, the approval of Spinco’s stockholders after the Distribution Date will not be required to effect the transactions contemplated by this Agreement, including the Merger, unless this Agreement is amended in accordance with Section 251(d) of the DGCL after the Distribution Date and such approval is required, solely as a result of such amendment, under the DGCL, NYSE rules, Spinco’s Certificate of Incorporation or Spinco’s Bylaws or by the IRS.

Section 4.20           Certain Payments.  Except as contemplated by the Transaction Agreements, no Spinco Benefit Plan or employment arrangement, no similar plan or arrangement sponsored or maintained by Forest in which any Spinco Employee is a participant and no contractual arrangement between Spinco and any third party exists that could result in the payment to any current, former or future director, officer, stockholder or employee of Spinco or any of its Subsidiaries, or of any entity the assets or capital stock of which have been acquired by Spinco or a Spinco Subsidiary, of any money or other property or rights or accelerate or provide any other rights or benefits to any such individual as a result of the consummation of the transactions contemplated by the Transaction Agreements (including the Distribution), whether or not (a) such payment, acceleration or provision would constitute a “parachute payment” (within the meaning of Section 280G of the Code), or (b) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

Section 4.21           Assets.  As of the date hereof, Forest, a Subsidiary of Forest, Spinco or a Spinco Subsidiary has, and as of the Effective Time, Spinco or a Spinco Subsidiary will have,

good and marketable title to all oil and gas properties forming the basis for the reserves reflected in the Spinco Reserve Report as attributable to interests owned by Spinco or any Spinco Subsidiary and, as of the date hereof, Forest, a Subsidiary of Forest, Spinco or a Spinco Subsidiary has, and as of the Effective Time, Spinco or a Spinco Subsidiary will have, good and valid title to or valid leasehold interests or other contractual rights in, all other Spinco Assets, with respect to both the oil and gas properties and all other Spinco Assets, free and clear of all mortgages, deeds of trust, liens, security interests, pledges, leases, conditional sale contracts, claims, charges, liabilities, obligations, privileges, easements, rights of way, limitations, reservations, restrictions, options, rights of first refusal and other encumbrances of every kind (“Liens”) except for Permitted Liens and Liens associated with obligations reflected in the Spinco Reserve Report.  The oil and gas leases and other agreements that provide Forest and its Subsidiaries, and that as of the Effective Time will provide Spinco and its Subsidiaries, with operating rights in the oil and gas properties reflected in the Spinco Reserve Report are legal, valid and binding and in full force and effect, the rentals, royalties and other payments due thereunder have been properly paid and, to Forest’s and Spinco’s Knowledge, there is no existing default (or event that, with notice or lapse of time or both, would become a default) under any of such oil and gas leases or other agreements, except as would not, individually or in the aggregate, have a Material Adverse Effect on the Spinco Business or Spinco.  Each of Spinco and Forest and their respective Subsidiaries (as the case may be) has maintained all the Spinco Assets owned on the date hereof in working order and operating condition, subject only to ordinary wear and tear.  The Spinco Assets constitute all the assets, properties and rights related to or required for the conduct of the Spinco Business as currently conducted, except for the services to be provided pursuant to the Transition Services Agreement.  The Spinco Assets include all properties reflected in the Spinco Reserve Report.

Section 4.22           Loans.  There are no outstanding loans made to any Person by Forest, Spinco or any of their respective Subsidiaries that are or will be Spinco Assets.

Section 4.23           Oil and Gas Reserves.  Forest has furnished to the Company reserve reports prepared by Forest containing estimates of the oil and gas reserves, as of December 31, 2004 and June 30, 2005 (collectively, the “Spinco Reserve Report”), that will be owned by Spinco and the Spinco Subsidiaries upon completion of the Contribution.  The factual, non-interpretive data on which the Spinco Reserve Report was based for purposes of estimating the oil and gas reserves set forth therein was accurate in all material respects, and to the Knowledge of Forest no errors in such information existed at the time such information was provided.  The Spinco Reserve Report conforms to the guidelines with respect thereto of the SEC.  Except for changes (including changes in hydrocarbon commodity prices) generally affecting the oil and gas industry and normal depletion by production, there has been no change in respect of the matters addressed in the Spinco Reserve Report that would reasonably be expected to have a Material Adverse Effect on the Spinco Business or Spinco.  Since January 1, 2003 all wells included in the Spinco Assets have been drilled and (if completed) completed, operated and produced in compliance in all respects with applicable oil and gas leases and applicable laws, except where any such failure or violation would not have a Material Adverse Effect on Spinco, the Spinco Assets or the Spinco Business.  To the Knowledge of Forest and Spinco, there are no wells included in the Spinco Assets that Forest, Spinco or any of their respective Subsidiaries are (i) currently obligated by applicable law or Contract to plug and abandon, or (ii) obligated by applicable law or Contract to plug and abandon with the lapse of time or notice or both because the well is not currently capable of producing in commercial quantities.  No Person has any call on, option to purchase or similar rights with respect to the production of hydrocarbons attributable to the Spinco Assets, except any such call, option or similar right at market prices.  Except for gas imbalances between Forest, Spinco or any of their respective Subsidiaries and any third party working interest owners, marketers or pipelines relative to the Spinco Assets that have accrued since June 30, 2005, neither Forest, Spinco nor any of their respective Subsidiaries is obligated by any gas prepayment arrangement or by any “take-or-pay” requirement, advance payment or other similar arrangement to deliver any gas at a future time without then or thereafter receiving payment therefor.  With respect to any oil and gas interests comprising Spinco Assets that are not operated by Forest, Spinco or any of their respective Subsidiaries, Forest and Spinco make the representations and warranties set forth in this Section 4.23 only to Forest’s and Spinco’s Knowledge.

Section 4.24           Derivative Transactions.  Neither Forest nor Spinco nor any of their respective Subsidiaries has entered into any Derivative Transaction pursuant to which Spinco, any Spinco Subsidiary or the Spinco Business has or will have a continuing financial liability or obligation.  All Derivative Transactions entered into by Forest, Spinco or any of their respective Subsidiaries that are currently open and pursuant to which Spinco, any Spinco Subsidiary or the Spinco Business has or will have a continuing financial liability or obligation were entered into in material compliance with applicable rules, regulations and policies of all regulatory authorities.

Section 4.25           No Other Representations and Warranties.  Except for the representations and warranties contained in Article III and in this Article IV and except for any representations and warranties specifically set forth in the other Transaction Agreements, the Company acknowledges that neither Forest nor Spinco nor any other Person makes any express or implied representation or warranty with respect to Spinco or its Subsidiaries, the Spinco Business or otherwise or with respect to any other information provided to the Company, whether on behalf of Forest, Spinco or such other Persons, including as to (i) merchantability or fitness for any particular use or purpose, (ii) the use of the Spinco Assets and the assets of the Spinco Business and the operation of the Spinco Business after the Closing in any manner or (iii) the success or profitability of the ownership, use or operation of the Spinco Business after the Closing.  Neither Forest, Spinco nor any other Person will have or be subject to any liability or indemnification obligation to the Company or any other Person to the extent resulting from the distribution to the Company, or the Company’s use of, any information related to the Spinco Business and any other information, document or material made available to the Company in certain “data rooms,” management presentations or in any other form in connection with the transactions contemplated by this Agreement and the other Transaction Agreements.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company Disclosure Schedule (with specific reference to the particular Section of this Agreement to which the information set forth in such disclosure schedule relates; provided, that any information set forth in one section of the Company

Disclosure Schedule shall be deemed to apply to each other Section thereof to which it is relevant), the Company represents and warrants to Forest and Spinco as follows:

Section 5.1             Organization, Qualification.  Each of the Company and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is duly qualified and licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or to be in good standing, individually or in the aggregate, would not have a Material Adverse Effect on the Company.  The copies of the Company’s Second Amended and Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws in existence on the date hereof included as part of Section 5.1 of the Company Disclosure Schedule are complete and correct and in full force and effect on the date hereof.  The Company is not in violation of any of the provisions of its Second Amended and Restated Certificate of Incorporation or Fourth Amended and Restated Bylaws.  All of the Company Subsidiaries and their respective jurisdictions of incorporation or organization (together with a designation of those Subsidiaries constituting Significant Subsidiaries of the Company) are identified in Section 5.1 of the Company Disclosure Schedule.  Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

Section 5.2             Capital Stock and Other Matters.  The authorized capital stock of the Company consists of 70,000,000 shares of Company Common Stock and 20,000,000 shares of Company Preferred Stock.  At the close of business on September 9, 2005, (i) 35,615,400 shares of Company Common Stock were issued and outstanding, including 2,267,270 shares of restricted stock issued to employees pursuant to the Company’s Equity Participation Plan, and 2,000,000 shares of Company Common Stock were reserved for issuance as restricted stock or upon the exercise of stock options granted or that may be granted under the Company’s Stock Incentive Plan, and none of such shares have been issued as restricted stock and 807,960 of such shares are subject to stock options that have been granted to employees and directors; (ii) no shares of Company Common Stock were held by the Company in its treasury or by its Subsidiaries; (iii) no shares of Company Preferred Stock were issued and outstanding; and (iv) no bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries having the right to vote (or convertible into securities having the right to vote) on any matters on which holders of shares of capital stock of the Company may vote (“Company Voting Debt”) were issued or outstanding.  All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights.  Except as set forth in this Section 5.2, there are no outstanding (i) shares of Company Common Stock, Company Voting Debt or other voting securities of the Company, (ii) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock, Company Voting Debt or other voting securities of the Company or (iii) except as specified in Section 2.9, options, warrants, calls, rights (including preemptive rights), commitments or other Contracts (other than certain Transaction Agreements) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, or otherwise relating to, shares of capital stock of the Company or any of its Subsidiaries or any Company Voting Debt or other voting securities of the Company or any of its Subsidiaries or obligating the Company or any Company Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or Contract.  There are no stockholder agreements, voting trusts or other Contracts to which the Company is a party or by which it is bound relating to the voting or transfer of any shares of capital stock of the Company.  The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.0001 per share, all of which are owned by the Company.  Each outstanding share of capital stock of Merger Sub is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the voting rights of the Company or such Company Subsidiary, charges and other encumbrances of any nature whatsoever.

Section 5.3             Corporate Authority; No Violation.  The Company has the corporate power and authority to enter into this Agreement and, subject to obtaining the Requisite Approval, to carry out its obligations hereunder.  The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company, subject to obtaining the Requisite Approval, and no other corporate proceedings are necessary to consummate the Merger.  Merger Sub has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.  The execution, delivery and performance by Merger Sub of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Merger Sub.  This Agreement has been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery by Forest and Spinco, constitutes a legal, valid and binding agreement of Merger Sub, enforceable against Merger Sub in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).  This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Forest and Spinco, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).  Merger Sub is not a party to any Contract except this Agreement, and has no obligations or liabilities except under this Agreement and costs incidental to its incorporation in the State of Delaware.  Except for matters expressly contemplated by this Agreement and except for such matters described in clauses (b), (c) and (d) below as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, neither the execution and delivery by the Company and Merger Sub of this Agreement, nor the consummation by the Company and Merger Sub of the transactions contemplated hereby and the performance by the Company and Merger Sub of this Agreement will (a) violate or conflict with any provision of the Company’s Second Amended and Restated Certificate of Incorporation or Fourth Amended and Restated Bylaws or any provision of Merger Sub’s Certificate of Incorporation or Bylaws; (b) require any consent, approval, authorization or permit of, registration, declaration or filing with, or notification to, any Governmental Authority or any other Person; (c) result in any breach of or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, cancellation, amendment or acceleration of any obligation or the loss of any benefit under any Contract to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound or affected; (d) result in the creation of a lien, pledge, security interest, claim or other encumbrance on any of the issued and outstanding shares of Company Common Stock or on any of the assets of the Company or its Subsidiaries pursuant to any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of the assets of the Company or its Subsidiaries is bound or affected; or (e) violate or conflict with any Order, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, or any of the properties, businesses or assets of any of the foregoing.  Section 5.3 of the Company Disclosure Schedule identifies all material consents, approvals and authorizations of any Governmental Authority that are legally required to be obtained by the Company for the consummation of the transactions contemplated by this Agreement.

Section 5.4             Company Financial Statements; Liabilities.  The Company has previously made available to Forest complete and correct copies of audited consolidated financial statements for the Company as of and for the years ended December 31, 2004, 2003 and 2002, and unaudited consolidated interim financial statements for the Company as of and for the three-month periods ended March 31, 2005 and June 30, 2005 (including any related notes and schedules thereto, the “Company Financial Statements”).  The Company Financial Statements fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the results of operations and changes in financial position or other information included therein for the respective periods or as of the respective dates then ended, in each case except as otherwise noted therein and subject, where appropriate, to normal year-end audit adjustments, in each case in accordance with past practice and GAAP, consistently applied, during the periods involved (except as otherwise stated therein).  Except as set forth in the Company Financial Statements, the Company and its Subsidiaries do not have any liability or obligation (whether accrued, absolute, contingent or otherwise) of a nature or character required to be reflected in the consolidated balance sheet of the Company or in the footnotes thereto, in each case prepared in conformity with GAAP, other than (i) liabilities incurred in the ordinary course of business since June 30, 2005, (ii) liabilities that individually or in the aggregate, would not have a Material Adverse Effect on the Company and (iii) liabilities and obligations under the Transaction Agreements.

Section 5.5             Absence of Certain Changes or Events.  Except as specifically contemplated by this Agreement, since June 30, 2005, each of the Company and its Subsidiaries has conducted its business only in the ordinary course and in a manner consistent with past practice, and, since such date, there has not been, occurred or arisen any change, or any event (including any damage, destruction or loss whether or not covered by insurance), condition or state of facts of any character that, individually or in the aggregate, would have a Material Adverse Effect on the Company, whether or not arising in the ordinary course of business.

Section 5.6             Investigations; Litigation.

(a)           To the Company’s Knowledge, no investigation or review by any Governmental Authority with respect to the Company or any of its Subsidiaries is pending or threatened, nor has any Governmental Authority indicated to the Company or any of its Subsidiaries an intention to conduct the same.

(b)           There is no Action pending or, to the Company’s Knowledge, threatened against or affecting the Company or any of its Subsidiaries at law or in equity, or before any Governmental Authority or arbitrator, that, (i) if adversely determined, individually or in the aggregate, would have a Material Adverse Effect on the Company or (ii) seeks to delay or prevent the consummation of the Merger or any other transaction contemplated by this Agreement.  There is no Order of any Governmental Authority or arbitrator outstanding against the Company or any Company Subsidiary or with respect to any of their properties or assets that, individually or in the aggregate, would have a Material Adverse Effect on the Company.

Section 5.7             Licenses; Compliance with Laws.  The Company and its Subsidiaries hold all Licenses that are required for the conduct of the businesses of the Company and its Subsidiaries, taken as a whole, as presently conducted, except such Licenses for which the failure to so hold, individually or in the aggregate, would not have a Material Adverse Effect on the Company.  The Company and its Subsidiaries are in compliance with the terms of all such Licenses so held, except where the failure so to comply, individually or in the aggregate, would not have a Material Adverse Effect on the Company.  No suspension or cancellation of any of the Company’s Licenses is pending or, to the Company’s Knowledge, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company’s Licenses would not have a Material Adverse Effect on the Company.  Except with respect to Environmental Laws, ERISA and laws relating to Taxes, the Company and its Subsidiaries are in compliance with all, and have received no notice of any violation (as yet unremedied) of any, laws, ordinances or regulations of any Governmental Authority applicable to any of them or their respective operations, except for such instances of noncompliance which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

Section 5.8             Proxy Statement/Prospectus; Registration Statements.  None of the information regarding the Company or its Subsidiaries or the transactions contemplated by this Agreement provided by the Company specifically for inclusion in the Proxy Statement/Prospectus or the Registration Statements will, in the case of the definitive Proxy Statement/Prospectus or any amendment or supplement thereto, at the time of the mailing of the definitive Proxy Statement/Prospectus and any amendment or supplement thereto and at the time of the Company Stockholders Meeting, or, in the case of each Registration Statement, at the time it becomes effective, at the time of the Company Stockholders Meeting, at the Distribution Date and at the Effective Time, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.  The Registration Statements (other than the Registration Statement on Form 10) will comply in all material respects with the provisions of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder, except that no representation is made by the Company with respect to information provided by Forest and Spinco specifically for inclusion in the

Registration Statements.  All factual information (excluding estimates and projections) previously furnished by the Company to Forest relating to the Company or its business was (taken as a whole, including disclosures set forth in the Company’s Registration Statement on Form S-1 filed with the SEC, as amended) true and correct in all material respects on the date on which such information was furnished and did not contain any untrue statement of a material fact or omit to state a material fact relevant to the consummation of the transactions contemplated by this Agreement or necessary to make the statements contained therein not misleading.

Section 5.9             Information Supplied.  All documents that the Company is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby or by any other Transaction Agreement will comply in all material respects with the provisions of applicable law.

Section 5.10           Environmental Matters.  Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company:

(i)            Each of the Company and its Subsidiaries has obtained all Environmental Permits required for the conduct and operation of its business and is in compliance and at all times has been in compliance with the terms and conditions contained in its Environmental Permits, and is, and for the past one year has been, in compliance with all applicable Environmental Laws;

(ii)           Neither the Company nor any of its Subsidiaries is subject to any environmental indemnification obligation regarding businesses currently operated by the Company or any of its Subsidiaries or regarding properties currently owned or leased by the Company or any of its Subsidiaries;

(iii)          To the Company’s Knowledge there is no condition on, at, under or related to any property (including any release of a Hazardous Material into the air, soil, surface water, sediment or ground water at, under or migrating to or from such property) currently owned, leased or used by the Company or any of its Subsidiaries or created by the Company’s or any of the Company Subsidiary’s operations that would create liability for the Company or any of its Subsidiaries under applicable Environmental Laws and, to the Company’s Knowledge, the foregoing representation is true and correct with regard to property formerly owned, leased or used by the Company or any of its Subsidiaries;

(iv)          There are no past or present actions, activities, circumstances, conditions, events or incidents (including the release, emission, discharge, presence or disposal of any Hazardous Material) that form or are reasonably likely to form the basis of a claim against the Company or any of its Subsidiaries under Environmental Laws, including any claims based on the alleged exposure of any Person or property to any Hazardous Material;

(v)           The Company has made available to Spinco and Forest all material site assessments, compliance audits, and other similar studies prepared since January 1, 2002 in the Company’s possession or custody relating to (A) the environmental conditions on, under or about the properties or assets currently owned, leased, operated or used by the

Company, any of its Subsidiaries or any predecessor in interest thereto and (B) any Hazardous Materials used, managed, handled, transported, treated, generated, stored, discharged, emitted, or otherwise released by the Company, any of its Subsidiaries or, to the Company’s Knowledge, any other Person, on, under, about or from any of the properties currently owned or leased by, or otherwise in connection with the use or operation of any of the properties owned or leased by, or otherwise in connection with the use or operation of any of the properties and assets of, the Company or any of its Subsidiaries, or their respective businesses and operations;

(vi)          Since January 1, 2002, neither the Company nor any of its Subsidiaries has received any communication that has not been resolved, whether from a Governmental Authority, citizen’s group, employee or otherwise, alleging that it is liable under, or not in compliance with, any Environmental Law; and

(vii)         To the Company’s Knowledge, there is no requirement anticipated or formally proposed for notice, comment, adoption or implementation under any Environmental Law or Environmental Permit issued pursuant thereto that is reasonably expected to result in liability or material increases in either capital or operating costs for the Company or any of its Subsidiaries.

(b)           Insofar as the representations set forth in subsections (a)(i), (a)(ii), (a)(iii), (a)(iv) and (a)(vii) relate to assets of the Company operated by a Person other than the Company or any of its Subsidiaries, such representations are given only to the Knowledge of the Company.

Section 5.11           Tax Matters.

(a)           (i) All material Tax Returns relating to the Company and the Company Subsidiaries required to be filed have been duly and timely filed, (ii) all such Tax Returns are true, correct and complete in all material respects, (iii) all Taxes shown as due and payable on such Tax Returns, relating to the Company or any Company Subsidiary required to be paid, have been duly and timely paid, (iv) no adjustment relating to such Tax Returns has been proposed in writing by any Governmental Authority, (v) all material Taxes relating to the Company and the Company Subsidiaries for any taxable period (or a portion thereof) beginning on or prior to the date of the Closing (which are not yet due and payable) have been properly reserved for in the books and records of the Company whether or not shown as being due on any Tax Return, and (vi) the Company and the Company Subsidiaries have duly and timely withheld all material Taxes required to be withheld and such withheld Taxes have been either duly and timely paid to the proper Governmental Authority or properly set aside in accounts for such purpose and will be duly and timely paid to the proper Governmental Authority.

(b)           No written agreement or other written document waiving or extending, or having the effect of waiving or extending, the statute of limitations or the period of assessment or collection of any Taxes relating to the Company or any Company Subsidiary and no power of attorney with respect to any such Taxes, in each case that is currently outstanding and in effect, has been filed or entered into with any Governmental Authority.

(c)           (i) No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Return of the Company or any Company Subsidiary as to which any Taxing Authority has asserted in writing any claim which, if adversely determined, would have a Material Adverse Effect on the Company, and (ii) no Governmental Authority has asserted in writing any deficiency or claim for Taxes (including any adjustment to Taxes) with respect to which the Company or any Company Subsidiary may be liable with respect to income or any other material Tax which has not been fully paid or finally settled.

(d)           Neither the Company nor any Company Subsidiary (i) is a party to or bound by or has any obligation or liability under any written Tax separation, sharing or similar agreement or arrangement, (ii) is or has been a member of any consolidated, combined or unitary group for purposes of filing Tax Returns or paying Taxes, (iii) has entered into a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision or any similar provision of state or local law, (iv) is required to include in income any amount in respect of an adjustment pursuant to Section 481 of the Code by reason of a change in accounting method, or (v) has filed any consents under Section 341(f) of the Code.

(e)           None of the assets of the Company or any of its Subsidiaries are subject to any Tax lien (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings and which have been properly reserved for in the books and records of the Company).

(f)            To the Company’s Knowledge, neither the Company nor any of its Affiliates has taken or agreed to take any action that would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code.  The Company is not aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying under Section 368(a) of the Code.

(g)           None of the assets of the Company or any of the Company Subsidiaries are tax-exempt use property within the meaning of Section 168(h) of the Code.

(h)           Neither the Company nor any Company Subsidiary has consummated, has participated in or is currently participating in any transaction which was or is a listed transaction as defined in Treasury Regulation Section 1.6011-4(b)(2).

Section 5.12           Benefit Plans.

(a)           Section 5.12(a) of the Company Disclosure Schedule lists each “employee benefit plan” (as defined in Section 3(3) of ERISA), and all other employee benefit, bonus, incentive, deferred compensation, stock option (or other equity-based), severance, change in control, welfare (including post-retirement medical and life insurance), vacation, retention and fringe benefit plans, whether or not subject to ERISA and whether written or oral, sponsored, maintained or contributed to or required to be contributed to by the Company or any of its Subsidiaries, or to which the Company or any of its Subsidiaries is a party for the benefit of any Person who is currently, has been or, prior to the Effective Time, is expected to become an employee of the Company or any of its Subsidiaries (a “Company Employee”) (the “Company

Benefit Plans”).  Neither the Company, any of its Subsidiaries nor any ERISA Affiliate of any of them has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Company Benefit Plan that would affect any Company Employee.  The Company has heretofore delivered or made available to Forest and Spinco true and complete copies of each Company Benefit Plan and any amendments thereto (or if the plan is not a written plan, a description thereof), any related trust or other funding vehicle, any reports or summaries required under ERISA or the Code for the most recent reporting period and the most recent determination letter received from the IRS (if any) with respect to each such plan intended to qualify under Section 401(a) of the Code.

(b)           No liability under Title IV (including Sections 4069 and 4212(c) of ERISA) or Section 302 of ERISA has been incurred by the Company, any of its Subsidiaries or any ERISA Affiliate of any of them that has not been satisfied in full, and no condition exists that presents a material risk to the Company, any of its Subsidiaries or any ERISA Affiliate of any of them of incurring any such liability, other than liability for premiums due the PBGC (which premiums have been paid when due).  No Company Benefit Plan is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code.

(c)           No Company Benefit Plan is a “multiemployer pension plan,” as defined in Section 3(37) of ERISA and  none of the Company, any of its Subsidiaries or any ERISA Affiliate of any of them has made or suffered a “complete withdrawal” or a “partial withdrawal,” as such terms are respectively defined in Sections 4203 and 4205 of ERISA, which has not been satisfied in full.

(d)           Each Company Benefit Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, ERISA and the Code.  All contributions required to be made with respect to any Company Benefit Plan have been timely made.  There are no pending or, to the Company’s Knowledge, threatened claims by, on behalf of or against any of the Company Benefit Plans or any assets thereof, other than routine benefit claim matters, that, if adversely determined could, individually or in the aggregate, result in a material liability for the Company or any of its Subsidiaries and no matter is pending (other than routine qualification determination filings, copies of which have been furnished to Forest and Spinco or will be promptly furnished to Forest and Spinco when made) with respect to any of the Company Benefit Plans before the IRS, the United States Department of Labor or the PBGC.

(e)           Each Company Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code, each trust maintained under any Company Benefit Plan intended to satisfy the requirements of Section 501(c)(9) of the Code has satisfied such requirements and, in either such case, no event has occurred or condition is known to exist that would reasonably be expected to adversely affect such tax-qualified status for any such Company Benefit Plan or any such trust.

(f)            No Company Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of Company or any Company Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any “pension plan,” or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).  The Company has the right, and will have the right after the Effective Time to terminate any Company Benefit Plan or to amend any such Company Benefit Plan to reduce future benefits (including any Company Benefit Plan that provides post-retirement medical and life insurance benefits) without incurring or otherwise being responsible for any material liability with respect thereto.

(g)           In connection with the consummation of the transactions contemplated by this Agreement, no payment of money or other property, acceleration of benefits or provision of other rights has been or will be made hereunder, under any agreement contemplated herein, or under any Company Benefit Plan or any Contract listed in Section 5.15 of the Company Disclosure Schedule that could reasonably be expected to be nondeductible under Section 280G of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

Section 5.13           Labor Matters.  Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or other Contract with a labor union or labor organization and no collective bargaining agreement is being negotiated by the Company or any of its Subsidiaries.  Neither the Company nor any of its Subsidiaries is the subject of any proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving the Company or any of its Subsidiaries pending or, to the Company’s Knowledge, threatened, that, individually or in the aggregate, would have a Material Adverse Effect on the Company.  There are no labor controversies pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect on the Company.  There have been no claims initiated by any labor organization to represent any Company Employees not currently represented by a labor organization.

Section 5.14           Intellectual Property Matters.  The Company and its Subsidiaries own or possess adequate licenses or other valid rights to use all seismic data, patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and service marks, know-how and other proprietary rights and information used or held for use in connection with the business of the Company and its Subsidiaries as currently conducted, except where the failure to own or possess such items, individually or in the aggregate, would not have a Material Adverse Effect on the Company.  To the Company’s Knowledge, there is no assertion or claim challenging the validity of any of the foregoing that, individually or in the aggregate, would have a Material Adverse Effect on the Company.  The conduct of the business of the Company and its Subsidiaries as currently conducted does not and will not conflict in any way with any seismic data license, patent, patent right, license, trademark, trademark right, trade name, trade name right, copyright, service mark, trade secret, know-how or other proprietary rights or information of any third party that, individually or in the aggregate, would have a Material Adverse Effect on the Company.

Section 5.15           Material Contracts.

(a)           Section 5.15 of the Company Disclosure Schedule sets forth all Contracts, other than Company Benefit Plans and oil and gas leases and assignments entered into in the ordinary course of business, to which the Company or any of its Subsidiaries is a party (i) relating to indebtedness for borrowed money, (ii) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (iii) that obligates the Company or any of its Subsidiaries to make any payments or issue or pay anything of value to any director, officer, key employee or consultant, (iv) that limit or purport to limit the ability of the Company or any of its Subsidiaries to compete in the U.S. domestic oil and gas exploration, production and marketing business with any Person in any geographic area or during any period of time, (v) that includes any material indemnification, contribution or guarantee obligations (other than such obligations entered into in the ordinary course of business in offshore oil and gas operations), (vi) that relate to capital expenditures involving total payments of more than $1 million, (vii) requiring annual or remaining payments in excess of $1 million after the date hereof, (viii) that is a seismic license agreement or rig or drilling contract material to the Company, (ix) that is a fixed price commodity sales agreement with a remaining term of more than 60 days, (x) that is a material Contract relating to any of the properties specified in Section 5.15 of the Company Disclosure Schedule or (xi) that obligate the Company or any of its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.  Neither the Company nor any of its Subsidiaries has received notice that any  party to any such Contract is in default, and each such Contract, upon consummation of the transactions contemplated by this Agreement and the other Transaction Agreements, shall continue in full force and effect without penalty or other adverse consequence (other than the termination or expiration thereof in accordance with its terms, for reasons other than the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements).

(b)           Neither the Company nor any of its Subsidiaries is in default in any respect under any Contract to which it is a party or by which it or any of its properties or assets is bound, which default, individually or in the aggregate, would have a Material Adverse Effect on the Company, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

Section 5.16           Opinion of Company Financial Advisor.  The Company has received the written opinion of Lehman Brothers Inc., to the effect that, as of the date of such opinion, the Exchange Ratio (as defined in such opinion) is fair, from a financial point of view, to the Company.  The Company has previously delivered a complete copy of such opinion to Forest.

Section 5.17           Brokers or Finders.  No agent, broker, investment banker, financial advisor or other similar Person is or will be entitled, by reason of any agreement, act or statement by the Company, or any of its Subsidiaries, directors, officers or employees, to any financial advisory, broker’s, finder’s or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with any of the transactions contemplated by this Agreement or any other Transaction Agreement.

Section 5.18           Takeover Statutes.  The Board of Directors of the Company has unanimously approved the terms of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, and such approval represents all the action necessary to render inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement the restrictions on “business combinations” set forth in Section 203 of the DGCL to the extent such restrictions would otherwise be applicable to this Agreement, the Merger or the other transactions contemplated by this Agreement.

Section 5.19           Certain Board Findings.  The Board of Directors of the Company, at a meeting duly called and held, (i) has determined that the Merger is fair to, and in the best interests of, the Company and its stockholders and (ii) has resolved, subject to Section 6.11, to recommend the adoption of this Agreement by the stockholders of the Company.

Section 5.20           Vote Required.  The only vote of the stockholders of the Company required under any of the DGCL or the Company’s Second Amended and Restated Certificate of Incorporation for adoption of this Agreement and the approval of the transactions contemplated by this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote (sometimes referred to herein as the “Requisite Approval”).

Section 5.21           Certain Payments.  No Company Benefit Plan or employment arrangement, and no contractual arrangements between the Company or any of its Subsidiaries and any third party, exists that could result in the payment to any current, former or future director, officer, stockholder or employee of the Company or any of its Subsidiaries, or of any entity the assets or capital stock of which have been acquired by the Company or a Company Subsidiary, of any money or other property or rights or accelerate or provide any other rights or benefits to any such individual as a result of the consummation of the transactions contemplated by the Transaction Agreements whether or not (a) such payment, acceleration or provision would constitute a “parachute payment” (within the meaning of Section 280G of the Code), or (b) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

Section 5.22           Assets.  The Company has good and marketable title to all oil and gas properties forming the basis for the reserves reflected in the Company Reserve Report as attributable to interests owned by the Company or any Company Subsidiary and has good and valid title to, or valid leasehold interests or other contractual rights in, all other Company assets, with respect to both the oil and gas properties and all other Company assets, free and clear of all Liens except for Permitted Liens and Liens associated with obligations reflected in the Company Reserve Report.  The oil and gas leases and other agreements that provide the Company and its Subsidiaries with operating rights in the oil and gas properties reflected in the Company Reserve Report are legal, valid and binding and in full force and effect, the rentals, royalties and other payments due thereunder have been properly paid and, to the Company’s Knowledge, there is no existing default (or event that, with notice or lapse of time or both, would become a default) under any of such oil and gas leases or other agreements, except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.  The Company and its Subsidiaries (as the case may be) have maintained all of their respective assets owned on the date hereof in working order and operating condition, subject only to ordinary wear and tear.

Section 5.23           Loans.  Section 5.23 of the Company Disclosure Schedule sets forth each currently outstanding loan exceeding $1 million in principal amount made by the Company or any of its Subsidiaries to any Person.

Section 5.24           Oil and Gas Reserves.  The Company has furnished to Forest reserve reports prepared by the Company containing estimates of the oil and gas reserves, as of December 31, 2004 and June 30, 2005 (collectively, the “Company Reserve Report”), that are owned by the Company or any of its Subsidiaries.  The factual, non-interpretive data on which the Company Reserve Report was based for purposes of estimating the oil and gas reserves set forth therein was accurate in all material respects, and to the Knowledge of the Company no errors in such information existed at the time such information was provided.  The Company Reserve Report conforms to the guidelines with respect thereto of the SEC.  Except for changes (including changes in hydrocarbon commodity prices) generally affecting the oil and gas industry and normal depletion by production, there has been no change in respect of the matters addressed in the Company Reserve Report that would reasonably be expected to have a Material Adverse Effect on the Company.  Since January 1, 2003 all of the Company’s and its Subsidiaries’ wells have been drilled and (if completed) completed, operated and produced in compliance in all respects with applicable oil and gas leases and applicable laws, except where any such failure or violation would not have a Material Adverse Effect on the Company.  To the Company’s Knowledge, there are no wells of the Company or any of its Subsidiaries that the Company or any of its Subsidiaries are (i) currently obligated by applicable law or Contract to plug and abandon, or (ii) obligated by applicable law or Contract to plug and abandon with the lapse of time or notice or both because the well is not currently capable of producing in commercial quantities.  No Person has any call on, option to purchase or similar rights with respect to the production of hydrocarbons attributable to any of the Company’s or its Subsidiaries’ assets, except any such call, option or similar right at market prices.  Except for gas imbalances between the Company or any of its Subsidiaries and any third party working interest owners, marketers or pipelines relative to its assets that have accrued since June 30, 2005, neither the Company nor any of its Subsidiaries is obligated by any gas prepayment arrangement or by any “take-or-pay” requirement, advance payment or other similar arrangement to deliver any gas at a future time without then or thereafter receiving payment therefor.  With respect to any oil and gas interests of the Company and its Subsidiaries that are not operated by the Company or any of its Subsidiaries, the Company makes the representations and warranties set forth in this Section 5.24 only to its Knowledge.

Section 5.25           Derivative Transactions.  Neither the Company nor any of its Subsidiaries has entered into any Derivative Transaction pursuant to which it has a continuing financial liability or obligation.  All Derivative Transactions entered into by the Company or any of its Subsidiaries that are currently open were entered into in material compliance with applicable rules, regulations and policies of all regulatory authorities.

Section 5.26           No Other Representations and Warranties.  Except for the representations and warranties contained in this Article V, Forest and Spinco acknowledge that neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company and its Subsidiaries or otherwise or with respect to any other information provided to Forest or Spinco, whether on behalf of the Company or such other Persons.  Neither the Company nor any other Person will have or be subject to any liability or indemnification obligation to Forest or Spinco or any other Person to the extent resulting from the distribution to Forest or Spinco, or Forest or Spinco’s use of, any information related to the Company and any other information, document or material made available to Forest or Spinco in certain “data rooms,” management presentations or in any other form in connection with the transactions contemplated by this Agreement.

ARTICLE VI

COVENANTS AND AGREEMENTS

Section 6.1             Conduct of Business by the Company Pending the Merger.  Following the date of this Agreement and prior to the earlier of the Effective Time and the Termination Date, except as specifically contemplated or permitted by this Agreement or the other Transaction Agreements or described in Section 6.1 of the Company Disclosure Schedule or to the extent that Forest shall otherwise consent in writing (such consent not to be unreasonably withheld or delayed), the Company agrees as to itself and its Subsidiaries as follows:

(a)           Ordinary Course.  Each of the Company and its Subsidiaries shall conduct its operations in accordance with its ordinary course of business consistent with past practice and use all commercially reasonable efforts to preserve intact its present business organization, maintain its material rights and franchises, keep available the services of its current officers and key employees and preserve its relationships with material customers, suppliers and others having business dealings with it in such a manner that its goodwill and ongoing businesses are not impaired in any material respect.  The Company shall not, nor shall it permit any of its Subsidiaries to, enter into any new material line of business.  Prior to the Effective Time and except as specifically contemplated by this Agreement or as mutually approved in writing by Spinco and the Company, the Company shall cause Merger Sub not to conduct any business operations, enter into any Contract (other than this Agreement), acquire any assets or incur any liabilities.

(b)           Dividends; Changes in Stock.  The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall the Company or any of its Subsidiaries propose to, (i) declare or pay any dividends on or make other distributions in respect of any shares of its capital stock or partnership interests (whether in cash, securities or property), except for the declaration and payment of cash dividends or distributions paid on or with respect to a class of capital stock all of which shares of capital stock or partnership interests (with the exception of directors’ qualifying shares and other similarly nominal holdings required by law to be held by Persons other than the Company or its wholly owned Subsidiaries), as the case may be, of the applicable corporation or partnership are owned directly or indirectly by the Company; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock; or (iii) redeem, repurchase or otherwise acquire, or permit any Subsidiary to redeem, repurchase or otherwise acquire, any shares of its capital stock (including any securities convertible or exchangeable into such capital stock).

(c)           Issuance of Securities.  The Company shall not, nor shall it permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class, any Company Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Company Voting Debt or convertible securities, other than (i) the issuance of shares of Company Common Stock upon the exercise of stock options that are outstanding on the date hereof pursuant to the Company Stock Plans; (ii) the issuance of stock options with three year vesting and restricted stock to existing employees and directors and newly-hired employees and directors of the Company or its Subsidiaries, not to exceed 300,000 shares of Company Common Stock reserved for issuance under the Company Stock Plans on the date hereof; and (iii) issuances by a wholly owned Subsidiary of its capital stock to the Company.

(d)           Governing Documents.  The Company shall not amend or propose to amend its Second Amended and Restated Certificate of Incorporation or Fourth Amended and Restated Bylaws, nor shall it permit any of its Subsidiaries to amend or propose to amend its charter or bylaws in any manner that would hinder the consummation of the transactions contemplated by this Agreement.

(e)           Acquisitions.  Other than (i) purchases from vendors or suppliers in the ordinary course of business consistent with past practice, (ii) exercises of preferential rights, (iii) any single or series of acquisitions whether or not related, where the fair market value of the total consideration payable in all such acquisitions does not exceed $25.0 million in the aggregate or (iv) with respect to the transaction described in Section 4.2 of the Spinco Disclosure Schedule, the Company shall not, nor shall it permit any of its Subsidiaries to, in a single transaction or a series of transactions, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; provided, however, that in any event, the Company shall not, nor shall it permit any of its Subsidiaries to, make any such acquisition, agreement or purchase if it would hinder in any material respect the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements.

(f)            Dispositions.  Subject to Section 6.11, and other than product sales and other dispositions in connection with normal equipment maintenance or salvage in the ordinary course of business consistent with past practice and Permitted Liens, the Company shall not, nor shall it permit any of its Subsidiaries to, in a single transaction or a series of related or unrelated transactions, sell (including sale-leaseback), lease, pledge, encumber or otherwise dispose of, or agree to sell (or engage in a sale-leaseback), lease (whether such lease is an operating or capital lease), pledge, encumber or otherwise directly or indirectly dispose of, any of its assets that in the aggregate have a fair market value in excess of $10 million; provided, that the Company shall not consummate or agree to consummate any such transaction with respect to any securities of any of its Subsidiaries.

(g)           Indebtedness; Leases.  The Company shall not, nor shall it permit any of its Subsidiaries to, incur any indebtedness for borrowed money or guarantee or otherwise become contingently liable for any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries or guarantee any debt securities of others or enter into any material lease (whether such lease is an operating or capital lease, but excluding compressor leases) or otherwise incur any material obligation or liability (absolute or contingent) other than indebtedness to the Company or a wholly owned Subsidiary of the Company, or under the Credit Agreement dated as of March 2, 2004, among the Company and the lenders party thereto, as amended from time to time, or any replacement thereof; provided, however, that the aggregate outstanding indebtedness under such credit agreement shall not exceed $170 million (exclusive of indebtedness incurred to fund (A) costs related to the transactions contemplated by this Agreement and (B) payments made to Company executives pursuant to non-compete, employment and severance agreements and similar agreements and arrangements).

(h)           Capital Expenditures.  Except as required by law, the Company shall continue its 2005 budgeted capital expenditure program for exploration and development as described in the capital expenditure budget dated as of September 8, 2005 provided to Forest prior to the date hereof, and shall perform, to the extent reasonably practicable, all scheduled capital expenditures set forth in such capital expenditure program at an aggregate cost not exceeding 120% of the aggregate costs set forth therein (it being understood that particular projects set forth on such budget may be substituted with other projects, so long as the aggregate maximum set forth above is not exceeded).  In the event that the Effective Time does not occur in 2005, the parties shall reasonably consult regarding the Company’s capital expenditure budget for 2006.

(i)            Employee Arrangements.  The Company and its Subsidiaries shall not:

(i)            grant any material increases in the compensation of any of its directors, officers or employees, except in the ordinary course of business consistent with past practice;

(ii)           pay or agree to pay to any director, officer or employee, whether past or present, any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing benefit, severance, termination, pension or employment plans, Contracts or arrangements as in effect on the date hereof;

(iii)          except in the ordinary course of business consistent with past practice, enter into any new, or materially amend any existing, employment or severance or termination Contract with any director or officer; or

(iv)          except (x) in the ordinary course of business consistent with past practice or (y) as may be required to comply with applicable law, become obligated under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, severance plan, benefit arrangement or similar plan or arrangement that was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder.

(j)            Compliance with Laws; Licenses.  Except as would not individually or in the aggregate have a Material Adverse Effect on the Company, the Company shall not, nor shall it permit any of its Subsidiaries to:  (i) fail to comply with any laws, ordinances or regulations applicable to it or to the conduct of its business or (ii) permit to expire or terminate without renewal any License that is necessary to the operation of the business of such party, any facilities associated therewith or any other business.

(k)           No Liquidation or Dissolution.  The Company shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any of its Subsidiaries.

(l)            Accounting Methods.  The Company shall not make any material change in its methods of accounting in effect at December 31, 2004, except (i) as required by the Financial Accounting Standards Board or changes in GAAP as agreed to by the Company’s independent auditors, (ii) in response to comments made by the SEC with respect to any Registration Statement or (iii) as otherwise agreed to in this Agreement.  The Company and Merger Sub shall not change their respective fiscal years.

(m)          Affiliate Transactions.  The Company shall not, nor shall it permit any of its Subsidiaries to, enter into or amend any agreement or arrangement with any of their respective Affiliates (including any Company Employees), other than with wholly owned Subsidiaries of the Company, on terms materially less favorable to the Company or such Subsidiary, as the case may be, than could be reasonably expected to have been obtained with an unaffiliated third party on an arm’s-length basis.

(n)           Contracts.  The Company shall not, nor shall it permit any of its Subsidiaries to, except in the ordinary course of business consistent with past practice, modify, amend, terminate or renew any material Contract to which it or any of its Subsidiaries is a party or waive, release or assign any material rights or claims, in each case if such action would have a Material Adverse Effect on the Company or impair in any material respect the Company’s ability to perform its obligations under this Agreement and the other Transaction Agreements.  The Company shall not, and shall not permit any of its Subsidiaries to, waive any preferential rights.  The Company shall not, nor shall it permit any of its Subsidiaries to, enter into any Contract not in the ordinary course of business involving total consideration of $2 million or more with a term longer than one year which is not terminable by the Company or any such Subsidiary of the Company without penalty upon no more than 30 days’ prior notice.

(o)           Insurance.  The Company shall, and shall cause its Subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses; provided, however, that the Company may self-insure with respect to operators’ extra expense insurance, physical damage to well site real and personal property insurance and business interruption insurance.

(p)           Tax Matters.  The Company shall not (i) make or rescind any material express or deemed election relating to Taxes unless such action will not materially and adversely affect the Company or any of its Affiliates, or the Surviving Corporation on a going-forward basis after the Effective Date, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where the Company has the capacity to make such binding election, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except where such settlement or compromise will not result in a Material Adverse Effect on the Company, (iii) amend any material Tax Returns, except where such amendment would not adversely affect the Company or any of its Affiliates, or the Surviving Corporation on a going-forward basis after the Effective Date or (iv) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those expected to be employed in the preparation of its federal income tax return for the taxable year ended December 31, 2004, except as may be required by applicable law or except for such changes that are reasonably expected not to result in a Material Adverse Effect on the Company; provided, however, that the Company may make or rescind any such election, settle or compromise any such claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy, change any such method of reporting or amend any such Tax Return without Forest’s prior written consent if the amount of Tax liabilities relating to such action does not exceed $500,000.

(q)           Discharge of Liabilities.  Unless otherwise provided in this Agreement or required by applicable law, the Company shall not, nor shall it permit any of its Subsidiaries to, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company as of and for the twelve months ended December 31, 2004, or incurred in the ordinary course of business.

(r)            Tax Treatment.  Neither the Company nor Merger Sub shall take or cause or permit to be taken any action (i) that would disqualify the Distribution from constituting a tax-free distribution under Section 355 of the Code or the Contribution from constituting a tax-free reorganization under Section 368(a) of the Code or (ii) that would disqualify the Merger from constituting a tax-free reorganization under Section 368(a) of the Code.

(s)           Advice of Changes.  Subject to the provisions of the Confidentiality Agreement, the Company shall promptly advise Forest and Spinco orally and in writing of any change or event having, or that, insofar as can reasonably be foreseen, could have, either individually or together with other changes or events, a Material Adverse Effect on the Company.

(t)            No Action.  Subject to the terms and conditions of this Agreement, the Company shall not, nor will it permit any of its Subsidiaries to, intentionally take or agree or commit to take any action that would result in any of the conditions set forth in Article VII not being satisfied at the Effective Time.

(u)           Hedging Activities.  The Company shall not, nor shall it permit any of its Subsidiaries to, enter into (i) any Derivative Transaction or (ii) any fixed price commodity sales agreement with a term of more than 60 days.

(v)           Lender Consent.  The Company shall use reasonable commercial efforts to obtain the lender consent referenced in Section 5.3 of the Company Disclosure Schedule and to enter into the new credit facility referenced in Section 7.3(b).

(w)          Agreements.  The Company shall not, nor shall it permit any of its Subsidiaries to, agree in writing or otherwise to take any action inconsistent with the foregoing.

Section 6.2             Conduct of Business by Spinco and Forest Pending the Merger.  Following the date of this Agreement and prior to the earlier of the Effective Time and the Termination Date, except as specifically contemplated or permitted by this Agreement or the other Transaction Agreements or described in Section 6.2 of the Spinco Disclosure Schedule or to the extent that the Company shall otherwise consent in writing (such consent not to be unreasonably withheld or delayed), Forest and Spinco severally agree as follows:

(a)           Ordinary Course.  Forest (in regard to the Spinco Business only) and each of Spinco and its Subsidiaries shall conduct its operations in accordance with its ordinary course of business consistent with past practice and use all commercially reasonable efforts to preserve intact its present business organization, maintain its material rights and franchises, keep available the services of its current officers and key employees and preserve its relationships with material customers, suppliers and others having business dealings with it in such a manner that its goodwill and ongoing businesses are not impaired in any material respect.  Spinco shall not, nor shall it permit any of its Subsidiaries to, enter into any new material line of business.

(b)           Dividends; Changes in Stock.  Except as expressly permitted in the Tax Sharing Agreement, Spinco shall not, nor shall it permit any of its Subsidiaries to, nor shall it or any of its Subsidiaries propose to, (i) declare or pay any dividends on or make other distributions in respect of any shares of its capital stock or partnership interests (whether in cash, securities or property), except for the declaration and payment of cash dividends or distributions paid on or with respect to a class of capital stock or partnership interests all of which shares of capital stock or partnership interests (with the exception of directors’ qualifying shares and other similarly nominal holdings required by law to be held by Persons other than Spinco or its wholly owned Subsidiaries), as the case may be, of the applicable corporation or partnership are owned directly or indirectly by Spinco; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, except as contemplated by the Distribution Agreement or (iii) redeem, repurchase or otherwise acquire, or permit any Subsidiary to redeem, repurchase or otherwise acquire, any shares of its capital stock (including any securities convertible or exchangeable into such capital stock).   Forest shall not, nor shall it permit any of its Subsidiaries to, nor shall it or any of its Subsidiaries propose to, declare or pay any dividends on or make other distributions in respect of any shares of its capital stock or partnership interests (whether in cash, securities or property), to the extent such dividend or distribution would impact Spinco or the Spinco Business, or would prevent Forest from consummating the Contribution or the Distribution.  None of Forest, Spinco or any of their respective Subsidiaries shall form or propose to form a new Subsidiary of Spinco.

(c)           Issuance of Securities.  Spinco shall not, nor shall it permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of Spinco’s capital stock or capital stock of any Spinco Subsidiary of any class, any Spinco Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Spinco Voting Debt or convertible securities, other than (i) pursuant to this Agreement and pursuant to the other Transaction Agreements; and (ii) issuances by a wholly owned Subsidiary

of Spinco of its capital stock to Spinco.   Without limiting the foregoing, Forest shall not issue, deliver or sell, or authorize or propose to issue, deliver or sell, any additional options or other equity-based awards that could be converted into any option to acquire Spinco Common Stock, pursuant to the Employee Benefits Agreement or otherwise.

(d)           Governing Documents.  Spinco shall not amend or propose to amend Spinco’s Certificate of Incorporation or Bylaws, nor shall it permit any of its Subsidiaries to amend or propose to amend its charter or bylaws except as explicitly provided herein or in the Distribution Agreement, in each case with a Company Consent.

(e)           Acquisitions.  Other than (i) purchases from vendors or suppliers in the ordinary course of business consistent with past practice, (ii) exercises of preferential rights, or (iii) any single or series of acquisitions, whether or not related, where the fair market value of the total consideration payable in all such acquisitions does not exceed $25 million in the aggregate, Forest (in regard to the Spinco Business only) shall not, and Spinco shall not, nor shall they permit any of their respective Subsidiaries to, in a single transaction or a series of transactions, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; provided, however, that in any event, Forest shall not, and Spinco shall not, nor shall they permit any of their respective Subsidiaries to, make any such acquisition, agreement or purchase if it would hinder in any material respect the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements.

(f)            Dispositions.  Other than product sales and other dispositions in connection with normal equipment maintenance or salvage in the ordinary course of business consistent with past practice and Permitted Liens, Forest (in regard to the Spinco Business only) shall not, and Spinco shall not, nor shall they permit any of their respective Subsidiaries to, in a single transaction or a series of related or unrelated transactions, sell (including sale-leaseback), lease, pledge, encumber or otherwise dispose of, or agree to sell (or engage in a sale-leaseback), lease (whether such lease is an operating or capital lease), pledge, encumber or otherwise directly or indirectly dispose of, any of its assets that in the aggregate have a fair market value in excess of $10 million, except as otherwise provided in this Agreement and the other Transaction Agreements; provided, that Forest shall not consummate or agree to consummate any such transaction with respect to any securities of Spinco or any of its Subsidiaries.

(g)           Indebtedness; Leases.  Forest (in regard to the Spinco Business only) shall not, and Spinco shall not, nor shall they permit any of their respective Subsidiaries to, incur any indebtedness for borrowed money or guarantee or otherwise become contingently liable for any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of Spinco or any of its Subsidiaries or guarantee any debt securities of others or enter into any material lease (whether such lease is an operating or capital lease, but excluding compressor leases) or otherwise incur any material obligation or liability (absolute or contingent) other than indebtedness of Spinco to be incurred by Spinco and obligations or liabilities to be assumed by Spinco in connection with the consummation of the transactions contemplated by the Distribution Agreement.

(h)           Capital Expenditures.  Except as required by law, Forest and Spinco shall continue the capital expenditure program for exploration and development with respect to the Spinco Assets as described in the capital expenditure budget dated as of September 8, 2005 provided to the Company prior to the date hereof, and shall perform, to the extent reasonably practicable, such capital expenditures at an aggregate cost not exceeding 120% of the aggregate costs set forth therein (it being understood that particular projects set forth in such budget may be substituted with other projects, so long as the aggregate maximum set forth above is not exceeded).  In the event that the Effective Time does not occur in 2005, the parties shall reasonably consult regarding the Spinco Business’ capital expenditure budget for 2006.

(i)            Employee Arrangements.  Forest (in regard to the Spinco Employees only) shall not, and Spinco shall not, nor shall Forest (in regard to the Spinco Employees only) or Spinco permit any of their respective Subsidiaries to:

(i)            grant any material increases in the compensation of any of its directors, officers or employees, except in the ordinary course of business consistent with past practice;

(ii)           pay or agree to pay to any director, officer or employee, whether past or present, any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing benefit, severance, termination, pension or employment plans, Contracts or arrangements as in effect on the date hereof;

(iii)          hire any new director, officer or, except in the ordinary course of business consistent with past practice, employee, or enter into any new, or materially amend any existing, employment or severance or termination Contract with any director, officer or employee; or

(iv)          except as may be required to comply with applicable law, become obligated under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, severance plan, benefit arrangement or similar plan or arrangement that was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof solely with respect to Spinco Employees if such amendment would have the effect of enhancing any benefits thereunder.

(j)            Compliance with Laws; Licenses.  Except as would not individually or in the aggregate have a Material Adverse Effect on Spinco or the Spinco Assets, Forest (in regard to the Spinco Business only) shall not, and Spinco shall not, nor shall they permit any of their respective Subsidiaries to, (i) fail to comply with any laws, ordinances or regulations applicable to it or to the conduct of its business or (ii) permit to expire or terminate without renewal any License that is necessary to the operation of the business of Spinco or its Subsidiaries, any facilities associated therewith, the Spinco Business, or any other business.

(k)           No Liquidation or Dissolution.  Neither Forest nor Spinco shall authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Spinco or any of its Subsidiaries.

(l)            Accounting Methods.  Neither Forest (in regard to the Spinco Business only) nor Spinco shall make any material change in Forest’s methods of accounting in effect at December 31, 2004, except (i) as required by the Financial Accounting Standards Board or changes in GAAP as agreed to by Forest’s or Spinco’s independent auditors, (ii) in response to comments made by the SEC with respect to any Registration Statement or (iii) as otherwise agreed to in this Agreement.  Spinco shall not change its fiscal year.

(m)          Affiliate Transactions.  Forest (in regard to the Spinco Business only) shall not, and Spinco shall not, nor shall Forest (in regard to the Spinco Business only) or Spinco permit any of their respective Subsidiaries to, enter into or amend any agreement or arrangement with any of their respective Affiliates (including any Spinco Employees), other than with wholly owned Subsidiaries of Spinco, on terms materially less favorable to Spinco or such Subsidiary, as the case may be, than could be reasonably expected to have been obtained with an unaffiliated third party on an arm’s-length basis.

(n)           Contracts.  Neither Forest nor Spinco shall, nor shall they permit any of their respective Subsidiaries to, except in the ordinary course of business consistent with past practice, modify, amend, terminate or renew any material Contract to which Spinco or any of its Subsidiaries is a party or which otherwise is or will be, a Spinco Asset, or waive, release or assign any material rights or claims which is or will be a Spinco Asset, in each case if such action would have a Material Adverse Effect on Spinco or the Spinco Business, or impair in any material respect Forest’s or Spinco’s ability to perform their respective obligations under this Agreement and the other Transaction Agreements.  Forest, Spinco or their respective Subsidiaries shall reasonably consult with the Company before entering into any new Contract material to Spinco or the Spinco Business.  Neither Forest nor Spinco shall, nor shall they permit any of their respective Subsidiaries to, waive any preferential rights that constitute Spinco Assets.  Neither Forest nor Spinco shall, nor shall they permit any of their respective Subsidiaries to, enter into any Contract to which Spinco or any of its Subsidiaries will be a party or which otherwise will be a Spinco Asset, which Contract is not in the ordinary course of business, involves total consideration of $2 million or more, has a term longer than one year and which is not terminable by Spinco or any such Subsidiary of Spinco without penalty upon no more than 30 days’ prior notice.

(o)           Insurance.  Forest and Spinco shall, and shall cause their respective Subsidiaries to, maintain with financially responsible insurance companies insurance for the Spinco Business and the Spinco Assets in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses.

(p)           Tax Matters.  Forest and Spinco shall not (i) make or rescind any material express or deemed election relating to Taxes of Spinco or the Spinco Business unless such action will not materially and adversely affect Spinco or the Surviving Corporation on a going-forward basis after the Effective Date, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where Forest or Spinco has the capacity to make such binding election, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes of Spinco or the Spinco Business, except where such settlement or compromise will not result in a Material Adverse Effect on Spinco or the Spinco Business, (iii) amend any material Tax Returns of

Spinco or relating to the Spinco Business or (iv) change in any material respect any method of reporting income or deductions of Spinco or the Spinco Business for federal income tax purposes from those expected to be employed in the preparation of its federal income tax return for the taxable year ended December 31, 2004, except as may be required by applicable law or except for such changes that are reasonably expected not to result in a Material Adverse Effect on Spinco or the Spinco Business, provided, however, that Spinco may make or rescind any such election, settle or compromise any such claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy, change any such method of reporting or amend any such Tax Return without the Company’s prior written consent if the amount of Tax liabilities relating to such action does not exceed $500,000.

(q)           Discharge of Liabilities.  Unless otherwise provided in this Agreement or required by applicable law, Forest (in regard to the Spinco Business only) shall not, and Spinco shall not, nor shall Forest (in regard to the Spinco Business only) or Spinco permit any of their respective Subsidiaries to, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business (which includes the payment of final and unappealable judgments).

(r)            Tax Treatment.  Neither Forest nor Spinco shall take or cause or permit to be taken any action (i) that would disqualify the Distribution from constituting a tax-free distribution under Section 355 of the Code or the Contribution from constituting a tax-free reorganization under Section 368(a) of the Code or (ii) that would disqualify the Merger from constituting a tax-free reorganization under Section 368(a) of the Code.

(s)           Advice of Changes.  Subject to the provisions of the Confidentiality Agreement, Forest and Spinco shall promptly advise the Company orally and in writing of any change or event having, or that, insofar as can reasonably be foreseen, could have, either individually or together with other changes or events, a Material Adverse Effect on the Spinco Business or Spinco.

(t)            No Action.  Neither Forest nor Spinco shall, nor will they permit any of their respective Subsidiaries to, intentionally take or agree or commit to take any action that would result in any of the conditions set forth in Article VII not being satisfied at the Effective Time.

(u)           Hedging Activities.  Forest (in regard to the Spinco Business only) shall not, and Spinco shall not, nor shall they permit any of their respective Subsidiaries to, enter into (i) any Derivative Transaction or (ii) any fixed price commodity sales agreement with a term of more than 60 days.

(v)           Agreements.  Neither Forest nor Spinco shall, nor shall they permit any of their respective Subsidiaries to, agree in writing or otherwise to take any action inconsistent with the foregoing.

Section 6.3             Proxy Statement/Prospectus.

(a)           As promptly as practicable following the date hereof, the Company shall prepare and file with the SEC the Proxy Statement/Prospectus and the Registration Statement on

Form S-4 (the Proxy Statement/Prospectus will be included as a prospectus in the Registration Statement on Form S-4) with respect to the transactions contemplated by this Agreement.  As promptly as practicable following the date hereof, the Company shall prepare and file with the SEC an amendment to its Registration Statement on Form S-1 to reflect the transactions contemplated by this Agreement.  The Company shall use its reasonable best efforts to have such Proxy Statement/Prospectus cleared by the SEC under the Exchange Act and the Registration Statements declared effective by the SEC under the Securities Act and the Exchange Act, as the case may be, as promptly as practicable after such filings.  The status or timing of the adjustment condition described in Section 4.2 of the Spinco Disclosure Schedule shall not serve as a basis for delaying the Company’s efforts to seek effectiveness of the Registration Statements and mail to its stockholders the Proxy Statement/Prospectus.

(b)           As promptly as practicable after the Registration Statements shall have become effective, the Company shall mail the Proxy Statement/Prospectus to its stockholders.

(c)           No amendment or supplement to the Proxy Statement/Prospectus or any Registration Statement will be made by the Company without the approval of Forest and Spinco (such approval not to be unreasonably withheld or delayed).  The Company will advise Forest and Spinco, promptly after it receives notice thereof, of the time when any Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Company Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement/Prospectus or any Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

(d)           If, at any time prior to the Effective Time, any event or circumstance should occur that results in the Proxy Statement/Prospectus or the Registration Statements containing an untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, or that otherwise should be described in an amendment or supplement to the Proxy Statement/Prospectus or the Registration Statements, Forest, Spinco and the Company shall promptly notify each other of the occurrence of such event and then promptly prepare, file and clear with the SEC and mail to the Company’s stockholders each such amendment or supplement.

Section 6.4             Cooperation.  Forest, Spinco and the Company shall together, or pursuant to the allocation of responsibility set forth below or otherwise to be agreed upon between them, take action as follows:

(a)           The Company shall take all such action as may reasonably be required under state securities or “blue sky” laws in connection with the issuance of shares of Company Common Stock pursuant to the Merger;

(b)           Forest, Spinco and the Company shall cooperate with one another to the extent reasonably necessary or commercially appropriate in promptly making any filings with, and seeking any consents or approvals from, Governmental Authorities necessary for the consummation of the transactions contemplated by this Agreement;

(c)           As promptly as practicable, the Company shall make application to the NYSE or Nasdaq for the listing or quotation of the shares of Company Common Stock to be issued pursuant to the transactions contemplated by this Agreement and the Distribution Agreement and use all commercially reasonable efforts to cause such shares to be Approved for Listing;

(d)           Forest, Spinco and the Company shall, as promptly as practicable, make any required filings and any other required or requested submissions under the HSR Act, promptly respond to any requests for additional information from either the Federal Trade Commission or the Department of Justice; and cooperate in the preparation of, and coordinate, such filings, submissions and responses (including the exchange of drafts between each party’s outside counsel) so as to reduce the length of any review periods; and

(e)           Forest, Spinco and the Company shall promptly provide outside counsel for the other parties for their confidential review copies of all filings proposed to be made by such party with any Governmental Authority in connection with this Agreement and the other Transaction Agreements and the transactions contemplated hereby and thereby.

Section 6.5             Letter of Spinco’s Accountants.  In connection with the information regarding Spinco or its Subsidiaries or the transactions contemplated by this Agreement provided by Spinco specifically for inclusion in, or incorporation by reference into, the Proxy Statement/Prospectus and the Registration Statements, Spinco shall use all commercially reasonable efforts to cause to be delivered to the Company a letter of KPMG, LLP, dated the date on which the Registration Statement on Form S-4 shall become effective and as of the Effective Time and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement on Form S-4.

Section 6.6             Letter of the Company’s Accountants.  In connection with the information regarding the Company or its Subsidiaries or the transactions contemplated by this Agreement provided by the Company specifically for inclusion in, or incorporation by reference into, the Proxy Statement/Prospectus and the Registration Statements, the Company shall use all commercially reasonable efforts to cause to be delivered to Spinco a letter of Deloitte & Touche LLP, dated the date on which the Registration Statements shall become effective and as of the Effective Time and addressed to Forest and Spinco, in form and substance reasonably satisfactory to Forest and Spinco and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement on Form S-4.

Section 6.7             Forest/Spinco Employee Stock Options, Incentive and Benefit Plans.  Spinco and the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) and any acquisitions of Spinco Common Stock, as the case may be, resulting from the transactions contemplated by this Agreement by each officer or director of the Company or Spinco who is subject to the reporting requirements of Section 16(a) of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

Section 6.8             Employee Benefit Plans.

(a)           Subject to the remaining provisions of this Section 6.8, Spinco and the Company shall take all acts necessary to cause Spinco Employees who remain employed by Spinco, the Company or their Subsidiaries from and after the Effective Time (“Continuing Spinco Employees”) to participate in the Company Benefit Plans maintained by the Company as of the Effective Time on a basis no less favorable than that applicable to similarly situated Company Employees who remain employed by the Company or its Affiliates as of the Effective Time (the “Continuing Company Employees”).  Notwithstanding the foregoing, if the Effective Time occurs in 2006, then Spinco and the Company shall cause each Continuing Spinco Employee to receive vacation benefits for the period beginning on the Effective Time and ending on December 31, 2006, that are equal to (i) such employee’s accrued and unused vacation under Forest’s vacation policy as of the Effective Time plus (ii) if the Company’s vacation policy is more generous than Forest’s vacation policy with respect to such Continuing Spinco Employee based on his years of service recognized by Forest as of the Effective Time for purposes of such policy, any additional vacation entitlement earned by such employee under the terms of the Company’s vacation policy.  In the event the employment of a Spinco Employee is terminated by Forest with the Company’s consent prior to the Effective Time (other than pursuant to a Termination for Cause), (i) such employee shall not receive a Retention Benefit, (ii) Forest shall provide such employee with the severance benefits described on Exhibit E, Part B (provided such employee executes a release of claims in favor of Forest, Spinco, the Company and their respective Affiliates (which release shall be in a form agreed to by Forest, Spinco and the Company)), and (iii) as soon as practicable after the Effective Time, the Company shall reimburse Forest for such severance benefits actually paid by Forest to such employee; provided that the Company shall not be responsible for any reimbursement of severance amounts paid to any such Spinco Employee who is subsequently re-hired by Forest or any Forest Subsidiary during the six-month period following the Effective Time (in which case Forest shall refund any reimbursement so made by the Company).

(b)           Neither Spinco nor the Company shall establish or maintain effective as of the Effective Time (i) any plan providing supplemental executive retirement benefits that is not an individual account plan, (ii) any plan providing retiree medical benefits or (iii) any defined benefit pension plan.

(c)           Spinco and the Company shall cause each Continuing Spinco Employee to be given full credit for all service with Forest, Spinco and their Affiliates before the Effective Time for all purposes under each Company Benefit Plan (except to the extent necessary to avoid the duplication of benefits).  Such service credit for each such purpose shall be in an amount equal to the service credit recognized under the corresponding Spinco Benefit Plan as of the Effective Time for such purpose.  For purposes of determining the terms and conditions of a Continuing Spinco Employee’s participation in any Company Benefit Plan that is an employee welfare benefit plan (the “Company Welfare Plans”), the Company shall, and shall cause its Affiliates to, (i) waive all limitations as to pre-existing condition exclusions and waiting periods with respect to the Continuing Spinco Employee or his or her dependents under the Company Welfare Plans, other than to the extent limitations or waiting periods that are already in effect with respect to the Continuing Spinco Employee or his or her dependents have not been satisfied as of the Effective Time under the corresponding welfare benefit plans maintained for the Continuing Spinco Employee immediately before the Effective Time, and (ii) provide each Continuing Spinco Employee with credit for any co-payments and deductibles paid in the year of the Closing before the Effective Time in satisfying any deductible or out-of-pocket requirements under the Company Welfare Plans (on a pro-rata basis in the event of a difference in plan years).

(d)           As soon as practicable following the Effective Time, Forest shall cause to be transferred from the trustee of Forest’s Retirement Savings Plan (the “Forest Savings Plan”) to the trustee of the Company’s Employee Capital Accumulation Plan (the “Company Savings Plan”) an amount in cash equal to the aggregate account balances of the Continuing Spinco Employees under the Forest Savings Plan determined as of the transfer date; provided, however, that to the extent any Continuing Spinco Employee owes any amount to the Forest Savings Plan pursuant to the terms of a loan from such plan to such Continuing Spinco Employee, an in-kind transfer of such loan shall be made in addition to the transfer of cash for the remaining account balance.  All account investments (other than any such loan amounts), including investments in shares of Forest Common Stock and/or Company Common Stock, shall be converted to cash prior to the account transfer to the Company Savings Plan.  From and after the date of such transfer, Spinco and the Company shall cause the Company Savings Plan to assume the obligations of the Forest Savings Plan with respect to benefits accrued by the Continuing Spinco Employees under the Forest Savings Plan, and the Forest Savings Plan shall cease to be responsible therefor.  Spinco, the Company and Forest shall cooperate in making all appropriate arrangements and filings, if any, in connection with the transfer described above.  Further, Spinco, the Company and Forest shall cooperate and take such actions as are necessary to permit the continuation of loan repayments by Continuing Spinco Employees to the Forest Savings Plan by payroll deductions during the period beginning on the Effective Time and ending on the date of the transfer described in this paragraph.  Forest represents, covenants and agrees with respect to the Forest Savings Plan, and the Company represents, covenants and agrees with respect to the Company Savings Plan, that, as of the date of the transfer described in this paragraph, such plan will satisfy the requirements of Code Sections 401(a), (k), and (m) and will have received, or a pending application has been timely filed for, a favorable determination letter from the IRS regarding such qualified status and covering amendments required to have been adopted prior to the expiration of the GUST remedial amendment period.

(e)           If, during the period beginning on the Effective Time and ending on the later of June 30, 2006 or the date which is six months after the Effective Time (the “Retention Period”), the Company or a Subsidiary of the Company desires to relocate the principal place of employment of a Continuing Spinco Employee (other than a scheduled rotational employee) by 50 miles or more from the location of his principal place of employment immediately prior to the Effective Time, then Spinco and the Company shall cause any such employee who accepts such relocation to receive the relocation benefits described on Exhibit E, Part A.  If, during the Retention Period, (i) a Continuing Spinco Employee voluntarily terminates his employment with the Company and its Subsidiaries within 30 days after the date of a reduction in his base salary or base wages from that in effect immediately prior to the Effective Time, (ii) a Continuing Spinco Employee voluntarily terminates his employment with the Company and its Subsidiaries after the date upon which he is notified that the principal place of his employment is changing to a location that is 50 miles or more from the location of his principal place of employment immediately prior to the Effective Time (provided, however, that if the Company or a Subsidiary of the Company permits the employee to continue to work at his original location, then such termination of employment may not occur prior to a date determined by the Company, which date shall be no later than the last day of the Retention Period), or (iii) the employment of a Continuing Spinco Employee is involuntarily terminated by the Company or a Subsidiary of the Company other than pursuant to a Termination for Cause, then, in any such case, Spinco and the Company shall cause such employee to receive the severance benefits described on Exhibit E, Part B, provided (A) such employee executes a release of claims in favor of Forest, Spinco, the Company and their respective Affiliates (which release shall be in a form agreed to by Forest, Spinco and the Company), (B) such employee is not subsequently re-hired by Forest or any Forest Subsidiary during the Retention Period (in which case Forest shall refund any severance so paid by the Company), and (C) the amount of such severance benefit paid to such employee shall be reduced by the portion, if any, of such employee’s Retention Benefit that was paid to such employee in accordance with Section 6.8(g).  Exhibit E, Part B sets forth the maximum aggregate severance amount payable by the Company to the Continuing Spinco Employees pursuant to this Section 6.8.  Notwithstanding any other provision of this Agreement, except as specifically provided in the preceding provisions of this Section 6.8(e), neither Spinco nor the Company shall be responsible for the payment of, or reimbursement of Forest for, severance paid to any Spinco Employee who voluntarily resigns employment from Spinco or the Company if such Spinco Employee was not required to relocate in order to maintain such employment.  No Continuing Spinco Employee shall be eligible for severance pursuant to the Company’s severance plan at any time while the provisions of this Section 6.8(e) apply to such Continuing Spinco Employee.

(f)            The Company shall implement in all material respects (without any enhancement) the agreements with its officers described in Section 6.8(f) of the Company Disclosure Schedule. The Company shall obtain the written agreement of the officers described in Section 6.8(f) of the Company Disclosure Schedule on or before the Effective Time.

(g)           In lieu of the payment of any annual bonuses for 2005 to the Continuing Spinco Employees under the annual incentive and bonus plans maintained by Forest, the Company and Spinco shall provide the Continuing Spinco Employees with the retention benefits described in this Section 6.8(g).  Each Continuing Spinco Employee’s aggregate potential retention benefit (“Retention Benefit”) shall be in an amount equal to 250% of such employee’s target annual bonus for 2005 under the annual incentive or bonus plan maintained by Forest and applicable to such employee (with such target annual bonus determined as of the Effective Time based upon such Continuing Spinco Employee’s annual base salary in effect as of such time).  Retention Benefits shall be paid by Spinco (prior to the Effective Time) or the Company (after the Effective Time) in four installments, the first of which will equal 25% of the employee’s target annual bonus for 2005, and the remaining three of which will each equal 75% of the employee’s target annual bonus for 2005; provided, however, that (i) any payment of an installment of a Retention Benefit prior to the Effective Time shall be made to each individual who is a Spinco Employee on the date of the payment of such installment and such payment shall be based on such Spinco Employee’s annual base salary in effect on such payment date and (ii) if such Spinco Employee’s annual base salary changes between the date of any such payment and the Effective Time, the first installment of a Retention Benefit paid to such employee on or after the

Effective Time shall be adjusted so that, immediately after the payment of such installment, the employee will have received the correct amount of his or her Retention Benefit through the date of payment of such installment determined based on his or her annual base salary in effect as of the Effective Time.  The first such installment shall be paid on October 14, 2005, the second such installment shall be paid on February 15, 2006, the third such installment shall be paid on May 1, 2006, and the fourth such installment shall be paid on June 30, 2006.  Retention Benefits shall be subject to applicable withholding of taxes.  Notwithstanding the foregoing, except as hereinafter provided, in order for a Continuing Spinco Employee to be eligible to receive an installment payment of his or her Retention Benefit, such Continuing Spinco Employee must remain in the employ of the Company, Spinco or any of their Subsidiaries with at least a satisfactory performance rating until the date of the payment of such installment.  If the employment of a Continuing Spinco Employee is involuntarily terminated after the Effective Time by the Company or a Subsidiary of the Company (other than pursuant to a Termination for Cause), then, in addition to any severance benefit to which such employee may be entitled pursuant to Section 6.8(e), the Company shall pay or cause to be paid to such employee, within 10 days after the date of such termination of employment, an amount equal to the next unpaid installment, if any, of such employee’s Retention Benefit that would have been paid to such employee if his or her employment had not terminated; provided, that in no event shall any such involuntarily terminated Continuing Spinco Employee receive less (in the aggregate) than 100% of such employee’s target annual bonus for 2005 pursuant to this Section 6.8(g), unless the employment of such Continuing Spinco Employee was terminated pursuant to a Termination for Cause.  If a Continuing Spinco Employee voluntarily terminates his or her employment after the Effective Time or if the employment of a Continuing Spinco Employee is involuntarily terminated after the Effective Time by the Company or a Subsidiary of the Company pursuant to a Termination for Cause, then no further installments of such employee’s Retention Benefit shall be paid to such employee.  Notwithstanding any other provision of this Agreement, neither Spinco nor the Company shall be responsible for the payment of, or reimbursement of Forest for, Retention Benefits in excess of the aggregate amount set forth on Exhibit E, Part C.

(h)           The Company hereby acknowledges that it consents to, and shall cause any action required on its behalf to implement, the transactions and agreements contemplated by the Employee Benefits Agreement.

Section 6.9             Investigation.  Upon reasonable notice, each of Forest, Spinco, the Company and Merger Sub shall afford to each other and to its respective officers, employees, accountants, counsel and other authorized representatives, reasonable access during normal business hours, throughout the period prior to the earlier of the Effective Time or the Termination Date, to its and its Subsidiaries’ plants, properties, Contracts, commitments, books, records and any report, schedule or other document filed or received by it pursuant to the requirements of the federal or state securities laws, and shall use all commercially reasonable efforts to cause its respective representatives to furnish promptly to the other such additional financial and operating data and other information, including environmental information, as to its and its Subsidiaries’ respective businesses and properties as the other or its duly authorized representatives, as the case may be, may reasonably request.  The parties hereby agree that the provisions of the Confidentiality Agreement shall apply to all information and material furnished by any party or its representatives thereunder and hereunder.  No investigation made at any time by or on behalf of any of the Company, Merger Sub, Forest or Spinco shall affect the representations and warranties of the parties hereto.

Section 6.10           Reasonable Efforts; Further Assurances.

(a)           Subject to the terms and conditions of this Agreement, each of Forest, Spinco, the Company and Merger Sub shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the other Transaction Agreements, including providing information and using all commercially reasonable efforts to obtain all necessary exemptions, rulings, consents, authorizations, approvals and waivers to effect all necessary registrations and filings and to lift any injunction or other legal bar to the Merger and the other transactions contemplated hereby and thereby as promptly as practicable, and to take all other actions necessary to consummate the transactions contemplated hereby and thereby in a manner consistent with applicable law.  Without limiting the generality of the foregoing, Forest, Spinco, the Company and Merger Sub agree to cooperate and to use their respective commercially reasonable efforts to obtain any government clearances required to consummate the Merger (including through any required compliance with the HSR Act and any applicable foreign government reporting requirements) and to respond to any government requests for information.  The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal, state or foreign antitrust or fair trade law.

(b)           Subject to Section 6.10(a), in case at any time any further action is reasonably necessary to carry out the purposes of this Agreement, Forest, Spinco and the Company shall take all such commercially reasonable necessary action.

Section 6.11           No Solicitation by the Company.

(a)           The Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use all reasonable efforts to cause its and its Subsidiaries’ employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to (and shall not authorize any of them to), directly or indirectly: (i) solicit, initiate, encourage, facilitate or induce any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal with respect to itself, (ii) participate in any discussions or negotiations regarding, or furnish to any person or entity any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal with respect to itself, (iii) engage in discussions with any person or entity with respect to any Acquisition Proposal with respect to itself, except as to the existence of these provisions, (iv) approve, endorse or recommend any Acquisition Proposal with respect to itself (except to the extent specifically permitted pursuant to Section 6.11 and Section 8.1(g)), or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal or transaction contemplated thereby with respect to itself (except as permitted pursuant to Section 6.11 and Section 8.1(g)).  The Company and its Subsidiaries shall, and the Company shall use all reasonable efforts to cause its and its Subsidiaries’ officers, directors, employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal with respect to itself.  The Company shall ensure that its officers, directors and key employees and its investment bankers, attorneys and other representatives are aware of the provisions of this Section.

(b)           (i)  As promptly as practicable after receipt of any Acquisition Proposal or any request for nonpublic information or inquiry which it reasonably believes could lead to an Acquisition Proposal, the Company shall provide Forest and Spinco with oral and written notice of the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the person, entity or Acquisition Group making any such Acquisition Proposal, request or inquiry and a copy of all written materials provided in connection with such Acquisition Proposal, request or inquiry.  Upon receipt of the Acquisition Proposal, request or inquiry, the Company shall provide Forest and Spinco as promptly as practicable oral and written notice setting forth all such information as is reasonably necessary to keep Forest and Spinco informed in all material respects of the status and details (including material amendments or proposed material amendments) of any such Acquisition Proposal, request or inquiry and shall promptly provide to Forest and Spinco (A) a copy of all written materials subsequently provided by the person making the Acquisition Proposal in connection with such Acquisition Proposal, request or inquiry and (B) a copy of all material written materials subsequently provided to the person making the Acquisition Proposal in connection with such Acquisition Proposal, request or inquiry to the extent not previously provided to Forest and Spinco.

(ii)           The Company shall provide Forest and Spinco with forty eight (48) hours prior notice (or such lesser prior notice as is provided to the members of its Board of Directors) of any meeting of its Board of Directors at which its Board of Directors is reasonably expected to consider any Acquisition Proposal.

(c)           Notwithstanding anything to the contrary contained in Section 6.11 and under circumstances in which the Company has complied with all of its obligations under Section 6.11(a) and (b), in the event that, prior to the approval of the Merger and this Agreement by the stockholders of the Company as provided herein, the Company receives an unsolicited, bona fide written Acquisition Proposal with respect to itself from a third party that its Board of Directors has in good faith concluded (following the receipt of the advice of its outside legal counsel and its financial advisor) is, or is reasonably likely to result in, a Superior Offer, it may then take the following actions: (i) furnish nonpublic information to the third party making such Acquisition Proposal, provided that (A) (1) concurrently with furnishing any such nonpublic information to such party, its gives Forest and Spinco written notice of its intention to furnish nonpublic information and (2) it receives from the third party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such third party on its behalf, the terms of which are at least as restrictive as the terms contained in the Confidentiality Agreement (and containing additional provisions that expressly permit the Company to comply with the provisions of this Section 6.11) and (B) contemporaneously with furnishing any material nonpublic information to such third party, it furnishes such material nonpublic information to Forest and Spinco  (to the extent such nonpublic information has not been previously so furnished); and (ii) engage in negotiations with the third party with respect to the Acquisition Proposal, provided that concurrently with entering into negotiations with such third party, it gives Forest and Spinco  written notice of its intention to enter into negotiations with such third party.

(d)           In response to the receipt of a Superior Offer, the Board of Directors of the Company may withhold, withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, its recommendation in favor of the Merger, and, in the case of a Superior Offer that is a tender or exchange offer made directly to its stockholders, may recommend that its stockholders accept the tender or exchange offer (any of the foregoing actions, whether by a Board of Directors or a committee thereof, a “Change of Recommendation”), if all of the following conditions in clauses (i) through (iv) are met: (i) a Superior Offer with respect to it has been made and has not been withdrawn; (ii) approval of the Merger and this Agreement by the stockholders of the Company as provided herein has not occurred; (iii) it shall have (A) provided to Forest and Spinco written notice which shall state expressly  (1) that it has received a Superior Offer, (2) the material terms and conditions of the Superior Offer (including the most current version of any definitive agreement proposed to be entered into in connection therewith) and the identity of the person, entity or Acquisition Group making the Superior Offer, and (3) that it intends to effect a Change of Recommendation and the manner in which it intends to do so, (B) provided to Forest and Spinco a copy of all material written materials delivered to the person, entity or Acquisition Group making the Superior Offer in connection with such Superior Offer that were not previously provided to Forest and Spinco, and (C) made available to Forest and Spinco all materials and information made available to the person, entity or Acquisition Group making the Superior Offer in connection with such Superior Offer; and (iv) it shall not have breached in any material respect any of the provisions set forth in Section 6.11.

(e)           Notwithstanding anything to the contrary contained in this Agreement, and subject to Section 2.4, the obligation of the Company to call, give notice of, convene and hold its stockholders’ meeting as contemplated in Section 2.4 shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal with respect to it unless this Agreement is terminated.  Notwithstanding anything to the contrary contained in this Agreement, prior to the termination of this Agreement, the Company shall not (i) submit to the vote of its stockholders any Acquisition Proposal other than the Merger, or (ii) enter into any agreement, agreement in principle or letter of intent (other than the confidentiality agreement referenced in Section 6.11) with respect to or accept any Acquisition Proposal other than the Merger (or resolve to or publicly propose to do any of the foregoing).

(f)            Nothing contained in this Agreement shall prohibit the Company or its Board of Directors from taking and disclosing to its stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d 9 and 14e 2(a) promulgated under the Exchange Act to the extent required by applicable law; provided that the content of any such disclosure thereunder shall be governed by the terms of this Agreement; and provided further that the Board of Directors or the Company shall not recommend that the stockholders of the Company tender their Company Common Stock in connection with any such tender or exchange offer unless the Board of Directors of the Company determines in good faith (after receiving the advice of its outside legal counsel and its financial adviser) that such Acquisition Proposal is a

Superior Offer.  Without limiting the foregoing sentence, the Company shall not make a Change of Recommendation to recommend that its stockholders accept a tender or exchange offer unless specifically permitted pursuant to the terms of Section 6.11.

(g)           For purposes of this Agreement, the following terms shall have the following meanings: (i) “Acquisition Proposal” shall mean any inquiry, offer or proposal relating to any transaction or series of related transactions involving: (A) any purchase from the Company or acquisition by any person, entity or “Acquisition Group” (as “Group” is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a fifteen percent (15%) interest in the total outstanding voting securities of the Company or any tender offer or exchange offer that if consummated would result in any person, entity or Acquisition Group beneficially owning fifteen percent (15%) or more of the total outstanding voting securities of the Company or any merger, consolidation, business combination or similar transaction involving the Company, (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than fifteen percent (15%) of the assets of the Company and its Subsidiaries, taken as a whole, or (C) any liquidation or dissolution of the Company or any of its Subsidiaries; and (ii) “Superior Offer” shall mean an unsolicited, bona fide written proposal made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, all or substantially all of the assets of the Company or substantially all of the total outstanding voting securities of the Company on terms that the Board of Directors of the Company has in good faith concluded (following the receipt of advice of its outside legal counsel and its financial adviser), taking into account, among other things, all legal, financial, regulatory and other aspects of the offer and the person, entity or Acquisition Group making the offer, to be more favorable, from a financial point of view, to the Company’s stockholders (in their capacities as stockholders) than the terms of the Merger and is reasonably capable of being consummated.

Section 6.12           Director and Officer Indemnification; Insurance.

(a)           From and after the Effective Time, Spinco shall indemnify, defend and hold harmless to the fullest extent permitted under applicable law each person who is, or has been at any time prior to the Effective Time, an officer or director of the Company and each Subsidiary of the Company and each person who served at the request of the Company or any Company Subsidiary as a director, officer, trustee, partner, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (individually, an “Indemnified Party” and, collectively, the “Indemnified Parties”) against all losses, claims, damages, liabilities, costs and expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement with approval of the indemnifying party (which approval shall not be unreasonably delayed or withheld) in connection with any Action arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time.  In the event of any such Action:  (i) Spinco shall pay, as incurred, the reasonable fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to Spinco, in advance of the final disposition of any such Action to the fullest extent permitted by applicable law and, if required, upon receipt of any undertaking required by applicable law, and (ii) Spinco will cooperate in the defense of any such Action; provided, however, Spinco shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed), and provided further, that Spinco shall not be obligated pursuant to this Section 6.12(a) to pay the fees and disbursements of more than one counsel for all Indemnified Parties in a single Action, unless, in the good faith judgment of any of the Indemnified Parties, there is or may be a conflict of interests between two or more of such Indemnified Parties, in which case there may be separate counsel for each similarly situated group (which counsel shall be reasonably acceptable to Spinco).  In the event of any Action, any Indemnified Party wishing to claim indemnification will promptly notify Spinco thereof (provided, that failure to so notify Spinco will not affect the obligations of Spinco except to the extent that Spinco shall have been materially prejudiced as a result of such failure).  Notwithstanding the foregoing, nothing contained in this Section 6.12 shall be deemed to grant any right to any Indemnified Party which is not permitted to be granted to an officer or director of Spinco under Delaware law, assuming for such purposes that Spinco’s Certificate of Incorporation and Bylaws provide for the maximum indemnification permitted by law.

(b)           Without limiting the rights that any indemnified person may have under applicable law, the parties agree that all rights of indemnification existing as of the date hereof as provided in the respective charter and bylaws of the Company and Spinco shall survive the Merger and shall continue in full force and effect in accordance with their terms.

(c)           For a period of six years following the Effective Time, Spinco shall cause to be maintained directors’ and officers’ liability insurance policies covering the Indemnified Parties who are or at any time prior to the Effective Time were covered by the Company’s existing directors’ and officers’ liability insurance policies on terms substantially no less advantageous to the Indemnified Parties than such insurance with respect to claims arising from facts or events that occurred up to and including the Effective Time to the extent available; provided, however, that Spinco may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the covered persons; provided further, that Spinco shall not be required to pay an annual premium for such insurance in excess of 500% of the last annual premium paid by the Company prior to the date hereof and, if such insurance is not available within such limit, Spinco shall be required to obtain only such insurance as is available within such limit.

(d)           This Section 6.12 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties, their heirs and personal representatives, and shall be binding on Spinco and the Company and their respective successors and assigns.  In the event Spinco or the Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of Spinco or the Company, as the case may be, honor the indemnification obligations set forth in this Section 6.12.

Section 6.13           Rule 145 Affiliates.  Spinco shall, at least 10 days prior to the Effective Time, cause to be delivered to the Company a list, reviewed by its counsel, identifying all persons who, in its reasonable judgment, are at such time, or will be at the Effective Time, “affiliates” of Spinco for purposes of Rule 145 promulgated by the SEC under the Securities Act

(each, a “Rule 145 Affiliate”).  Spinco shall furnish such information and documents as the Company may reasonably request for the purpose of reviewing such list.  Spinco shall use all commercially reasonable efforts to cause each person who is identified as a Rule 145 Affiliate in the list furnished pursuant to this Section 6.13 to execute a written agreement (each, a “Rule 145 Affiliate Agreement”), substantially in the form of Exhibit F to this Agreement, at or prior to the Effective Time.

Section 6.14           Public Announcements.  Except with respect to a Change in Recommendation, Forest and the Company shall consult with each other and shall mutually agree upon any press release or public announcement relating to the transactions contemplated by this Agreement and neither of them shall issue any such press release or make any such public announcement prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use all commercially reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement.

Section 6.15           Defense of Litigation.  Each of Forest, Spinco, the Company and Merger Sub shall use all commercially reasonable efforts to defend against all Actions in which such party is named as a defendant that challenge or otherwise seek to enjoin, restrain or prohibit the transactions contemplated by this Agreement or seek damages with respect to such transactions.  None of Forest, Spinco, the Company or Merger Sub shall settle any such Action or fail to perfect on a timely basis any right to appeal any judgment rendered or order entered against such party therein without having previously consulted with the other parties.  Each of Forest, Spinco and the Company shall use all commercially reasonable efforts to cause each of its Affiliates, directors and officers to use all commercially reasonable efforts to defend any such Action in which such Affiliate, director or officer is named as a defendant and which seeks any such relief to comply with this Section 6.15 to the same extent as if such Person was a party.

Section 6.16           Notification.

(a)           From time to time prior to the Effective Time, each of Forest, Spinco and the Company shall supplement or amend its respective Disclosure Schedule with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or that is necessary to complete or correct (i) any information in such Disclosure Schedule that is or has been rendered untrue, inaccurate, incomplete or misleading, (ii) any representation or warranty of such party in this Agreement that contains a qualification as to materiality or Material Adverse Effect that has been rendered untrue or inaccurate, in any respect, thereby or (iii) any representation or warranty of such party in this Agreement that is not so qualified and that has been rendered untrue or inaccurate, in any material respect, thereby.  Delivery of such supplements shall be for informational purposes only and shall not expand or limit the rights or affect the obligations of any party hereunder.  Such supplements shall not constitute a part of the Forest Disclosure Schedule, the Spinco Disclosure Schedule or the Company Disclosure Schedule, as the case may be, for purposes of this Agreement.

(b)           Each of Forest, Spinco, the Company and Merger Sub shall give prompt notice to the other of the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which has caused or is reasonably likely to cause (i) any covenant or agreement of such party contained in this Agreement not to be performed or complied with, in any material respect or (ii) any condition contained in Article VII to become incapable of being fulfilled at or prior to the Effective Time; provided, however, that the delivery of any notice pursuant to this Section 6.16(b) shall not cure such breach or noncompliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

(c)           Each of the parties hereto shall keep the others informed on a timely basis as to the status of the transactions contemplated by the Transaction Agreements and the obtaining of all necessary and appropriate exemptions, rulings, consents, authorizations and waivers related thereto.

Section 6.17           Obligations of Merger Sub.  The Company shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

Section 6.18           Accounting Matters.  The parties will use their commercially reasonable efforts to ensure that, following the Effective Time, the Company will establish a fiscal year ending on December 31.

Section 6.19           Reorganization Treatment.

(a)           Forest (with respect to Spinco) and the Company (on its behalf and on behalf of Merger Sub) shall execute and deliver to each of Weil, Gotshal & Manges LLP, special tax counsel to Forest and Spinco, and Baker Botts L.L.P., counsel to the Company, certificates substantially in the forms attached hereto as Exhibits G and H at such time or times as reasonably requested by each such law firm in connection with its delivery of the opinion referred to in Section 7.2(c) or Section 7.3(c), as the case may be.  Prior to the Effective Time, neither Forest, Spinco, the Company or Merger Sub shall take or cause to be taken any action which would cause to be untrue any of the representations in such certificates.

(b)           Forest, Spinco, the Company and Merger Sub intend that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and the parties will take the position for all Tax purposes that the Merger so qualifies unless a contrary position is required by a final determination within the meaning of Section 1313 of the Code.  Forest, Spinco, the Company and Merger Sub shall each use their respective commercially reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and shall not take actions, cause actions to be taken or fail to take actions that are reasonably likely to prevent such result.

Section 6.20           Performance Bond.  The Company shall obtain and maintain the performance bond as described on Section 6.20 of the Company Disclosure Schedule.

Section 6.21           Estimated Basis.  Forest has provided the Company with an estimate of the tax basis of the Spinco Assets as of June 30, 2005 (the “Estimated Basis.”)  The Estimated Basis included capitalized intangible drilling costs incurred with respect to the Spinco Business in Forest’s tax year ended December 31, 2004 (the “2004 Spinco IDC”).  In respect of this Section 6.21, and for the sake of clarity, Forest agrees that it will capitalize the 2004 Spinco IDC in its Tax Return filing for the year ended December 31, 2004 pursuant to Section 59(e) of the Code and in a manner consistent with the computation of the estimated basis. Forest intends to deduct all 2005 IDC with respect to all of its U.S. assets, including the Spinco Assets in 2005.

ARTICLE VII

CONDITIONS TO THE MERGER

Section 7.1             Conditions to the Obligations of Spinco, Forest, the Company and Merger Sub to Effect the Merger.  The respective obligations of Spinco, Forest, the Company and Merger Sub to consummate the Merger shall be subject to the fulfillment (or waiver by Forest and the Company) at or prior to the Effective Time of the following conditions:

(a)           Prior to the Effective Time, the Distribution shall have been consummated in accordance with the Distribution Agreement and the conditions to the consummation of the Distribution set forth in Section 9.1 of the Distribution Agreement shall have been satisfied or shall have been waived with a Company Consent;

(b)           All material consents, approvals and authorizations of any Governmental Authority legally required for the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements shall have been obtained and be in effect at the Effective Time;

(c)           Any applicable waiting period (including any extended waiting period arising as a result of a request for additional information by either HSR Agency) under the HSR Act shall have expired or been terminated;

(d)           The Registration Statements shall have become effective in accordance with the Securities Act and the Exchange Act and shall not be the subject of any stop order or proceedings seeking a stop order; all necessary permits and authorizations under state securities or “blue sky” laws, the Securities Act and the Exchange Act relating to the issuance and trading of shares of Company Common Stock to be issued in connection with the Merger shall have been obtained and shall be in effect; and such shares of Company Common Stock and such other shares required to be reserved for issuance in connection with the Merger shall have been Approved for Listing;

(e)           The Requisite Approval shall have been obtained;

(f)            No court of competent jurisdiction or other Governmental Authority shall have issued an Order that is still in effect restraining, enjoining or prohibiting the Distribution or the Merger;

(g)           No Action by any Governmental Authority with respect to the Merger shall be pending that seeks to restrain, enjoin, prohibit or delay consummation of the transactions contemplated by this Agreement or to impose any material restrictions or requirements thereon or on Spinco or the Company with respect thereto;

(h)           The Company Common Stock shall have been approved for listing on the NYSE or Nasdaq, subject only to official notice of issuance; and

(i)            No action shall have been taken, and no statute, rule, regulation or executive order shall have been enacted, entered, promulgated or enforced, by any Governmental Authority with respect to the Merger that, individually or in the aggregate, would (i) restrain, prohibit or delay the consummation of the Merger or (ii) impose material restrictions or requirements thereon or on Spinco or the Company with respect thereto.

Section 7.2             Additional Conditions to the Obligations of Forest and Spinco.  The obligation of Forest and Spinco to consummate the Merger shall be subject to the fulfillment (or waiver by Forest) at or prior to the Effective Time of the following additional conditions:

(a)           The Company shall have performed in all material respects its covenants and agreements contained in this Agreement required to be performed at or prior to the Effective Time and the representations and warranties of the Company contained in this Agreement (which for purposes of this Section 7.2(a) shall be read as though none of them contained any materiality or material adverse effect qualifications) shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as if made at and as of the Effective Time (except to the extent such representations and warranties address matters as of a particular date), except in each case (i) where the failure to be true and correct, individually or in the aggregate, would not have a Material Adverse Effect on Spinco or the Company or (ii) to the extent specifically contemplated or permitted by this Agreement;

(b)           The Company shall have delivered to Forest a certificate, dated as of the Effective Time, of a senior officer of the Company certifying the satisfaction by the Company of the conditions set forth in subsection (a) of this Section 7.2;

(c)           Forest and Spinco shall have received an opinion of Weil, Gotshal & Manges LLP to the effect that the Merger will constitute a reorganization under Section 368(a) of the Code.  In rendering such opinion, Weil, Gotshal & Manges LLP may require and rely upon representations contained in certificates of officers of Forest (with respect to Spinco) and the Company (on its behalf and on behalf of Merger Sub) substantially in the forms attached hereto in Exhibits G and H;

(d)           Forest shall have received the bondholder consents referenced in Section 3.2 of the Forest Disclosure Schedule; and

(e)           Forest shall have received the consents of its lenders under its credit facility referenced in Section 3.2 of the Forest Disclosure Schedule.

Section 7.3             Additional Conditions to the Obligations of the Company and Merger Sub.  The obligation of the Company and Merger Sub to consummate the Merger shall be subject to the fulfillment (or waiver by the Company) at or prior to the Effective Time of the following additional conditions:

(a)           Spinco and Forest shall have performed in all material respects their respective covenants and agreements contained in this Agreement required to be performed at or prior to the Effective Time and the representations and warranties of Spinco and Forest contained in this Agreement (which for purposes of this Section 7.3(a) shall be read as though none of them contained any materiality or material adverse effect qualifications) shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as if made at and as of the Effective Time (except to the extent such representations and warranties address matters as of a particular date), except in each case (i) where the failure to be true and correct, individually or in the aggregate, would not have a Material Adverse Effect on the Spinco Business, Spinco or the Company or (ii) to the extent specifically contemplated or permitted by this Agreement;

(b)           The Company shall have received the consent of the lenders under its credit facility referenced in Section 5.3 of the Company Disclosure Schedule, and Spinco and/or the Company shall have entered into a new or amended credit facility with available borrowing capacity sufficient to operate the Spinco Business and the Company’s business after the Closing consistent with past practice;

(c)           Spinco shall have delivered to the Company a certificate, dated as of the Effective Time, of a senior officer of Forest certifying the satisfaction of the conditions set forth in subsection (a) of this Section 7.3;

(d)           The Company shall have received an opinion from Baker Botts L.L.P. to the effect that the Merger will constitute a reorganization under Section 368(a) of the Code.  In rendering such opinion, Baker Botts L.L.P. may require and rely upon representations contained in certificates of officers of Forest (with respect to Spinco) and the Company (on its behalf and on behalf of Merger Sub) substantially in the forms attached hereto in Exhibits H and I; and

(e)           The Company shall be reasonably satisfied that the Contribution and Distribution have taken place in accordance with the terms set forth in the Distribution Agreement.

Section 7.4             Frustration of Conditions.  None of Forest, Spinco or the Company may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such party’s failure to act in good faith or to use its commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement and the other Transaction Agreements.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVERS

Section 8.1             Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned prior to the Effective Time (notwithstanding the Requisite Approval) as follows:

(a)           by the mutual written consent of each party hereto, which consent shall be effected by action of the Board of Directors of each such party;

(b)           by any party hereto if the Effective Time shall not have occurred on or before March 31, 2006 provided that the right to terminate this Agreement pursuant to this clause (b) shall not be available to any party whose failure to perform any of its obligations under this Agreement required to be performed by it at or prior to such date has been a cause of, or contributed to, the failure of the Merger to have become effective on or before such date;

(c)           by any party hereto if (i) any court of competent jurisdiction or any other Governmental Authority shall have issued an Order restraining, enjoining or otherwise prohibiting the Merger and such Order shall have become final and nonappealable, provided that, if the party seeking to terminate this Agreement pursuant to this Section 8.1(c)(i) is a party to the applicable proceeding, such party shall have used all commercially reasonable efforts to remove such Order; or (ii) the Requisite Approval is not obtained; provided, that the right to terminate this Agreement pursuant to this Section 8.1(c)(ii) shall not be available to the Company where the failure to obtain the Requisite Approval shall have been caused by the action or failure to act by the Company and such action or failure to act constitutes a breach by the Company of Section 6.11 in any respect or a material breach by the Company of any of the other covenants or agreements contained in this Agreement;

(d)           by the Company if (i) either Forest or Spinco shall have failed to perform in any material respect any of its respective covenants and agreements contained in this Agreement required to be performed at or prior to the Effective Time, or (ii) the respective representations and warranties of Forest or Spinco contained in this Agreement are or shall become untrue (without giving effect to any materiality qualification or standard contained in any such representations and warranties) in any respect at any time prior to the Effective Time (except to the extent such representations and warranties address matters as of a particular date), except where the failure to be true and correct, individually or in the aggregate, would not have a Material Adverse Effect on the Spinco Business, Spinco or the Company; provided that the right of the Company to terminate this Agreement pursuant to this subsection (d) shall not be available unless such failure or untruth is incapable of cure or Forest and Spinco shall have been unable to cure such failure or such untruth for 30 calendar days after the Company shall have given Forest and Spinco notice of such failure or such untruth;

(e)           by Forest if (i) the Company shall have failed to perform in any material respect any of its covenants and agreements contained in this Agreement required to be performed at or prior to the Effective Time, or (ii) the representations and warranties of the Company contained in this Agreement are or shall become untrue (without giving effect to any materiality qualification or standard contained in any such representations and warranties) in any respect at any time prior to the Effective Time (except to the extent such representations and warranties address matters as of a particular date), except where the failure to be true and correct, individually or in the aggregate, would not have a Material Adverse Effect on the Company, the Spinco Business or Spinco; provided that the right of Forest to terminate this Agreement pursuant to this subsection (e) shall not be available unless such failure or untruth is incapable of cure or the Company shall have been unable to cure such failure or such untruth for 30 calendar days after Forest shall have given the Company notice of such failure or such untruth;

(f)            by Forest in the event that (i) the Board of Directors of the Company shall have failed to reaffirm publicly its approval, as soon as reasonably practicable, and in no event later than three business days, after Forest’s request for such reaffirmation, of the Merger and the transactions contemplated by this Agreement, or shall have resolved not to reaffirm the Merger, (ii) the Board of Directors of the Company shall have failed to include in the Proxy Statement/Prospectus its recommendation, without modification or qualification, that the Company stockholders approve and adopt this Agreement and approve the Merger, (iii) the Board of Directors of the Company shall have withheld, withdrawn, amended or modified, or proposed publicly to withdraw, amend or modify, in a manner adverse to Forest and Spinco, the recommendation of such Board of Directors to the Company stockholders that they approve and adopt this Agreement and approve the Merger, (iv) the Board of Directors of the Company shall have a Change of Recommendation or (v) the Board of Directors of the Company, within ten business days after commencement of any tender or exchange offer for any shares of Company Common Stock, shall have failed to recommend against acceptance of such tender or exchange offer by its stockholders or takes no position with respect to the acceptance of such tender or exchange offer by its stockholders; or

(g)           by the Company if the Board of Directors of the Company has made a Change of Recommendation in order to approve and permit the Company to accept a Superior Offer; provided, however, that (i) the Company is not then in breach of Section 6.11 or material breach of any other covenant or other agreement contained in this Agreement and has not breached any of its representations and warranties contained in this Agreement in any material respect, (ii) Forest does not make, within three (3) business days after receipt of the Company’s written notice pursuant to Section 6.11(d), an offer that the Board of Directors of the Company shall have concluded in good faith (following consultation with its financial advisor and outside legal counsel) is at least as favorable, from a financial point of view, to the Company stockholders as such Superior Offer, (iii) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of Section 6.11 and this clause (g), to enter into a binding written agreement concerning a transaction that constitutes a Superior Offer and the Company notifies Forest and Spinco in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, and (iv) the Company shall have tendered to Forest payment in full of the amount specified in Section 8.3 concurrently with delivery of notice of termination pursuant to this Section 8.1(g).

Section 8.2             Effect of Termination.  In the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall terminate (except to the extent set forth in the last sentence of Section 9.1(a) and in Section 9.2), without any liability on the part of any party or its directors, officers or stockholders except as set forth in Section 8.3; provided, that nothing in this Agreement shall relieve any party of liability for breach of this Agreement or prejudice the ability of the non-breaching party to seek damages from any other party for any breach of this Agreement, including attorneys’ fees and the right to pursue any remedy at law or in equity.

Section 8.3             Termination Fee; Expenses.

(a)           Expenses Payable upon Breach.  If this Agreement is terminated pursuant to one (but not both) of Section 8.1(d) or Section 8.1(e), then the breaching party shall promptly (but not later than five (5) business days after receipt of notice of the amount due from the other party) pay to the terminating party an amount equal to all documented out-of-pocket expenses and fees incurred by such terminating party (including fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the transactions contemplated by this Agreement and the Transaction Documents) not to exceed $5 million in the aggregate (“Out-of-Pocket Expenses”).

(b)           Termination Fee Payable in Certain Circumstances.

(i)            If (x) this Agreement is terminated by Forest or the Company pursuant to Section 8.1(c)(ii) (as it relates to failure to obtain the Requisite Approval), (y) Forest or the Company terminates this Agreement pursuant to Section 8.1(b), or (z) Forest terminates this Agreement pursuant to Section 8.1(e)(i); and

as to any of clauses (x), (y) or (z) above, prior to the termination of this Agreement, there has been publicly announced an Acquisition Proposal (other than the Merger) and within twelve months of such termination the Company shall either (1) consummate an Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal that had been publicly announced prior to termination of this Agreement) or (2) enter into an agreement with respect to an Acquisition Proposal or recommend approval of an Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal that had been publicly announced prior to termination of this Agreement), which Acquisition Proposal is subsequently consummated (whether or not such consummation occurs within such twelve-month period); or

(ii)           If Forest shall terminate this Agreement pursuant to Section  8.1(f); or

(iii)          If the Company shall terminate this Agreement pursuant to Section 8.1(g);

then the Company shall pay to Forest an amount equal to $25 million (the “Termination Fee”), plus Out of Pocket Expenses.  The Company hereby waives its right to set off or counterclaim against such amount.  If the Termination Fee shall be payable pursuant to subsection (b)(i) of this Section 8.3, the Termination Fee shall be paid in same day funds at or prior to the date of consummation of such Acquisition Proposal.  If the Termination Fee shall be payable pursuant to subsection (b)(ii) of this Section 8.3, the Termination Fee shall be paid in same day funds no later than one business day after the date of termination of this Agreement.  If the Termination Fee shall be payable pursuant to subsection (b)(iii) of this Section 8.3, the Termination Fee shall be paid in same day funds concurrently with the delivery of the notice of termination of this Agreement pursuant to Section 8.1(g).

(c)           The parties hereto acknowledge that the agreements contained in paragraph (b) of this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, they would not enter into this Agreement.  Accordingly, if the Company fails to pay promptly any fee payable by it pursuant to this Section 8.3, then the Company shall pay to Forest all of Forest’s costs and expenses (including attorneys’ fees) in connection with collecting such fee, together with interest on the amount of the fee at the rate of 5% from the date such payment was due under this Agreement until the date of payment.

Section 8.4             Amendment.  This Agreement may be amended by Forest, Spinco, the Company and Merger Sub at any time before or after adoption of this Agreement by the stockholders of the Company; provided, however, that after such adoption, no amendment shall be made that by law requires further approval by such stockholders without such further approval.  This Agreement may not be amended except by an instrument in writing signed by Forest, Spinco, the Company and Merger Sub.

Section 8.5             Waivers.  At any time prior to the Effective Time, Forest, Spinco and the Company may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or acts of the other party; (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant to this Agreement; and (iii) waive compliance with any of the agreements or conditions of the other party contained herein; provided, however, that no failure or delay by Forest, Spinco or the Company in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.  Any agreement on the part of Forest, Spinco or the Company to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE IX

MISCELLANEOUS

Section 9.1             Survival of Representations, Warranties and Agreements; Indemnification.

(a)           The covenants and agreements in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the Effective Time in accordance with their respective terms.  None of the representations or warranties in this Agreement or in any certificate or instrument delivered pursuant to this Agreement (except for the certificates substantially in the forms attached hereto in Exhibits G and H) shall survive the Effective Time.  Subject to Section 9.14, the Confidentiality Agreement shall survive the execution and delivery of this Agreement and any termination of this Agreement, and the provisions of the Confidentiality Agreement shall apply to all information and material furnished by any party or its representatives thereunder or hereunder.

(b)           Following the Effective Time, Forest will indemnify, defend and hold harmless Spinco, the Company and each Person, if any, who controls, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (any such person being hereinafter referred to as a “Controlling Person”), Spinco or the Company from and against, and pay or reimburse each of the foregoing for, all losses, claims, damages, liabilities, actions, costs and expenses, joint or several, including reasonable attorneys’ fees (collectively, “Losses”), arising out of or resulting from, directly or indirectly, or in connection with any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference into either of the Registration Statements or in the Proxy Statement/Prospectus (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Forest shall not be responsible for information provided by the Company as to itself and its Subsidiaries specifically for inclusion in, or incorporation by reference into, any such Proxy Statement/Prospectus or Registration Statement.

(c)                                  Following the Effective Time, Spinco will indemnify, defend and hold harmless Forest and each Controlling Person of Forest from and against, and pay or reimburse each of the foregoing for, all Losses arising out of or resulting from, directly or indirectly, or in connection with any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference into either of the Registration Statements or in the Proxy Statement/Prospectus (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only with respect to information provided by the Company as to itself and its Subsidiaries specifically for inclusion in, or incorporation by reference into, any such Proxy Statement/Prospectus or Registration Statement.

Section 9.2                                      Expenses.  Except as otherwise provided in the Distribution Agreement or in Section 8.3, whether or not the Merger or the other transactions contemplated by this Agreement are consummated, all costs and expenses incurred by Forest or Spinco in connection with this Agreement and the transactions contemplated hereby shall be paid by Spinco (provided that Spinco shall not be obligated to pay more than $7 million, exclusive of the expenses described in the exception below), and all costs and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company, except that the Company and Spinco each shall pay one-half of all expenses relating to printing, filing and mailing the Registration Statements and the Proxy Statement/Prospectus and all SEC and other regulatory filing fees incurred in connection with the Registration Statements and the Proxy Statement/Prospectus.

Section 9.3                                      Notices.  All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed given upon (a) a transmitter’s confirmation of a receipt of a facsimile transmission (but only if followed by confirmed delivery of a standard overnight courier the following business day or if delivered by hand the following business day), (b) confirmed delivery of a standard overnight courier or when delivered by hand or (c) the expiration of five business days after the date mailed by certified or registered mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice):

If to Spinco (prior to the Effective Time) or Forest, to:

SML Wellhead Corporation or Forest Oil Corporation
707 17th Street, Suite 3600
Denver, Colorado 80202
Attn:  General Counsel
Facsimile:  (303) 812-1510

with a copy to (which shall not constitute effective notice) to:

Vinson & Elkins LLP
666 Fifth Avenue
New York, New York 10103
Attn:  Alan P. Baden
Facsimile:  (212) 849-5337

If to Spinco (following the Effective Time), to:

SML Wellhead Corporation
c/o Mariner Energy, Inc.
2101 CityWest Boulevard
Building 4, Suite 900
Houston, Texas 77042
Attn:  General Counsel
Facsimile:  (713) 954-3820

with a copy (which shall not constitute effective notice) to:

Baker Botts L.L.P.
One Shell Plaza
Houston, Texas 77002
Attn:  Kelly B. Rose
Facsimile:  (713) 229-7996

If to the Company, to:

Mariner Energy, Inc.
2101 CityWest Boulevard
Building 4, Suite 900
Houston, Texas 77042
Attn:  General Counsel
Facsimile:  (713) 954-3820

with a copy (which shall not constitute effective notice) to:

Baker Botts L.L.P.
One Shell Plaza
Houston, Texas 77002
Attn:  Kelly B. Rose
Facsimile:  (713) 229-7996

Section 9.4                                      Certain Construction Rules.  The article and section headings and the table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  As used in this Agreement, unless otherwise provided to the contrary, (a) all references to days or months shall be deemed references to calendar days or months and (b) any reference to a “Section,” “Article,” “Exhibit” or “Schedule” shall be deemed to refer to a section or article of this Agreement or an exhibit or schedule to this Agreement.  The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive.  Any matter disclosed in any particular Section or Subsection of the Spinco Disclosure Schedule, the Forest Disclosure Schedule or the Company Disclosure Schedule shall be deemed to have been disclosed in any other Section or Subsection of Articles III, IV, V or VI of this Agreement, as applicable, with respect to which such matter is relevant so long as the applicability of such matter to such Section or Subsection is reasonably apparent.  For avoidance of doubt, “consistent with past practice” when used with respect to Spinco, any of its Subsidiaries, any Spinco Asset or the Spinco Business shall mean the past practice of Forest.

Section 9.5                                      Severability.  If any provision of this Agreement or the application of any such provision to any Person or circumstance, shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of Spinco, Forest, the Company and Merger Sub that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is legal and enforceable and that achieves the same objective.

Section 9.6                                      Assignment; Binding Effect.  Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by Spinco, Forest, the Company or Merger Sub (whether by operation of law or otherwise) without the prior written consent of all of the other parties.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by Spinco, Forest, the Company and Merger Sub and their respective successors and permitted assigns.

Section 9.7                                      No Third Party Beneficiaries.  Except as provided in Sections 2.2, 2.8, 2.9 and 6.12 (collectively, the “Third Party Provisions”), nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than Forest, Spinco and the Company and their respective successors and permitted assigns) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no Person (other than as so specified) shall be deemed a third party beneficiary under or by reason of this Agreement.  The Third Party Provisions may be enforced by the beneficiaries thereof after the Effective Time.  Subject to Section 6.12, Spinco shall reimburse all expenses, including reasonable attorneys’ fees, that are incurred by any Person who prevails in any litigation or other proceeding required to enforce the obligations of the Surviving Corporation and Spinco under the Third Party Provisions.

Section 9.8                                      Limited Liability.  Notwithstanding any other provision of this Agreement, no stockholder, director, officer, Affiliate, agent or representative of Spinco, Forest, the Company or Merger Sub, in its capacity as such, shall have any liability in respect of or relating to the covenants, obligations, representations or warranties of such party under this Agreement or in respect of any certificate delivered with respect hereto or thereto and, to the fullest extent legally permissible, each of Spinco, Forest, the Company and Merger Sub, for itself and its stockholders, directors, officers and Affiliates, waives and agrees not to seek to assert or enforce any such liability that any such Person otherwise might have pursuant to applicable law.

Section 9.9                                      Entire Agreement.  This Agreement (together with the other Transaction Agreements, the Confidentiality Agreement, the exhibits and the Disclosure Schedules and the other documents delivered pursuant hereto) constitutes the entire agreement of all the parties hereto and supersedes all prior and contemporaneous agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.  All exhibits attached to this Agreement and the Disclosure Schedules are expressly made a part of, and incorporated by reference into, this Agreement.  Each section of the Company Disclosure Schedule, the Forest Disclosure Schedule and the Spinco Disclosure Schedule qualifies the corresponding numbered representation and warranty or covenant to the extent specified therein, and any other representation, warranty or covenant to which such matter is relevant so long as the applicability of such matter to any such representation, warranty or covenant is reasonably apparent.

Section 9.10                                Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY (i) AGREES TO BE SUBJECT TO, AND HEREBY CONSENTS AND SUBMITS TO, THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, (ii) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, HEREBY APPOINTS THE CORPORATION TRUST COMPANY, AS SUCH PARTY’S AGENT IN THE STATE OF DELAWARE FOR ACCEPTANCE OF LEGAL PROCESS AND (iii) AGREES THAT SERVICE MADE ON ANY SUCH AGENT SET FORTH IN (ii) ABOVE SHALL HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE.

Section 9.11                                Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement binding on Spinco, Forest, the Company and Merger Sub, notwithstanding that not all parties are signatories to the original or the same counterpart.

Section 9.12                                Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

Section 9.13                                Waiver of Jury Trial.  Each of the parties hereto irrevocably and unconditionally waives all right to trial by jury in any Action or counterclaim (whether based in contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof.

Section 9.14                                Confidentiality.  Subject to Section 7.2 and Section 7.5 of the Distribution Agreement, for a period of eighteen months following the Effective Time, each of Forest and the Company shall hold, and shall cause its Affiliates and Representatives to hold, in strict confidence all Information concerning the other party and its Affiliates obtained by it prior to the Effective Date or furnished to it by such other party and its Affiliates pursuant to this Agreement or the other Transaction Agreements (including, with respect to Forest and its Affiliates and Representatives, Information of Forest, its Affiliates and Representatives to the extent related to Spinco, the Spinco Assets or the Spinco Business) and shall not release or disclose such Information to any other Person, except its Affiliates and Representatives, who shall be advised of the provisions of this Section 9.14, and shall not use such Information except as required pursuant to the terms of the Transaction Agreements, and each party shall be responsible for a breach by any of its Affiliates or Representatives; provided, however, that any member of the Forest Group or the Company and its Affiliates may disclose such Information to the extent that (a) disclosure is compelled by judicial or administrative process or, based on advice of such Person’s counsel, by other requirements of law, or (b) such party can show that such Information was (i) in the public domain through no fault of such Person or (ii) lawfully acquired by such Person from another source after the time that it was furnished to such Person by the other party or its Affiliates, and not acquired from such source subject to any confidentiality obligation on the part of such source known to the acquiror.  Notwithstanding the foregoing, each of Forest and the Company shall be deemed to have satisfied its obligations under this Section 9.14 with respect to any Information (other than Privileged Information) if it exercises the same care with regard to such Information as it takes to preserve confidentiality for its own similar Information.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FOREST OIL CORPORATION

By:
Name:
Title:

SML WELLHEAD CORPORATION

By:
Name:
Title:

MARINER ENERGY, INC.

By:
Name:
Title:

MEI SUB, INC.

By:
Name:
Title:

EXHIBIT B

TO

AGREEMENT AND PLAN OF MERGER

Initial Officers of the Company

Scott D. Josey	Chairman of the Board, Chief Executive Officer and President
Dalton F. Polasek	Chief Operating Officer
Rick G. Lester	Vice President, Chief Financial Officer and Treasurer
Jesus G. Melendrez	Vice President— Corporate Development
Mike C. van den Bold	Vice President and Chief Exploration Officer
Teresa G. Bushman	Vice President, General Counsel and Secretary
Judd A. Hansen	Vice President— Shelf and Onshore
Cory L. Loegering	Vice President— Deepwater

B-1

EXHIBIT C

TO

AGREEMENT AND PLAN OF MERGER

Certificate of Incorporation of the Company

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MARINER ENERGY, INC.

The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 3, 1983 under the name Trafalgar House Oil and Gas Inc. A Certificate of Amendment was filed on June 2, 1989 changing the name from Trafalgar House Oil and Gas Inc. to Hardy Oil & Gas USA Inc.  A Restated Certificate of Incorporation changing the name of the corporation from Hardy Oil & Gas USA Inc. to Mariner Energy, Inc. was filed on June 12, 1996.

ARTICLE ONE: Name. The name of the corporation is Mariner Energy, Inc. (the “Corporation”).

ARTICLE TWO: Address. The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE THREE: Purpose. The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

ARTICLE FOUR: Stock. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 90 million shares, of which 70 million shares shall be shares of Common Stock, par value $.0001 per share (“Common Stock”), and 20 million shares shall be shares of Preferred Stock, par value $.0001 per share (“Preferred Stock”). Upon the effectiveness of this Second Amended and Restated Certificate of Incorporation, the 1,380 shares of Common Stock, par value $1.00 per share, of the Corporation that are currently issued and outstanding, shall automatically be reclassified, changed and converted into 29,748,130 shares of Common Stock, par value $.0001 per share.  The powers, designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions of each class of capital stock shall be governed by the following provisions:

Section 1. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized (i) to provide by resolution or resolutions from time to time for the issuance of shares of Preferred Stock in one or more series, (ii) to establish from time to time the number of shares to be included in each such series, (iii) (to the extent not expressly provided for herein) to fix the designations, powers, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions, if any, thereof, by filing on or more certificates pursuant to the DGCL (hereinafter, referred to as a “Preferred

Stock Designation”), and (iv) to increase or decrease the number of shares of any such series to the extent permitted by the DGCL and the Preferred Stock Designation (but not below the number of shares thereof then outstanding).  The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

a)                                      The designation of the series, which may be by distinguishing the number, letter or title of such series.

b)                                     The number of shares of the series.

c)                                      Whether dividends, if any, shall be paid in cash or in capital stock or other securities, whether such dividends shall be cumulative (and, if so, from which date or dates for each such series) or noncumulative, the preference or relation which such dividends, if any, shall bear to the dividends payable on any other class or classes or any other series of capital stock, and the dividend rate, if any, of the series.

d)                                     Conditions and dates upon which dividends, if any, shall be payable.

e)                                      The redemption rights and redemption price or prices, if any, for shares of the series.

f)                                        The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

g)                                     The amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

h)                                     Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series of capital stock, or any other security, of the Corporation or any other corporation and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

i)                                         Restrictions on the issuance of shares of the same series or of any other class or series.

j)                                         The voting rights, if any, of the holders of shares of the series, whether as a class or otherwise, with respect to the election of directors or otherwise.

k)                                      The price or other consideration for which shares of the series shall be issued and, if deemed desirable, the stated value or other valuation of the shares constituting such series.

l)                                         Any other relative rights, preferences and limitations of that series.

Section 2. Common Stock.

(a)                                  General. All shares of Common Stock shall be identical and will entitle holders thereof to the same rights and privileges, except as otherwise provided herein. Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefore.

(b)                                 Voting Rights.

(i)                                     Each registered holder of Common Stock shall be entitled to one vote for each share of Common Stock held by such holder.

(ii)                                  Except as otherwise provided by law, each registered holder of Common Stock shall be entitled to vote for the election of directors of the Corporation as provided for in Section 2 of Article Five of this Second Amended and Restated Certificate of Incorporation and shall be entitled to vote on all other matters submitted to a vote of stockholders of the Corporation.

(c)                                  Dividends. Any dividend or distribution on Common Stock shall be payable on shares of Common Stock ratably.

(d)                                 Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this paragraph (d), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

ARTICLE FIVE: Directors. The Board of Directors of the Corporation shall consist of such number of directors as may be determined from time to time by the Board of Directors in its sole discretion in accordance with Article III of the Bylaws of the Corporation; subject, however, to the rights of the holders of any series of Preferred Stock of the Corporation, as set forth in a Preferred Stock Designation, to elect additional Directors under specified circumstances and shall be subject to the following provisions:

Section 1. Classification. The directors shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire on the date of the first annual meeting of stockholders following adoption of this Second Amended and Restated Certificate of Incorporation by the affirmative vote of the stockholders (the “Effective Time”), the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders after the Effective Time and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders after the Effective Time. At each annual stockholders’ meeting after the Effective Time, directors to replace those of a class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting of stockholders and until their respective successors shall have been duly elected and qualified.  If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

Section 2. Election. Holders of Common Stock shall elect all directors of the Corporation (other than directors, if any, which holders of any series of Preferred Stock are entitled to elect pursuant to the provisions of the Preferred Stock Designation establishing such series).

Section 3. Written Ballot. The election of directors need not be by written ballot except as may otherwise be provided in the Bylaws.

Section 4. Cumulative Voting: Cumulative voting for the election of directors is not allowed.

Section 5. Removal. Subject to the rights of the holders of any series of Preferred Stock to remove directors under specified circumstances, (i) no director may be removed without cause and (ii) the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to remove any director or the entire Board of Directors for cause.

ARTICLE SIX: Bylaws. The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors regardless of whether there exist any vacancies in such authorized directorships. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Second Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

ARTICLE SEVEN: Action Without a Meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

ARTICLE EIGHT: Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

ARTICLE NINE: Arrangements with Creditors. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE TEN: Section 203. The Corporation elects not to be governed by Section 203 of the DGCL until the first date on which MEI Acquisitions Holdings, LLC and its current (as of the Effective Time) and future Affiliates (as defined in Article Thirteen of this Third Amended and Restated Certificate of Incorporation) cease to beneficially own fifteen percent (15%) or more of the voting power of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, at which time Section 203 of the DGCL shall apply to the Corporation.

ARTICLE ELEVEN: Liability of Directors. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this Article Eleven by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE TWELVE: Indemnification. The Corporation shall indemnify, to the full extent permitted by the laws of the State of Delaware as from time to time in effect, each director and officer of the Corporation, and may indemnify each employee and agent of the Corporation, and all other persons whom the Corporation is authorized to indemnify under the provisions of the DGCL.

ARTICLE THIRTEEN: Corporate Opportunities. If MEI Acquisitions Holdings, LLC or any of its current (as of the Effective Time) or future Affiliates (except the Corporation) (collectively, the “Group”) or any director of the Corporation who is a director, officer or employee of the Group acquires knowledge of a potential transaction or matter that may be a Corporate Opportunity or otherwise is then exploiting any Corporate Opportunity, the Corporation shall have no interest in, and no expectation that, such Corporate Opportunity be offered to it, any such interest or expectation being hereby renounced so that the Group and such individuals (1) shall (i) have no duty to communicate or present such Corporate Opportunity to the Corporation and (ii) have the right to hold any such Corporate Opportunity for the Group’s (and its officers’, directors’, agents’, stockholders’, members’, partners’, Affiliates’ or Subsidiaries’) own account and benefit; or to recommend, assign, or otherwise transfer or deal in such Corporate Opportunity to Persons other than the Corporation or any Affiliate of the Corporation and (2) cannot be, and shall not be, liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder or director of the Corporation by reason of the fact that the Group or any such individual pursues or acquires such Corporate Opportunity for the Group, directs, sells, assigns or otherwise transfers or deals in such Corporate Opportunity to another Person, or does not communicate information regarding such Corporate Opportunity to the Corporation; provided, however, that nothing in this Article Thirteen shall change a director’s duties or obligations with respect to proprietary or confidential information of the Corporation or prohibit the Corporation from pursuing any Corporate Opportunity.

(a)                                  Definitions

(i)                         Affiliate means, as applied to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

(ii)                      Capital Stock of any Person means any and all shares, interests, rights to purchase, options, warrants, participation or other equivalents of or interest in (however designated) the equity of such Person, including any preferred stock.

(iii)                   Corporate Opportunity means an investment or business opportunity or prospective economic or competitive advantage in which the Corporation could have an interest or expectancy.

(iv)                  Person means any individual, firm, corporation, partnership, limited partnership, limited liability partnership, business trust, limited liability company, unincorporated association, or joint venture or other entity, and shall include any successor (by merger or otherwise) of such entity.

(v)                     Subsidiary of any Person means any other Person of which more than fifty percent (50%) of the total Voting Power thereof of the Capital Stock thereof is at the time owned or controlled, directly or indirectly, by the first Person and/or one or more of its Subsidiaries.

(vi)                  Voting Power means, as of the date of determination, the voting power in the general election of directors, managers or trustees, as applicable.

ARTICLE FOURTEEN: Issuance of Rights. The Board of Directors is expressly authorized to cause the Corporation to issue rights pursuant to Section 157 of the DGCL and, in that connection, to enter into any agreements necessary or convenient for such issuance, and to enter into other agreements necessary and convenient to the conduct of the business of the Corporation. Any such agreement may include provisions limiting, in certain circumstances, the ability of the Board of Directors to redeem the securities issued pursuant thereto or to take other action thereunder or in connection therewith unless there is a specified number or percentage of Continuing Directors then in office. Pursuant to Section 141(a) of the DGCL, Continuing Directors shall have the power and authority to make all decisions and determinations, and exercise or perform such other acts, that any such agreement provides that such Continuing Directors shall make,  exercise or perform. For purposes of this Article Fourteen and any such agreement, the term, “Continuing Directors,” shall mean (1) those directors who were members of the Board of Directors at the time the Corporation entered into such agreement and any director who subsequently becomes a member of the Board of Directors, if such director’s nomination for election or appointment to the Board of Directors is recommended or approved by the majority vote of the Continuing Directors then in office and (2) such other members of the

Board of Directors, if any, designated in, or in the manner provided in, such agreement as Continuing Directors.

ARTICLE FIFTEEN: Amendment. The Corporation shall have the right, subject to any express provisions or restrictions contained in this Second Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, from time to time, to amend this Second Amended and Restated Certificate of Incorporation or any provision hereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by this Second Amended and Restated Certificate of Incorporation or any amendment hereof are subject to such right of the Corporation; provided however, that the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal Article Five, Six, Seven, Eight, Ten, Eleven, Twelve, Thirteen, Fourteen or Fifteen of this Second Amended and Restated Certificate of Incorporation.

 IN WITNESS WHEREOF, this Second Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, and which has been duly adopted in accordance with Section 242 and 245 of the DGCL, has been executed by its duly authorized officer this 3rd day of August, 2005.

MARINER ENERGY, INC.

By:	/s/ Jesus G. Melendrez
Name:	Jesus G. Melendrez
Title:	Vice President-Corporate Development

CERTIFICATE OF AMENDMENT OF

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

MARINER ENERGY, INC.

Mariner Energy, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

First: The amendment to the Corporation’s Second Amended and Restated Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and has been authorized by the stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware.

Second: The first sentence of Article Four of the Corporation’s Certificate of Incorporation is amended to read in its entirety as follows:

“The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 200 million shares, of which 180 million shares shall be shares of Common Stock, par value $.0001 per share (“Common Stock”), and 20 million shares shall be shares of Preferred Stock, par value $.0001 per share (“Preferred Stock”).”

IN WITNESS WHEREOF, Mariner Energy, Inc. has caused this Certificate to be executed by  its duly authorized officer on this                day of                             ,                      .

MARINER ENERGY, INC.

By:

EXHIBIT D

TO

AGREEMENT AND PLAN OF MERGER

Bylaws of the Company

BYLAWS

OF

MARINER ENERGY, INC.

ARTICLE I
OFFICES

Section 1.1                                      Registered Office

The registered office of Mariner Energy, Inc. (the “Corporation”) required by the state of incorporation of the Corporation to be maintained in the state of incorporation of the Corporation shall be the registered office named in the certificate of incorporation of the Corporation, or such other office as may be designated from time to time by the Board of Directors in the manner provided by law.

Section 1.2                                      Other Offices

The Corporation may also have offices at such other places both within and without the state of incorporation of the Corporation as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS

Section 2.1                                      Place of Meetings

All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place within or without the state of incorporation of the Corporation as shall be specified or fixed in the notices or waivers of notice thereof.

Section 2.2                                      Quorum; Adjournment of Meetings

Unless otherwise required by law or provided in the certificate of incorporation of the Corporation or these Bylaws, (i) the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business, (ii) in all matters other than the election of directors, the affirmative vote of the holders of a majority of such stock so present or represented at any meeting of stockholders at which a quorum is present shall constitute the act of the stockholders, and (iii) where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, subject to the provisions of clauses (ii) and (iii) above.

Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Notwithstanding the other provisions of the certificate of incorporation of the Corporation or these Bylaws, the chairman of the meeting or the holders of a majority of the issued and outstanding stock, present in person or represented by proxy and entitled to vote thereat, at any meeting of stockholders, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted that might have been transacted at the meeting as originally called.

Section 2.3                                      Annual Meetings

An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place (within or without the state of incorporation of the Corporation), on such date, and at such time as the Board of Directors shall fix and set forth in the notice of the meeting, which date shall be within thirteen (13) months subsequent to the last annual meeting of stockholders.

Section 2.4                                      Special Meetings

Unless otherwise provided in the certificate of incorporation of the Corporation, special meetings of the stockholders for any purpose or purposes may be called at any time by the Board of Directors acting pursuant to a resolution adopted by a majority of the total number of authorized directors regardless of whether there exist any vacancies in such authorized directorships, and not by stockholders, at such time and at such place as may be stated in the notice of the meeting. Business transacted at a special meeting shall be confined to the purpose(s) stated in the notice of such meeting.

Section 2.5                                      Record Date

For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors of the Corporation may fix a date as the record date for any such determination of stockholders, which record date shall not precede the date on which the resolutions fixing the record date are adopted and which record date shall not be more than sixty

(60) days nor less than ten (10) days before the date of such meeting of stockholders, nor more than sixty (60) days prior to any other action to which such record date relates.

If the Board of Directors does not fix a record date for any meeting of the stockholders, the record date for determining stockholders entitled to notice of or to vote at such meeting shall be at the close of business on the day immediately preceding the day on which notice is given, or, if in accordance with Article VIII, Section 3 of these Bylaws notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.6                                      Notice of Meetings

Written notice of the place, date and hour of all meetings, and, in the case of a special meeting, the purpose or purposes for which the special meeting is called, shall be given to each stockholder entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting. Such notice may be delivered either personally or by mail. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

Section 2.7                                      Nomination of Directors

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors, except as otherwise provided in Article Eight of the Certificate of Incorporation. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to an election of directors to be held at the annual meeting of the stockholders of the Corporation, not later than one hundred twenty (120) days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of stockholders of the Corporation, and (ii) with respect to an election of directors to be held at a special meeting of stockholders of the Corporation, not later than the close of business on the 10th day following the day on which such notice of the date of the special meeting was first mailed to the Corporation’s stockholders or public disclosure of the date of the special meeting was first made, whichever first occurs. Such stockholder’s notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such stockholder, and (ii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the stockholder. At the request of any officer of the Corporation, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a stockholder’s notice of nomination that pertains to the nominee.

In the event that a person is validly designated as nominee to the Board and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee. Except as otherwise provided in Article Eight of the Certificate of Incorporation, no person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section. The chairman of the meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 7.

Section 2.8                                      Business to be Brought Before a Meeting of Stockholders

To be properly brought before a meeting of stockholders, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before an annual meeting by a stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote at such annual meeting and who complies with the notice procedures set forth in this Section. In addition to any other applicable requirements, for business to be brought before an annual meeting by a stockholder of the Corporation, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than one hundred twenty (120) days prior to the anniversary date of the proxy statement for the preceding annual meeting of stockholders of the Corporation. A stockholder’s notice to the Secretary shall set forth as to each matter (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iii) the acquisition date, the class and the number of shares of voting stock of the Corporation which are owned beneficially by the stockholder, (iv) any material interest of the stockholder in such business, and (v) a representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring the proposed business before the meeting.

Section 2.9                                      Stockholder List

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.

The stockholder list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.10                                Proxies

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy.  Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

No proxy shall be valid after three (3) years from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power.

Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of such portion of the shares as is equal to the reciprocal of the fraction equal to the number of proxies representing such shares divided by the total number of shares represented by such proxies.

Section 2.11                                Voting; Elections; Inspectors

Unless otherwise required by law or provided in the certificate of incorporation of the Corporation, each stockholder shall on each matter submitted to a vote at a meeting of stockholders have one vote for each share of the stock entitled to vote which is registered in his name on the record date for the meeting. For the purposes hereof, each election to fill a directorship shall constitute a separate matter. Shares registered in the name of another entity, domestic or foreign, may be voted by such officer, agent or proxy as the organizational documents of such entity may determine. Shares registered in the name of a deceased person may be voted by the executor or administrator of such person’s estate, either in person or by proxy. All voting, except as required by the certificate of incorporation of the Corporation or where otherwise required by law, may be by a voice vote; provided, however, upon request of the chairman of the meeting or upon demand therefor by stockholders holding a majority of the issued and outstanding stock present in person or by proxy at any meeting a stock vote shall be taken. Every stock vote shall be taken by written ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. All elections of directors shall be by written ballots, unless otherwise provided in the certificate of incorporation of the Corporation.

At any meeting at which a vote is taken by written ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of such inspector’s ability. Such inspector shall receive the written ballots, count the votes, and make and sign a certificate of the result thereof. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.

Unless otherwise provided in the certificate of incorporation of the Corporation, cumulative voting for the election of directors shall be prohibited.

Section 2.12                                Conduct of Meetings

The meetings of the stockholders shall be presided over by the Chairman of the Board or such other officer of the Corporation as designated by the Chairman of the Board or the Board of Directors. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or, if the Secretary is not present, such other officer of the Corporation as designated by the Board of Directors or the chairman of the meeting shall so act.

The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to the chairman in order.

Section 2.13                                Treasury Stock

The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it and such shares shall not be counted for quorum purposes.

Nothing in this Section 13 shall be construed as limiting the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

ARTICLE III
BOARD OF DIRECTORS

Section 3.1                                      Power; Number; Term of Office

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and, subject to the restrictions imposed by law or the certificate of incorporation of the Corporation, the Board of Directors may exercise all the powers of the Corporation.

Unless otherwise provided in the certificate of incorporation of the Corporation, the number of directors which shall constitute the whole Board of Directors shall be determined from time to time by the Board of Directors (provided that no decrease in the number of directors which would have the effect of shortening the term of an incumbent director may be made by the Board of Directors). If the Board of Directors makes no such determination, the number of directors shall be three. Each director shall hold office for the term for which such director is elected, and until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal.

The Board of Directors may elect one of its members to serve as the Chairman of the Board. If elected, the Chairman of the Board shall have such powers and duties as designated in these Bylaws and as from time to time may be assigned to him or her by the Board of Directors.

Unless otherwise provided in the certificate of incorporation of the Corporation, directors need not be stockholders nor residents of the state of incorporation of the Corporation.

Section 3.2                                      Quorum; Voting

Unless otherwise provided in the certificate of incorporation of the Corporation, a quorum of the Board of Directors shall be deemed to be present at any meeting if a majority of the total number of directors are present at the meeting. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.3                                      Place of Meetings; Order of Business

The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the state of incorporation of the Corporation, as the Board of Directors may from time to time determine. At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board, or in the Chairman of the Board’s absence by the Chief Executive Officer (should the Chief Executive Officer be a director), or in the Chief Executive Officer’s absence by the President (should the President be a director), or in the President’s absence by such officer of the Corporation as designated by the Board of Directors, or by a majority of the Board of Directors.

Section 3.4                                      First Meeting

Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders. Notice of such meeting shall not be required. At the first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of stockholders, the Board of Directors shall elect the  officers of the Corporation.

Section 3.5                                      Regular Meetings

Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by the Chairman of the Board or, in the absence of the Chairman of the Board, by the Chief Executive Officer (should the Chief Executive Officer be a director), or in the Chief Executive Officer’s absence, by the President (should the President be a director), or in the President’s absence, by such officer of the Corporation as designated by the Board of Directors, or by a majority of the Board of Directors. Notice of such regular meetings shall not be required.

Section 3.6                                      Special Meetings

Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer (should the Chief Executive Officer be a director), the President (should the President be a director) or such other officer of the Corporation as designated by the Board of Directors, or, on the written request of any two directors, by the Secretary, in each case on at least twenty-four (24) hours’ personal, written, telegraphic, cable or wireless notice to each director. Such notice, or any waiver thereof pursuant to Article VIII, Section 3 of these Bylaws, need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for in the certificate of incorporation of the Corporation or these Bylaws. Meetings may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing.

Section 3.7                                      Compensation

Unless otherwise restricted by the certificate of incorporation of the Corporation, the Board of Directors shall have the authority to fix the compensation of directors.

Section 3.8                                      Action Without a Meeting; Telephone Conference Meeting

Unless otherwise restricted by the certificate of incorporation of the Corporation, any action required or permitted to be taken at any meeting of the Board of Directors or any committee designated by the Board of Directors may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of the state of incorporation of the Corporation.

Unless otherwise restricted by the certificate of incorporation of the Corporation, subject to the requirement for notice of meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone connection or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3.9                                      Approval or Ratification of Acts or Contracts by Stockholders

The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the stockholders holding a majority of the issued and outstanding shares of stock of the Corporation entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present) shall be as valid and as binding upon the Corporation and upon all the stockholders as if it has been approved or ratified by every stockholder of the Corporation.

ARTICLE IV
COMMITTEES

Section 4.1                                      Designation; Powers

The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, including, if they shall so determine, an executive committee, with each such committee to consist of one or more of the directors of the Corporation. Except as otherwise provided by the certificate of incorporation of the Corporation or applicable law, any such designated committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution. Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it. In addition to the above, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by the Board of Directors.

Section 4.2                                      Procedure; Meetings; Quorum

Any committee designated pursuant to this Article IV shall keep regular minutes of its actions and proceedings in a book provided for that purpose and report the same to the Board of Directors at its meeting next succeeding such action, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by such committee or the Board of Directors. Should a committee fail to fix its own rules, the provisions of these Bylaws, pertaining to the calling of meetings and conduct of business by the Board of Directors, shall apply as nearly as may be possible. At every meeting of any such committee, a quorum shall be present if a majority of all the members of the committee are present. The affirmative vote of a majority of the members present at a meeting at which there is a quorum shall be necessary for the adoption by it of any resolution.

Section 4.3                                      Substitution and Removal of Members; Vacancies

The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. The Board of Directors shall have the power at any time to remove any member(s) of a committee and to appoint other directors in lieu of the person(s) so removed and shall also have the power to fill vacancies in a committee.

ARTICLE V
OFFICERS

Section 5.1                                      Number, Titles and Term of Office

The officers of the Corporation shall be a Chief Executive Officer, President, Chief Operating Officer, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a General Counsel, a Treasurer, a Secretary, and such other officers as the Board of Directors may from time to time elect or appoint. If the Board of Directors so elects, it may designate the Chairman of the Board, if any, as an officer.

Each officer shall hold office until such officer’s successor shall be duly elected and shall qualify or until such officer’s death or until such officer shall resign or shall have been removed. Any number of offices may be held by the same person, unless the certificate of incorporation of the Corporation provide otherwise. Except for the Chairman of the Board in the case where the Chairman of the Board is designated an officer, no officer need be a director.

Section 5.2                                      Powers and Duties of the Chief Executive Officer

Subject to the direction and control of the Board of Directors, the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to the Chief Executive Officer by the Board of Directors or the Chairman of the Board.

Section 5.3                                      Powers and Duties of the President

Unless the Board of Directors otherwise determines and subject to the authority of the Chief Executive Officer, the President shall have general responsibility for the management and control of the operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to the President by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

Section 5.4                                      Powers and Duties of Chief Operating Officer

Unless the Board of Directors otherwise determines and subject to the authority of the Chief Executive Officer and the President, the Chief Operating Officer shall have general responsibility for the management and control of the operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to the Chief Operating Officer by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

Section 5.5                                      Vice Presidents

Each Vice President shall have such powers and duties as from time to time may be assigned to such Vice President by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or such other officer as designated by the Board of Directors.

Section 5.6                                      General Counsel

The General Counsel shall act as legal advisor to the Corporation. The General Counsel may have one or more staff attorneys and assistants, and may retain other attorneys to conduct the legal affairs and litigation of the Corporation under the General Counsel’s supervision.

Section 5.7                                      Secretary

The Secretary shall keep the minutes of all meetings of the Board of Directors, committees of the Board of Directors and the stockholders, in books provided for that purpose; shall attend to the giving and serving of all notices; may in the name of the Corporation affix the seal of the Corporation to all contracts and attest the affixation of the seal of the Corporation thereto; may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to the Secretary by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or such other officer as designated by the Board of Directors and shall in general perform all acts incident to the office of Secretary, subject to the direction and control of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or such other officer as designated by the Board of Directors.

Section 5.8                                      Treasurer

The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Corporation, and shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to the Treasurer by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or such other officer as designated by the Board of Directors. The Treasurer shall perform all acts incident to the position of Treasurer, subject to the direction and control of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President and such other officer as designated by the Board of Directors; and the Treasurer shall, if required by the Board of Directors, give such bond for the faithful discharge of the Treasurer’s duties in such form as the Board of Directors may require.

Section 5.9                                      Action with Respect to Securities of Other Corporations

Unless otherwise directed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or such other officer as designated by the Board of Directors, together with the Secretary or any assistant Secretary appointed by the Board of Directors shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

Section 5.10                                Delegation

For any reason that the Board of Directors may deem sufficient, the Board of Directors may, except where otherwise provided by statute, delegate the powers or duties of any officer to any other person, and may authorize any officer to delegate specified duties of such office to any other person. Any such delegation or authorization by the Board shall be effected from time to time by resolution of the Board of Directors.

ARTICLE VI
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Section 6.1                                      Indemnification

Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Article VI, Section 2 of these Bylaws, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of

Directors of the Corporation. The right to indemnification conferred in this paragraph of Article VI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VI or otherwise.

The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Corporation) by reason of the fact that the person is or was an employee (other than an officer) or agent of the Corporation, or, while serving as an employee (other than an officer) or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent (i) permitted by the laws of the State of Delaware as from time to time in effect, and (ii) authorized in the sole discretion of the Chief Executive Officer and a Vice President of the Corporation (the Chief Executive Officer and the Vice President so authorizing such indemnification, the “Authorizing Officers”). The Corporation may, to the extent permitted by Delaware law and authorized in the sole discretion of the Authorizing Officers, pay expenses (including attorneys’ fees) reasonably incurred by any such employee or agent in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, upon such terms and conditions as the Authorizing Officers authorizing such expense advancement determine in their sole discretion. The provisions of this paragraph of Article VI shall not constitute a contract right for any such employee or agent.

Section 6.2                                      Suit

If a claim under Article VI, Section 1 of these Bylaws is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of

Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6.3                                      Nonexclusivity of Rights

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation of the Corporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.4                                      Insurance

The Corporation may maintain insurance, at its expense, to protect itself and any director, employee, agent or consultant of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 6.5                                      Savings Clause

If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation, as to costs, charges and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 6.6                                      Definitions

For purposes of this Article VI, reference to the “Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE VII
CAPITAL STOCK

Section 7.1                                      Certificates of Stock

The Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its capital stock shall be uncertificated shares. The certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with that required by law and the certificate of incorporation of the Corporation, as shall be approved by the Board of Directors. Every holder of capital stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, President, a Vice President or such other officer as designated by the Board of Directors and the Secretary or an assistant Secretary or the Treasurer or an assistant Treasurer of the Corporation representing the number of shares (and, if the capital stock of the Corporation shall be divided into classes or series, certifying the class and series of such shares) owned by such stockholder which are registered in certified form; provided, however, that any of or all the signatures on the certificate may be facsimile. The stock record books and the blank stock certificate books shall be kept by the Secretary or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares.

Section 7.2                                      Transfer of Shares

In respect of certificated shares of capital stock, such shares of capital stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender and cancellation of certificates for a like number of shares. Upon surrender to the Corporation or a transfer agent of the Corporation of such certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. In respect of uncertificated shares of capital stock, such shares of capital stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon the compliance with such rules and procedures as may be proscribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or such other officer as designated by the Board of Directors.

Section 7.3                                      Ownership of Shares

The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the state of incorporation of the Corporation.

Section 7.4                                      Regulations Regarding Certificates

The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

Section 7.5                                      Lost or Destroyed Certificates

The Board of Directors may determine the conditions upon which the Corporation may issue a new certificate for shares of capital stock in place of a certificate theretofore issued by it which is alleged to have been lost, stolen or destroyed and may require the owner of such certificate or such owner’s legal representative to give bond, with surety sufficient to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate in the place of the one so lost, stolen or destroyed.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

Section 8.1                                      Fiscal Year

The fiscal year of the Corporation shall begin on the first day of January of each year.

Section 8.2                                      Corporate Seal

The corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of its incorporation, which seal shall be in the charge of the Secretary and shall be affixed to certificates of stock, debentures, bonds, and other documents, in accordance with the direction of the Board of Directors or a committee thereof, and as may be required by law; however, the Secretary may, if the Secretary deems it expedient, have a facsimile of the corporate seal inscribed on any such certificates of stock, debentures, bonds, contract or other documents.

Section 8.3                                      Notice and Waiver of Notice

Whenever any notice is required to be given by law, the certificate of incorporation of the Corporation or under the provisions of these Bylaws, said notice shall be deemed to be sufficient if given (i) by telegraphic, cable or wireless transmission (including by telecopy or facsimile transmission) or (ii) by deposit of the same in a post office box or by delivery to an overnight courier service company in a sealed prepaid wrapper addressed to the person entitled thereto at such person’s post office address, as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing or delivery to courier, as the case may be.

Whenever notice is required to be given by law, the certificate of incorporation of the Corporation or under any of the provisions of these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person, including without limitation a director, at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation of the Corporation or these Bylaws.

Section 8.4                                      Facsimile Signatures

In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

Section 8.5                                      Reliance upon Books, Reports and Records

A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of such person’s duties, be protected to the fullest extent permitted by law in relying upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation.

Section 8.6                                      Application of Bylaws

In the event that any provisions of these Bylaws is or may be in conflict with any law of the United States, of the state of incorporation of the Corporation or of any other governmental body or power having jurisdiction over the Corporation, or over the subject matter to which such provision of these Bylaws applies, or may apply, such provision of these Bylaws shall be inoperative to the extent only that the operation thereof unavoidably conflicts with such law or provision, and shall in all other respects be in full force and effect.

ARTICLE IX
AMENDMENTS

The Board of Directors shall have the power to adopt, amend and repeal from time to time these Bylaws, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal such Bylaws as adopted or amended by the Board of Directors.

EXHIBIT E
TO
AGREEMENT AND PLAN OF MERGER

Part A – Relocation Benefits

All of the following benefits:

A relocation allowance payable in a lump sum cash payment in an amount equal to (i) in the case of a salaried Continuing Spinco Employee, three Months of Pay (as defined in Part B of this Exhibit but determined based on the base monthly rate of pay in effect as of the date of the relocation), or (ii) in the case of an hourly Continuing Spinco Employee, 12 Weeks of Pay (as defined in Part B of this Exhibit but determined based on the scheduled hours of work and rate of pay in effect as of the date of the relocation).

The reasonable costs of shipping the employee’s household goods and personal effects from the employee’s principal residence immediately prior to the time of the relocation (the “prior location”) to the location of the employee’s principal residence immediately after the relocation.  Included is the cost of packing and unpacking the household goods and personal effects, transportation and insurance of those items while in transit, and normal appliance connection at destination.

The actual cost of real estate sales commissions, at a rate not to exceed the standard local sales commission rate, and other reasonable and customary closing costs incurred in the sale of the employee’s primary residence at the prior location.  In addition, if the employee purchases a new primary residence in the area of his relocation within one year after the date of the relocation, then the employee will be reimbursed for the reasonable and customary closing costs incurred by the employee in connection with such purchase (including mortgage points (but not in excess of one total point) and related fees, title company fees, etc.).

The actual cost incurred in terminating a lease or rental obligation for the employee’s primary residence at the prior location in an amount not to exceed one year’s lease.  The lesser of required remaining lease payments or lease cancellation fee will be reimbursed.

Actual reasonable transportation, lodging, meals and miscellaneous expenses for the employee and his spouse, if any, for one trip from the prior location to the area of relocation to search for a new primary residence.

Actual reasonable temporary living expenses in the area of relocation if the employer requires the employee to begin his assignment in the new location prior to the employee having had a reasonable opportunity to secure a new primary residence at the new location.

Part B – Severance Benefits

Salaried Continuing Spinco Employees – One-half Month of Pay per Year of Service, with a minimum of six Months of Pay and a maximum of 12 Months of Pay.  “Month of Pay” means the employee’s base monthly rate of pay, excluding overtime, bonuses, commissions, premium pay, shift differentials, employee benefits, expense reimbursements, and similar amounts.  A

E-1

salaried Continuing Spinco Employee’s base monthly rate of pay shall be determined based upon the highest rate in effect (1) immediately prior to the Effective Time, (2) 60 days prior to the date of such employee’s termination of employment, or (3) the date of such employee’s termination of employment.

Hourly Continuing Spinco Employees – Two Weeks of Pay per Year of Service, with a minimum of 26 Weeks of Pay and a maximum of 52 Weeks of Pay.  “Week of Pay” means the employee’s regular hourly rate of pay multiplied by his regularly scheduled hours per week; provided, however, that if the employee is working a regular rotational schedule immediately prior to his termination of employment, then “Week of Pay” shall mean the sum of such employee’s regular hourly rate of pay multiplied by his regularly scheduled straight-time hours per week plus his regular overtime rate of pay multiplied by his regularly scheduled overtime hours per week.  An hourly Continuing Spinco Employee’s Week of Pay shall be the greatest of the amounts determined to be in effect (1) immediately prior to the Effective Time, (2) 60 days prior to the date of such employee’s termination of employment, or (3) the date of such employee’s termination of employment.

“Year of Service” means each continuous year (365 days) of service with Forest, Spinco, the Company or any of their Subsidiaries without a break in service.  Any fractional or partial Year of Service shall be rounded up to the nearest full year.

Severance benefits are subject to reduction as described in Section 6.8(e) of the Agreement.  Severance benefits shall be paid in a single lump sum cash payment on or before the fifth business day after the release described in Section 6.8(a) or 6.8(e), as applicable, of the Agreement becomes effective. The maximum aggregate severance amount payable by the Company to the Continuing Spinco Employees pursuant to Section 6.8 is $5,370,000.

Part C - Retention Benefits

The maximum amount payable by Spinco or the Company for the payment of, or reimbursement of Forest for, Retention Benefits pursuant to Section 6.8(g) is $2,660,000.

E-2

EXHIBIT F
TO
AGREEMENT AND PLAN OF MERGER

RULE 145 AFFILIATE LETTER

Forest Oil Corporation

707 17th Street, Suite 3600

Denver, Colorado 80202

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of September 9, 2005, is among Forest Oil Corporation, a New York corporation (“Forest”), SML Wellhead Corporation, a Delaware corporation and a wholly owned subsidiary of Forest (“Spinco”), Mariner Energy, Inc., a Delaware corporation (the “Company”), and MEI Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Spinco (the “Merger”).

The undersigned understands that for purposes of Rule 145 promulgated under the Securities Act of 1933 (the “Act”) he may be deemed to be an underwriter with respect to the Shares (as defined below).  The undersigned is delivering this letter of undertaking and commitment pursuant to Section 6.14 of the Merger Agreement.

With respect to such securities of the Company as may be received by the undersigned pursuant to the Merger Agreement (the “Shares”), the undersigned represents to and agrees with the Company that:

A.                                   The undersigned will not make any offer to sell or any sale, transfer or other disposition of all or any part of the Shares in violation of the Act or the rules and regulations thereunder, including Rule 145, and will hold all the Shares subject to all applicable provisions of the Act and the rules and regulations thereunder.

B.                                     The undersigned has been advised that the offering, sale and delivery of the Shares to the undersigned pursuant to the Merger Agreement will be registered under the Act on a Registration Statement on Form S 4.  The undersigned has also been advised and agrees, however, that, since the undersigned may be deemed an underwriter of the Shares, the undersigned may not offer, sell, pledge, hypothecate, transfer or otherwise dispose of any of the Shares except (i) in a transaction permitted by Rule 145 under the Act, or (ii) pursuant to an effective registration statement under the Act or (iii) in a transaction that, in the opinion of counsel, reasonably satisfactory to the Company, is not required to be registered under the Act.

C.                                     The undersigned understands and agrees that neither the Company nor any of its current or future affiliates is under any obligation to register the sale, transfer or other disposition of any Shares by the undersigned or on the undersigned’s behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

D.                                    The undersigned also understands that the Company will give stop transfer instructions to its transfer agents with respect to the Shares and that there will be placed on the certificates for the Shares, or any substitutions therefor, a legend stating in substance:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED TO OR TRANSFERRED TO THE REGISTERED HOLDER AS A RESULT OF A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), MAY APPLY AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (i) IN A TRANSACTION PERMITTED BY RULE 145 UNDER THE ACT, AND AS TO WHICH THE ISSUER HAS RECEIVED REASONABLE SATISFACTORY EVIDENCE OF COMPLIANCE WITH RULE 145, OR (ii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (iii) IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, IS NOT REQUIRED TO BE REGISTERED UNDER THE ACT.”

It is understood and agreed that the legend set forth in paragraph (D) above shall be removed by delivery of substitute certificates without such legend at such time as the Company receives an opinion of counsel reasonably satisfactory to the Company that the undersigned (i) is not an affiliate of and (ii) otherwise may transfer the Shares without restriction under Rule 145(d)(3) of the Act.

If any of the undersigned’s Shares are initially issued to the undersigned in the Merger in other than certificated form, the undersigned agrees that following the Merger the undersigned will have such Shares issued in certificated form so that the legend provided for above may be placed on the certificates.

E.                                      The undersigned also understands that unless the transfer by the undersigned of any Shares has been registered under the Act or is a sale made in conformity with the provisions of Rule 145 under the Act, the Company reserves the right to place the following legend on the certificates issued to any transferee:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY APPLY.  THE SECURITIES HAVE NOT BEEN ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE

IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF SUCH ACT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.

It is understood and agreed that the legend set forth in paragraph (E) above shall be removed by delivery of substitute certificates without such legend at such time as the Company receives an opinion of counsel reasonably satisfactory to the Company that the holder (i) is not an affiliate of the Company and (ii) otherwise may transfer the Shares without restriction under Rule 145(d)(3) of the Act.

The undersigned acknowledges that (i) the undersigned has carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned’s ability to sell, transfer or otherwise dispose of the Shares, to the extent the undersigned felt necessary, with the undersigned’s counsel or counsel for Spinco and (ii) the receipt by the Company of this letter is an inducement and a condition to the Company’s obligation to consummate the Merger.

Execution of this letter shall not be considered an admission on the part of the undersigned that the undersigned is an underwriter of the Shares for purposes of Rule 145 under the Act or as a waiver of any rights the undersigned may have to any claim that the undersigned is not such an underwriter on or after the date of this letter.

Very truly yours,